EXHIBIT 10.4

Deed
Execution Version
Avis Securitisation Restructure No. 3
Umbrella Amending and Accession Deed No. 2

AB Funding Pty Ltd

W T H Pty Ltd

Budget Rent A Car Australia Pty Ltd

BNY Trust (Australia) Registry Limited

Westpac Banking Corporation

Commonwealth Bank of Australia

Bank of America, N.A. (Australia Branch)

MLC Centre Martin Place Sydney NSW 2000 Australia GPO Box 4227 Sydney NSW 2001 Australia Sydney Melbourne Perth Brisbane Singapore	Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000 www.freehills.com DX 361 Sydney Correspondent offices in Hanoi Ho Chi Minh City Jakarta

Contents

1	Definitions and interpretation	4
	1.1 Deed components	4
	1.2 Definitions	4
	1.3 Interpretation	9
	1.4 Incorporated definitions	9
	1.5 Limitation of liability of Security Trustee	10
	1.6 Limitation of liability of the Issuer	10
	1.7 This deed prevails	10
2	Amendments and related matters	10
	2.1 Amendment of the Relevant Documents	10
	2.2 Amendment not to affect validity, rights, obligations	11
	2.3 Confirmations	12
	2.4 Covenants by Westpac, CBA, BANA, WTH and the Issuer	13
	2.5 Security Trust Deed, Share Charge and WTH Charge	14
	2.6 Undertaking by BRAC	15
3	Conditions Precedent	15
	3.1 Conditions Precedent – Westpac, CBA and BANA	15
	3.2 Conditions Precedent – Westpac and CBA	17
	3.3 Conditions Precedent – BANA	18
4	Consents	19
5	General	21
	5.1 Notices	21
	5.2 Governing law and jurisdiction	21
	5.3 Further action	22
	5.4 Costs and expenses	22
	5.5 Stamp duty	22
	5.6 Counterparts	22
	5.7 Attorneys	23
	5.8 BANA Disclosure	23
	Schedules
	Amended and Restated VFC Subscription Agreement	26
	Amended and Restated Security Trust Deed	27
	Amended and Restated VFC Deed Poll	28
	Signing page	29

Umbrella Amending and Accession Deed No. 2

Date ►                    21 September 2011

Between the parties
Issuer	AB Funding Pty Ltd ABN 95 125 104 654 of Level 2, 15 Bourke Road, Mascot, NSW, 2020
Servicer and WTH	W T H Pty Ltd ABN 15 000 165 855 of Level 2, 15 Bourke Road, Mascot, NSW, 2020
BRAC	Budget Rent A Car Australia Pty Ltd ABN 89 007 348 021 of Level 2, 15 Bourke Road, Mascot, NSW, 2020
Security Trustee	BNY Trust (Australia) Registry Limited ABN 88 000 334 636 of Level 2, 35 Clarence Street, Sydney, NSW, 2000 in its capacity as trustee of the trust established under the Security Trust Deed
VFC Subscriber, Existing VFC Holder and Westpac	Westpac Banking Corporation ABN 33 007 457 141 of Level 2, Westpac Place, 275 Kent Street, Sydney, NSW, 2000
VFC Subscriber, Existing VFC Holder and CBA	Commonwealth Bank of Australia ABN 48 123 123 124 of Level 23, 201 Sussex Street, Sydney, NSW, 2000
VFC Subscriber, New VFC Holder and BANA	Bank of America, N.A. (Australia Branch) ABN 51 064 874 531 of Level 63, MLC Centre, 19-29 Martin Place, Sydney, NSW, 2000

Recitals	The parties wish to amend the Relevant Documents in the manner set out in this deed.
This deed witnesses as follows:

1	Definitions and interpretation

1.1	Deed components

This deed includes any schedule.

1.2	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning

BANA Fee Letter	The letter agreement or deed between, among others, WTH, the Issuer and BANA dated on or about the date of this deed
BANA Pricing Supplement	The pricing supplement dated on or about the date of this deed issued under the VFC Deed Poll in relation to the issue of VFCs to BANA.
BRAC Charge	The charge given by BRAC over its assets in favour of the Security Trustee under the deed of charge dated on or about the date of this deed.
CBA Fee Letter	The letter agreement or deed between WTH and CBA dated on or about the date of this deed
CBA Pricing Supplement	The pricing supplement dated 11 April 2011 issued under the VFC Deed Poll in relation to the issue of VFCs to CBA.
Effective Date
The date on or after the date of this deed on which the VFC Subscribers confirm to the Issuer and WTH by written notice in accordance with clause 2.4 that all of the conditions precedent in clause 3 are satisfied (or such other date agreed between the Issuer, WTH and the VFC Subscribers).

Existing VFC
Any VFC held by an Existing VFC Holder immediately prior to the Effective Date on the terms and conditions of the VFC Deed Poll, the Terms and Conditions, the Existing VFC Holder Pricing Supplements and the VFC Subscription Agreement, in each case in their form immediately prior to the amendments to them made by this deed becoming effective or having any effect.

Term	Meaning
Existing VFC Holder	Each of: 1 Westpac; and 2 CBA, in respect of an Existing VFC.
Existing VFC Holder Pricing Supplements	Each of: 1 the Westpac Pricing Supplement; and 2 the CBA Pricing Supplement.
Interest Rate Cap Confirmation	The long form interest rate cap confirmation between, among others, the Issuer and The Royal Bank of Scotland plc dated on or about the date of this deed.
New VFC
Any VFC held by the New VFC Holder on and after the Effective Date on the terms and conditions of the VFC Deed Poll, the Terms and Conditions, the BANA Pricing Supplement and the VFC Subscription Agreement, in each case as amended by this deed.

New VFC Holder	BANA in respect of a New VFC.
Relevant Document	Each of the following: 1 the VFC Subscription Agreement; 2 the Security Trust Deed; and 3 the VFC Deed Poll, together, the Relevant Documents.
Security Trust Deed	The security trust deed dated 22 August 2007 between the Issuer and the Security Trustee.
Share Charge	The charge given by the Lessee over its shares in the Issuer in favour of the Security Trustee under the deed of charge dated 27 August 2007.
VFC Deed Poll	The deed poll entered into by the Issuer dated 24 August 2007.
VFC Subscription Agreement	The agreement dated 24 August 2007 between, among others, the Issuer, WTH and the Existing VFC Holders.

Term	Meaning
Westpac Fee Letter	The letter agreement or deed between WTH and Westpac dated on or about the date of this deed
Westpac Pricing Supplement	The pricing supplement dated 24 August 2007 (as amended on 21 September 2010) issued under the VFC Deed Poll in relation to the issue of VFCs to Westpac.
WTH Charge	The charge given by WTH over its assets (other than the assets charged under the Share Charge) in favour of the Security Trustee under the deed of charge dated 21 September 2010.

1.3	Interpretation

Clauses 1.2 to 1.4 and 1.6 of the Security Trust Deed apply to this deed as if set out in full in this deed, but on the basis that each reference in the Security Trust Deed to “this Deed” is replaced with a reference to “this deed”.

1.4	Incorporated definitions

A word or phrase, other than one defined in clauses 1.2  or 2.6, defined in a Relevant Document has the same meaning when used in this deed provided that, to the extent of any inconsistency, a word or phrase defined in the VFC Subscription Agreement (including a word or phrase incorporated by reference) will prevail.

1.5	Limitation of liability of Security Trustee

Clause 43 of the Security Trust Deed applies to this deed.

1.6	Limitation of liability of the Issuer

Clause 3.5 of the Security Trust Deed applies to this deed.

1.7	This deed prevails

Subject to clause 1.4, each of the parties to this deed agrees that the provisions of this deed will prevail to the extent of any inconsistency between this deed and any other Transaction Document.

2	Amendments and related matters

2.1	Amendment of the Relevant Documents

(a)	On and with effect from the Effective Date:

(1)	the VFC Subscription Agreement is amended and restated as set out in Schedule 1;

(2)	subject to clause 2.1(b), the Security Trust Deed is amended and restated as set out in Schedule 2 (other than clause 2.1 of the Security Trust Deed, which is not reproduced, amended or restated); and

(3)	the VFC Deed Poll is amended and restated as set out in Schedule 3.

(b)	The amendment and restatement of the Security Trust Deed pursuant to clause 2.1(a)(2) does not, and is not intended to, create a Security Interest.

2.2	Amendment not to affect validity, rights, obligations

(a)	The amendment of the Relevant Documents under clause 2.1 does not affect the validity or enforceability of the Relevant Documents or any other Transaction Document.

(b)	Nothing in this deed:

(1)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Relevant Documents or any other Transaction Document before the Effective Date; or

(2)	discharges, releases or otherwise affects any liability or obligation arising under the Relevant Documents or any other Transaction Document before the Effective Date.

2.3	Confirmations

(a)	On and with effect from the Effective Date, each party is bound by the Relevant Documents to which it is expressed to be a party as amended by this deed.

(b)	Each party acknowledges and agrees that this deed is a “Transaction Document” as defined in, and for all purposes under, the Security Trust Deed.

(c)	On and with effect from the Effective Date, the Issuer must:

(1)	issue a New VFC to BANA;

(2)
update the Register (or cause the Register to be updated) to record the issue of the New VFC to BANA and to the extent necessary to otherwise reflect the information required to be contained in the Register in respect of the New VFC held by BANA; and

(3)	provide a copy of an extract of the updated Register to BANA showing details of BANA’s holding of VFCs.

2.4	Covenants by Westpac, CBA, BANA, WTH and the Issuer

(a)
Upon Westpac, CBA and BANA being satisfied, in accordance with clause 3, that the conditions precedent in clause 3 have been satisfied, each of Westpac, CBA and BANA must promptly notify WTH and the Issuer in writing (including by email) of that fact.

(b)
Upon receipt of the notice from each of Westpac, CBA and BANA under clause 2.4(a), WTH and the Issuer must promptly notify the Security Trustee and the other parties to this deed in writing (including by email) of that fact and confirm the actual date which is the Effective Date.

(c)
Notwithstanding clauses 2.4(a) and 2.4(b), if the Issuer, WTH, Westpac, CBA and BANA agree that a particular date is the Effective Date (Agreed Effective Date), WTH and the Issuer must promptly notify the Security Trustee and the other parties to this deed in writing (including by email) of that fact together with confirmation of the date which is the Agreed Effective Date.

2.5	Security Trust Deed, Share Charge and WTH Charge

Without limiting any other confirmation contained in this deed:

(a)	the Issuer confirms that to the best of its knowledge the security it has given to the Security Trustee under the Security Trust Deed remains in full force and effect;

(b)	WTH confirms that to the best of its knowledge the security it has given to the Security Trustee under each of the Share Charge and the WTH Charge remains in full force and effect; and

(c)	BRAC confirms that to the best of its knowledge the security it has given to the Security Trustee under the BRAC Charge remains in full force and effect.

2.6	Undertaking by BRAC

(a)
BRAC undertakes to each Subscriber, unless the Voting Chargee otherwise consents, that it will provide each Subscriber with copies of its unconsolidated audited Financial Statements as soon as practicable (and in any event not later than 180 days) after the close of each of its financial years.

(b)	In this clause 2.6, a word or phrase used in this clause 2.6 has the same meaning as in the VFC Subscription Agreement (including a word or phrase incorporated by reference).

3	Conditions Precedent

3.1	Conditions Precedent – Westpac, CBA and BANA

The Effective Date does not occur until Westpac, CBA and BANA have received all of the following in a form and substance satisfactory to each of them:

(a)	rating confirmation: a written confirmation provided by Moody’s affirming the rating by Moody’s of not less than “Aa2 (sf)” in respect of the obligations of the Issuer;

(b)	BRAC Charge: a copy of the deed of charge to be given by BRAC in favour of the Security Trustee executed by each of BRAC and the Security Trustee;

(c)	Parent Guarantee: a copy of the deed poll to be given by Avis Budget Car Rental, LLC executed by Avis Budget Car Rental, LLC;

(d)	verification certificate: a certificate in relation to:

(1)	the Issuer, given by a director of the Issuer;

(2)	the Servicer, given by a director of the Servicer,

substantially in the form of Annexure A of the VFC Subscription Agreement with the attachments referred to in it and dated not earlier than 10 days before the Effective Date;

(e)	insurance: evidence that the Issuer and Servicer have the following insurance policies, each of which must be current:

(1)	directors and officers insurance; and

(2)	professional indemnity insurance;

(f)
lawyer’s opinion: an opinion of internal legal counsel of Avis Budget Group in favour of CBA, Westpac, BANA and others in relation to the due execution by Avis Budget Car Rental, LLC of the Parent Guarantee; and

(g)	(Interest Rate Cap Confirmation): a copy of the Interest Rate Cap Confirmation executed by each party to it.

3.2	Conditions Precedent – Westpac and CBA

The Effective Date does not occur until:

(a)	this deed and fee letter (Westpac): Westpac has received an original of this deed and the Westpac Fee Letter executed by each party to each of them (other than Westpac); and

(b)	this deed and fee letter (CBA): CBA has received an original of this deed and the CBA Fee Letter executed by each party to each of them (other than CBA);

(c)
lawyer’s opinion: Westpac and CBA have received an opinion of Allens Arthur Robinson in favour of CBA and Westpac and others (other than BANA) in relation to the validity and enforceability of this deed, the BRAC Charge, the Parent Guarantee and the Relevant Documents and the stamp duty issues arising from the transactions contemplated by this deed, the BRAC Charge, the Parent Guarantee and the Relevant Documents and any other relevant Transaction Document.

3.3	Conditions Precedent – BANA

The Effective Date does not occur until BANA has received all of the following in a form and substance satisfactory to it:

(a)	this deed: an original of this deed executed by each party (other than BANA);

(b)	fee letter: an original of the BANA Fee Letter executed by each party to it (other than BANA);

(c)
Vehicles report: a report with respect to all Vehicles owned by the Issuer as at 31 August 2011 which includes details for each Vehicle of its make, manufacturer, description, Book Value and Glass’s Average Value;

(d)	costs and expenses: on demand, the Servicer and the Issuer have jointly or severally reimbursed BANA for its reasonable expenses in accordance with clause 11.5 of the VFC Subscription Agreement;

(e)
lawyer’s opinion: BANA has received an opinion of Mallesons Stephen Jaques in favour of BANA in relation to the validity and enforceability of this deed, the BANA Fee Letter, the BRAC Charge, the Parent Guarantee and the Relevant Documents and the stamp duty issues arising from the transactions contemplated by this deed, the BANA Fee Letter, the BRAC Charge, the Parent Guarantee and the Relevant Documents and any other relevant Transaction Document; and

(f)	other conditions precedent: BANA has received evidence that all other conditions precedent under this deed and the VFC Subscription Agreement have been satisfied.

4	Consents

(a)
For the purposes of clause 11.3 of the VFC Subscription Agreement and clause 28.1 of the Security Trust Deed, the Existing VFC Holders and the New VFC Holder consent to and approve the amendments to the Relevant Documents contemplated by this deed and direct the Security Trustee to enter into this deed and the BRAC Charge.

(b)	For the purposes of clause 37.15 of the Security Trust Deed:

(1)
the consent and approval in clause 4(a), and the execution of this deed, by the Existing VFC Holders and the New VFC Holder constitutes a written resolution of the Voting Chargees in accordance with clause 37.15(a) of the Security Trust Deed; and

(2)
the Security Trustee accepts this deed executed by the Existing VFC Holders and the New VFC Holder, whether in a single instrument or in counterparts, as effective upon receipt of that single instrument or those counterparts in satisfaction of clause 37.15(b) of the Security Trust Deed.

(c)	For the purposes of the Security Trustee entering into this deed, by executing this deed, on and from the Effective Date the Issuer and the Servicer agree, acknowledge and confirm that:

(1)	the Security Trustee will be entitled to the benefit of any rights or powers conferred on it under the Relevant Documents to which it is expressed to be a party as amended by this deed; and

(2)
no amendment to the Relevant Documents to which it is expressed to be a party after the date of this deed will be binding on the Security Trustee unless the Security Trustee has agreed in writing to the amendment.

5	General

5.1	Notices

A notice given under this deed must be given in accordance with the Relevant Documents.

5.2	Governing law and jurisdiction

(a)	This deed is governed by the laws of New South Wales.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

5.3	Further action

Each party must do all things and execute all further documents necessary to give full effect to this deed.

5.4	Costs and expenses

WTH must pay all reasonable costs and expenses of each VFC Subscriber and the Security Trustee in relation to the negotiation, preparation, execution, delivery, stamping and completion of this deed.

5.5	Stamp duty

WTH must pay any stamp duty or similar Tax which is payable in connection with the execution or performance of this deed.

5.6	Counterparts

(a)	This deed may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this deed by signing any counterpart.

5.7	Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

5.8	BANA Disclosure

(a)
Pursuant to the Australian Securities and Investment Commission Class Order 03/1101 under section 911A(2)(1) of the Corporations Act 2001 of Australia, BANA is required to notify each other party to this deed (Notification Party) that it does not hold an Australian Financial Services Licence (AFSL) for the provision of certain financial services and is exempt from the requirement to hold an AFSL in respect of the financial services provided. BANA is regulated by the US Federal Reserve Board and the Office of the Comptroller of the Currency under U.S. laws, whose laws differ from Australian laws.

(b)
In accordance with the Australian Prudential Standard APS 222, BANA is required to notify each Notification Party that, with the exception of BANA, none of the Bank of America Merrill Lynch (BofAML) entities in Australia is authorised as an Authorised Deposit-taking Institution under the Banking Act 1959 of Australia or subject to prudential regulation by the Australian Prudential Regulation Authority (APRA).

(c)	Furthermore, unless expressly stated:

(1)	financial products issued by such Australian BofAML entities, excluding BANA, do not represent liabilities of BANA and the investment performance of such financial products is not guaranteed by BANA;

(2)	financial transactions entered into by such Australian BofAML entities, excluding BANA, do not represent liabilities of BANA and are not guaranteed by BANA; and

(3)	other obligations assumed by such Australian BofAML entities, excluding BANA, do not represent liabilities of BANA and are not guaranteed by BANA.

Schedules

Amended and Restated VFC Subscription Agreement	13
Amended and Restated Security Trust Deed	14
Amended and Restated VFC Deed Poll	15

Schedule 1

Amended and Restated VFC Subscription Agreement

SCHEDULE 1 – UMBRELLA AMENDING AND ACCESSION DEED NO. 2
AMENDED AND RESTATED VFC SUBSCRIPTION AGREEMENT
VFC Subscription Agreement

AB Funding Pty Ltd W T H Pty Ltd BNY Trust (Australia) Registry Limited Westpac Banking Corporation Commonwealth Bank of Australia Bank of America, N.A. (Australia Branch)
AVIS Securitisation
Allens Arthur Robinson Deutsche Bank Place Corner Hunter and Phillip Streets Sydney NSW 2000 Tel 61 2 9230 4000 Fax 61 2 9230 5333 www.aar.com.au

1.	Interpretation	1
	1.1 Definitions	1
	1.2 Relevant document definitions and amendments	8
	1.3 Interpretation	8
	1.4 Obligations several	8
	1.5 Limitation of Liability of Security Trustee	8
	1.6 Limitation of Liability of the Issuer	8
2.	Commitment and Subscription	9
	2.1 Initial Subscription	9
	2.2 Further fundings	9
	2.3 Limit	9
	2.4 Payment of Subscription Amounts	10
	2.5 Termination	10
	2.6 Voluntary termination of Commitment or reduction of Funding Commitment	10
	2.7 Extension of Scheduled Commitment Termination Date	10
	2.8 Use of Subscription Amounts	11
	2.9 VFCs – Cancellation; VFC Register	11
	2.10 Partial repayment	11
	2.11 Letter of Credit	12
3.	Increased Costs and Fees	12
	3.1 Compensation for the Subscribers	12
	3.2 Survival	13
	3.3 Unused Limit Fee	13
4.	Conditions precedent to Subscription	13
	4.1 Conditions precedent to first Subscription	13
	4.2 Conditions precedent to each Subscription	14
5.	Representations and warranties	16
	5.1 Representations and Warranties	16
	5.2 Reliance on Representations and Warranties	17
6.	Undertakings	17
	6.1 General Undertakings	17
	6.2 Further Undertakings by the Issuer	23
	6.3 Register	23
7.	Cashflow Allocation Methodology	23
	7.1 General	23
	7.2 Collection Period and Determination Date Calculations	24
	7.3 Available Income	24
	7.4 Letter of Credit	25
	7.5 Calculation and application of Total Available Funds	25
	7.6 Required Payments (Interest waterfall)	25
	7.7 Principal Payments while Amortisation Event subsisting	26

	7.8 Rounding of amounts	26
8.	Remedies	27
	8.1 Termination	27
	8.2 Other consequences	27
	8.3 Stay of Amortisation Events where Parent Guarantee operating	27
	8.4 Parent Default	27
9.	Assignment and Substitution	28
	9.1 Assignment	28
	9.2 Substitution	28
10.	Interest on overdue amounts	28
	10.1 Accrual	28
	10.2 Payment	28
11.	Miscellaneous	28
	11.1 Notices	28
	11.2 Severability clause	30
	11.3 Amendments	30
	11.4 Survival of representations and indemnities	30
	11.5 Costs and expenses	31
	11.6 Waivers; remedies cumulative	31
	11.7 GST and Taxes	32
12.	Counterparts	32
13.	Governing law and jurisdiction	33
	Schedule 1 Eligibility Criteria and Pool Parameters
	Schedule 2
	Schedule 3
	Market Value Testing Process
	Schedule 4
	Subscription Notice
	Annexure A Verification Certificate
	Annexure B Acceptable manufacturers

Date
24 August 2007 (as amended on 27 March 2008 and as amended with effect from the Effective Date as defined in the Umbrella Amending and Termination Deed and as further amended with effect from the Effective Date as defined in the Umbrella Amending and Accession Deed and as further amended with effect from the Effective Date as defined in the Umbrella Amending and Accession Deed No. 2)

Parties
1.	AB Funding Pty Ltd (ACN 125 104 654) registered in New South Wales of Level 2, 15 Bourke Road, Mascot, NSW, 2020 (the Issuer);
2.	W T H Pty Ltd (ACN 000 165 855) registered in New South Wales of Level 2, 15 Bourke Road, Mascot, NSW, 2020 (WTH);
3.	BNY Trust (Australia) Registry Limited (ACN 000 334 636) of Level 2, 35 Clarence Street, Sydney, NSW, 2000 (the Security Trustee); and
4.	Westpac Banking Corporation (ABN 33 007 457 141) of Level 3, 275 Kent Street, Sydney, NSW, 2000 (Westpac).
5.	Commonwealth Bank of Australia (ABN 48 123 123 124) of Level 23, 201 Sussex Street, Sydney, NSW, 2000 (CBA)
6.	Bank of America, N.A. (Australia Branch) (ABN 51 064 874 531) of Level 63, MLC Centre, 19-29 Martin Place, Sydney, NSW, 2000 (BANA)
Recitals
A	The Issuer may issue VFCs in accordance with this Agreement.
B	The parties have entered into this Agreement to set out the terms upon which the Subscribers will subscribe for VFCs.

It is agreed as follows.

1.	Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.  Definitions in Schedule 2 also apply where used in this Agreement.

AB Funding Obligations has the same meaning as in the Parent Guarantee.

Actual Credit Support means, at any time, the aggregate Book Value of all Eligible Vehicles less the Outstanding Principal Amounts of all VFCs at that time.

Amortisation Event means, subject to clause 8.3, any of the following (unless the event has been waived by the Voting Chargee):

(a)	BRAC, the Issuer or the Lessee, for any reason, is unable to conduct its customary business within Australia;

(b)	a Change in Control in relation to WTH or BRAC occurs;

(c)	an Issuer Event of Default occurs;

(d)
a qualified financial audit result following any financial audit of the Lessee or the Issuer with potential or actual negative implications for the Voting Chargee as determined by the Voting Chargee at its sole discretion;

(e)
the amount available under the Letter of Credit is less than the Required Cash Reserve and the Issuer fails to remedy this difference within 3 Business Days after the date on which the difference arises;

(f)	the Actual Credit Support is less than the Required Credit Support and the Issuer fails to remedy this difference within 3 Business Days after the date on which the difference arises;

(g)	WTH fails to pay any amount when due under the Lease and WTH fails to remedy the non-payment within 3 Business Days after the relevant due date;

(h)
WTH or the Issuer fails to comply with any other obligation under a Transaction Document and that failure is not remedied within 14 days of WTH or the Issuer (as the case may be) becoming aware of that failure and in the reasonable opinion of the Voting Chargee that failure will have a Material Adverse Effect;

(i)	an Insolvency Event occurs in relation to WTH or BRAC;

(j)	a Parent Default occurs;

(k)
there occurs a downgrade or withdrawal of the Designated Rating assigned by the Rating Agency in respect of the obligations of the Issuer under the VFCs and the Designated Rating assigned by the Rating Agency is not restored within 30 days after the date on which the Rating Agency downgraded or withdrew the Designated Rating;

(l)	a Transfer Event occurs;

(m)	the Scheduled Commitment Termination Date occurs and is not extended by all Subscribers.

Australian Dollars or $ means the lawful currency of Australia.

Available Commitment means, at any date, in relation to a Subscriber and an Interest Period, the Funding Commitment in relation to that Subscriber and that Interest Period at that date less the Outstanding Principal Amount of the VFC held by that Subscriber at that date.

Available Income means in respect of a Collection Period, the amount determined under clause 7.3.

Avis Budget Group Member means Avis Budget Car Rental, LLC and any of its Subsidiaries.

Book Value has the meaning in Schedule 2.

BRAC means Budget Rent A Car Australia Pty Ltd (ACN 007 348 021).

Break Costs means for any repayment or prepayment the amount (if any) by which:

(a)	the aggregate of:

(i)	the interest on the amount repaid or prepaid which each VFC Holder should have received (had the repayment or prepayment not occurred); and

(ii)	any other loss suffered by each VFC Holder as a result of the repayment or prepayment,

exceeds:

(b)	the return which each VFC Holder would be able to obtain by placing the amount repaid or prepaid to it on deposit with a Reference Bank,

in each case for the period from the date of repayment or prepayment until the last day of the then current Collection Period applicable to the repaid or prepaid amount, as advised by each VFC Holder in good faith to the Issuer.

Business Day means any day, other than a Saturday, Sunday or public holiday in New South Wales or New Jersey (or in relation to any action to be taken by or in connection with the Letter of Credit, New York), on which banks are open for business in Sydney and Parsippany, New Jersey (and in relation to any action to be taken by or in connection with the Letter of Credit, New York).

Change in Control means in respect of any period:

(a)	in respect of WTH, Avis Budget Car Rental, LLC ceasing to control, directly or indirectly, all of the voting share capital of WTH; and

(b)	in respect of BRAC, Avis Budget Car Rental, LLC ceasing to control, directly or indirectly, all of the voting share capital of BRAC.

Collections means all moneys received by or on behalf of the Issuer under the Transaction Documents.  It includes the Rent and, without double counting, Principal Collections.

Collection Period means a calendar month except that the first Collection Period will be the period commencing on the first Issue Date and ending on (and including) the last day of the calendar month immediately prior to the first Payment Date.  The last Collection Period is the period from (but excluding) the last day of the previous Collection Period to (and including) the date on which the Outstanding Principal Amount of VFCs is reduced to zero.

Commercial Vehicle means a Vehicle that is a utility, van or bus.

Commitment means a Subscriber's obligation under this Agreement to subscribe for or fund any initial Outstanding Principal Amount of the VFCs or any increase in the Outstanding Principal Amount of the VFCs.

Commitment Termination Date means the earlier to occur of:

(a)	the Scheduled Commitment Termination Date; and

(b)	the date of termination of the Funding Commitments under clause 2.5, 2.6 or 8.1(a).

Determination Date means the last day of each calendar month provided that the first Determination Date shall be the first Subscription Date.

Dollar Equivalent means, in relation to an amount expressed in a Foreign Currency at any time, the amount of Australian Dollars determined by translating that amount of Foreign Currency into Australian Dollars at the Exchange Rate for that Foreign Currency at that time.

Eligible Bank means in respect of a bank, such bank's short-term, unsecured, unsubordinated, unguaranteed debt obligations rated at least P-1 from the Rating Agency.

Eligible Vehicle means, at any time, a Vehicle that meets the Eligibility Criteria and Pool Parameters at that time.

Eligibility Criteria and Pool Parameters means the criteria and parameters specified in Schedule 1.

Exchange Rate means, in relation to any Foreign Currency, the spot rate of exchange determined by the Issuer to be the rate of exchange to buy that Foreign Currency with Australian Dollars.

Excluded Tax means a Tax imposed by a jurisdiction on the net income of the recipient of a payment because that recipient has a connection with that jurisdiction but not a Tax:

(a)	calculated by reference to the gross amount of a payment under this Agreement or a VFC (without the allowance of a deduction); or

(b)	imposed because that recipient is taken to be connected with that jurisdiction solely because it is party to a Transaction Document or a transaction under a Transaction Document.

Finance Debt means indebtedness (whether actual or contingent) in respect of money borrowed or raised or other financial accommodation.  It includes indebtedness under or in respect of:

(a)	a Guarantee of such indebtedness or a Guarantee given to a financier;

(b)	a finance lease;

(c)	a swap, option, hedge, forward, futures or similar transaction;

(d)	an acceptance, endorsement or discounting arrangement;

(e)	a redeemable share or redeemable stock; or

(f)	the deferred purchase price (for more than 90 days) of an asset or service,

or an obligation to deliver assets or services paid for in advance by a financier or otherwise relating to a financing transaction.

Financial Statements means:

(a)	a statement of financial performance;

(b)	a statement of financial position; and;

(c)	a statement of cash flow,

together with any notes to those documents and any accompanying reports, statements, declarations and other documents or information.

First Subsequent Subscriber means CBA.

Foreign Currency means US Dollars or any other foreign currency approved by the Subscribers which is freely transferable and convertible into Australian Dollars.

Funding Commitment means:

(a)	in respect of the Initial Subscriber, $125,000,000 (or such other amount as may be agreed between the Initial Subscriber and the Issuer from time to time);

(b)	in respect of the First Subsequent Subscriber, $125,000,000 (or such other amount agreed between the First Subsequent Subscriber and the Issuer from time to time); and

(c)	in respect of the Second Subsequent Subscriber, $125,000,000 (or such other amount agreed between the Second Subsequent Subscriber and the Issuer from time to time),

in each case as reduced under clause 2.6.

Haircut Value means the value for the Vehicles determined in accordance with the methodology set out in Schedule 2.

Indemnified Amounts means any and all damages, losses, claims, liabilities and related costs and expenses including legal costs and expenses on a full indemnity basis.

Initial Subscriber means Westpac.

LC Buffer Amount means, at any time in respect of a Letter of Credit Account maintained in Foreign Currency, the amount in Foreign Currency equal to 10% of the total amount in Foreign Currency standing to the credit of that Letter of Credit Account at that time.

LC Draw means at any Determination Date a drawing made under clause 7.3.

Letter of Credit means:

(a)	a letter of credit issued by an Eligible Bank in favour of the Security Trustee and in a form acceptable to the Voting Chargee;

(b)	cash (in Australian Dollars or a Foreign Currency) retained on deposit in a Letter of Credit Account; or

(c)	any combination of (a) and (b).

Letter of Credit Account means one or more accounts held with one or more Eligible Banks acceptable to the Voting Chargee in the name of the Issuer, and controlled by the Security Trustee.

Material Adverse Effect means, with respect to any event or circumstance, a material adverse effect on:

(a)	the assets, financial condition and operations of the Issuer or the Servicer;

(b)	the ability of the Issuer or the Servicer to perform its obligations under any Transaction Document;

(c)	the validity or enforceability of any Transaction Document or any VFC;

(d)	the status, existence, perfection or priority of a Subscriber’s interest in any VFC or under the Security Trust Deed; or

(e)	the amount of any payment to be made to a Subscriber in accordance with the Transaction Documents or the timing of such payment.

Maximum VFC Amount means, at any time, the maximum amount the Outstanding Principal Amount of the VFCs can be such that there is no breach of the limits in clause 2.3(a), (b) or (c).

Monthly Period means each period commencing on (and including) a Payment Date and ending on (and including) the day immediately before to the next Payment Date.

Obligations has the same meaning as in the Parent Guarantee.

Parent Default means each of the following events:

(a)
Avis Budget Car Rental, LLC fails to comply with any obligation under the Parent Guarantee and that failure is not remedied within 14 days of Avis Budget Car Rental, LLC becoming aware of that failure and in the opinion of the Voting Chargee that failure will have a Material Adverse Effect;

(b)	an Insolvency Event occurs in relation to Avis Budget Car Rental, LLC; or

(c)
a representation or warranty by Avis Budget Car Rental, LLC in the Parent Guarantee is not true in a material respect or is misleading when made or repeated and (if capable of remedy) the relevant circumstances are not remedied within 14 days after the earlier to occur of:

(i)	the date on which Avis Budget Car Rental, LLC becomes actually aware of the relevant circumstances having occurred; and

(ii)	the date written notice is received by Avis Budget Car Rental, LLC from a Beneficiary (as defined in the Parent Guarantee) requesting that the relevant circumstances be remedied.

Potential Amortisation Event means:

(a)
for the purposes of clause 4.2(e), any Amortisation Event referable to paragraphs (a) to (i) inclusive of the definition of Amortisation Event which, with the giving of notice or lapse of time, or both, would become an Amortisation Event; and

(b)	for the purposes of clause 6.1(d)(ii), any Amortisation Event which, with the giving of notice or lapse of time, or both, would become an Amortisation Event.

Potential Event of Default means any event which, with the giving of notice or lapse of time, or both, would become an Issuer Event of Default.

Principal Collections means, in relation to a Collection Period:

(a)	while no Amortisation Event or Issuer Event of Default is subsisting, that part of the Rent that represents the Required Principal Repayment that must be made on the next following Payment Date; and

(b)
otherwise, the aggregate of that part of the Rent that represents the Required Principal Repayment that must be made on the next following Payment Date and the aggregate net proceeds of sale of the Vehicles during that Collection Period.

Reference Bank means:

(a)	Commonwealth Bank of Australia;

(b)	Westpac Banking Corporation;

(c)	National Australia Bank Limited; and

(d)	Australia and New Zealand Banking Group Limited,

or such other person as the Subscribers and the Issuer may agree.

Related Body Corporate has the meaning given in section 50 of the Corporations Act.

Rent has the meaning given in the Lease.

Rent Period has the meaning given in the Lease.

Required Cash Reserve means at any time 6.00% of the Outstanding Principal Amount of VFCs.

Required Credit Support means at any time the sum of:

(a)	the aggregate Book Value of all Eligible Vehicles less the Haircut Value at that time; and

(b)	the amount equal to 6.50% of the Book Value of all Eligible Vehicles at that time.

Required Principal Repayment means on a Payment Date:

(a)
while no Issuer Event of Default or Amortisation Event is subsisting, the amount necessary to ensure that the aggregate Outstanding Principal Amount of VFCs on that Payment Date does not exceed the Maximum VFC Amount; and

(b)
while an Issuer Event of Default or Amortisation Event is subsisting, all of the Total Available Funds other than those amounts comprising any of the Total Available Funds which are required to make the payments under clause 7.6(a) to (c) inclusive.

Scheduled Commitment Termination Date means 24 August 2013 or such later date agreed by all Subscribers pursuant to the terms of clause 2.7.

Second-hand Commercial Vehicle means a Vehicle which is a utility, van or bus and is not acquired new from the manufacturer.

Second-hand Vehicle means a Vehicle which is not acquired new from the manufacturer.

Second Subsequent Subscriber means BANA.

Security Trust Deed means the Security Trust Deed dated 22 August 2007 between the Issuer and the Security Trustee.

Servicing Fee means the fee payable to any Servicer appointed in accordance with the terms of the Transaction Documents.

Subscriber means:

(a)	the Initial Subscriber;

(b)	the First Subsequent Subscriber; and

(c)	the Second Subsequent Subscriber.

Subscription means a subscription or increase in the Outstanding Principal Amount of a VFC made in accordance with this Agreement.

Subscription Amount means, in relation to a Subscriber, the amount determined by the Issuer required to fund:

(a)	the initial Outstanding Principal Amount of the VFC subscribed for by that Subscriber under clause 2.1; or

(b)	the increase in Outstanding Principal Amount of that VFC subscribed for by that Subscriber under clause 2.2,

provided that, the aggregate of those amounts in paragraphs (a) and (b) must not be greater than the Available Commitment of that Subscriber unless otherwise agreed between the Issuer and that Subscriber.

Subscription Date means the date on which:

(a)           a VFC is, or is to be, subscribed for; or

(b)           the Outstanding Principal Amount of any VFC is, or is to be increased,

in accordance with clause 2.

Subscription Notice means:

(a)	with respect to the first Subscription Date for a VFC as contemplated by clause 2.1, the Pricing Supplement for that VFC; and

(b)	with respect to any increase in the Outstanding Principal Amount of a VFC as contemplated by clause 2.2, a written notice substantially in the form of Schedule 4,

or such other form as is agreed from time to time between a Subscriber and the Issuer and otherwise complying with clause 2.1 or clause 2.2 (as applicable).

Subsidiary has the meaning in the Corporations Act 2001.

Tax Agreements has the meaning given in clause 6.1(o).

Total Available Funds has the meaning in clause 7.5.

US Dollars means lawful currency of the United States of America.

Vehicle means each motor vehicle owned by the Issuer from time to time, including any permitted parts and accessories fitted to each motor vehicle and other attached items.

WTH Obligations has the same meaning as in the Parent Guarantee.

1.2	Relevant document definitions and amendments

Words and expressions which are defined in the Security Trust Deed, the VFC Deed Poll (as defined in the Security Trust Deed) or the Terms and Conditions (as defined in the Security Trust Deed) have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Interpretation

Clauses 1.2 to 1.4 (inclusive) and 1.6 of the Security Trust Deed apply to this Agreement as if set out in full, but on the basis that a reference to "this Deed" is a reference to "this Agreement".

1.4	Obligations several

The obligations and rights of each Subscriber under this Agreement are several and:

(a)	failure of a Subscriber to carry out its obligations will not relieve any other Subscriber of its obligations;

(b)	no Subscriber is responsible for the obligations of any other Subscriber; and

(c)	subject to the provisions of the Transaction Documents, each Subscriber may separately enforce its rights under any Transaction Document.

1.5	Limitation of Liability of Security Trustee

Clause 43 of the Security Trust Deed applies to this Agreement.

1.6	Limitation of Liability of the Issuer

Clause 3.5 of the Security Trust Deed applies to this Agreement.

2.	Commitment and Subscription

2.1	Initial Subscription

(a)
On the first Subscription Date in relation to a Subscriber, that Subscriber will, subject to the terms of this Agreement, subscribe for, and the Issuer will issue, a VFC to that Subscriber for an amount not exceeding its Funding Commitment.

(b)
In relation to the first Subscription Date and the first subscription by the Subscriber for, and the first issue by the Issuer of, a VFC and for the purposes of clause 2.1(a), the Pricing Supplement agreed and entered into between that Subscriber and the Issuer will constitute the Subscription Notice for that VFC.

2.2	Further fundings

(a)
The Issuer may require a Subscriber to fund an increase in the Outstanding Principal Amount of its VFC by delivering a Subscription Notice to that Subscriber at any time after the first Payment Date but before the Commitment Termination Date in relation to that Subscriber in accordance with this clause 2.2.

(b)	The Subscription Notice shall specify:

(i)	the Subscription Amount payable by that Subscriber on the proposed Subscription Date; and

(ii)	the proposed Subscription Date.

(c)	The Subscription Notice must be given to a Subscriber:

(i)
where the Subscription Amount is for an amount less than or equal to $50,000,000, not later than 4pm and at least 2 Business Days (or such shorter period as may be agreed between the Issuer and that Subscriber) before the proposed Subscription Date; or

(ii)
where the Subscription Amount is for an amount greater than $50,000,000, not later than 4pm and at least 3 Business Days (or such shorter period as may be agreed between the Issuer and that Subscriber) before the proposed Subscription Date.

(d)	There must not be more than one Subscription Date each week unless otherwise agreed by all of the Subscribers.

(e)
By 2 pm on the Subscription Date, each relevant Subscriber will, subject to the other terms of this Agreement, fund an increase in the Outstanding Principal Amount of the VFC by paying the relevant Subscription Amount specified in the Subscription Notice to the Issuer in accordance with clause 2.4.

2.3	Limit

A Subscriber must not under any circumstances subscribe for a VFC or fund any increase in the Outstanding Principal Amount of its VFC (and the Issuer has no right to issue a Subscription Notice) to the extent that, after giving effect to the Subscription or increase in the Outstanding Principal Amount of that VFC:

(a)	the Outstanding Principal Amount of the VFC subscribed for or held by that Subscriber would exceed the Funding Commitment in relation to that Subscriber; or

(b)	the Actual Credit Support is or would be less than the Required Credit Support; or

(c)	the amount available under the Letter of Credit is or would be less than the Required Cash Reserve.

2.4	Payment of Subscription Amounts

A Subscriber shall, subject to this Agreement, on a Subscription Date pay the required Subscription Amount in respect of that Subscription Date to the Issuer in immediately available funds without set-off or deduction (except if required by law).

2.5	Termination

A Subscriber shall have no obligation to subscribe for a VFC or increase its investment in a VFC on or after the Commitment Termination Date in relation to that Subscriber.

2.6	Voluntary termination of Commitment or reduction of Funding Commitment

The Issuer may, by giving at least 5 Business Days’ prior written notice to each Subscriber, terminate the Funding Commitment in whole or reduce in part the unused portion of the Funding Commitment in relation to each Subscriber, provided that:

(a)	after giving effect to such reduction, the remaining Funding Commitment in relation to each Subscriber will not be less than $50,000,000 unless it is zero; and

(b)	the Funding Commitment in relation to each Subscriber is reduced proportionally.

2.7	Extension of Scheduled Commitment Termination Date

(a)
The Scheduled Commitment Termination Date may be extended to a later date agreed between the Issuer and all Subscribers pursuant to the terms of this clause 2.7 and any additional terms agreed between all Subscribers and the Issuer.

(b)
If the Issuer wants an extension of the Scheduled Commitment Termination Date, it shall give a written request to all Subscribers at least 90 days (or such other shorter time as may be agreed between the Issuer and all Subscribers from time to time) before the then Scheduled Commitment Termination Date in relation to all Subscribers. The written request must specify the proposed new Scheduled Commitment Termination Date.  If all Subscribers agree to the Issuer’s request, each Subscriber shall give a written notice of acceptance to the Issuer no later than 30 days before the Scheduled Commitment Termination Date. The extension to the Scheduled Commitment Termination Date will only become effective once all Subscribers have given a written notice of acceptance to the Issuer in respect of the proposed new Scheduled Commitment Termination Date.

(c)
The Issuer must provide written notice of any such agreed extension to the Rating Agency and the Security Trustee as soon as practicable after the date on which all Subscribers have provided their written notice of acceptance in accordance with paragraph (b) above.

(d)	The Scheduled Commitment Termination Date may be extended more than once under this clause 2.7.

2.8	Use of Subscription Amounts

(a)
Subject to paragraphs (b) and (c), other than as expressly provided in the Transaction Documents or with the prior written consent of the Security Trustee (who must not consent without the written consent of the Voting Chargee), the Issuer represents, warrants and undertakes that:

(i)	it has not incurred and will not incur any Finance Debt other than directly in relation to the Letter of Credit;

(ii)
it has not created or allowed to exist and will not create or allow to exist any Security Interest over any of its assets or undertakings other than under the Security Trust Deed and in accordance with the Transaction Documents;

(iii)
it has not made or received any payment and will not make or receive any payment other than in connection with maintaining its corporate existence and in the ordinary course to the extent necessary or desirable in connection with the proper exercise of its rights and the performance of its obligations under the Transaction Documents;

(iv)	it has not acquired or disposed of any asset and will not acquire or dispose of any asset other than Vehicles in accordance with the Transaction Documents and its ordinary course of business; and

(v)	it has not otherwise conducted any business or entered into any document or transaction and will not conduct any business or enter into any document or transaction.

(b)
Provided no Issuer Event of Default or Amortisation Event has occurred, each Subscriber and the VFC Holders consent to the Issuer using the Subscription Amounts for any purpose which involves or is related to any Avis Budget Group Member and each Subscriber and the VFC Holders agree with the Issuer that they will give all necessary directions to the Security Trustee (if, as, and when required) to give effect to this clause.

2.9	VFCs – Cancellation; VFC Register

A VFC cannot be cancelled by the Issuer unless the VFC Holder confirms to the Issuer in writing that:

(a)	all the moneys payable in relation to the VFC have been fully and finally repaid to the satisfaction of the VFC Holder; and

(b)	it consents to the cancellation of the VFC.

Upon such confirmation from a VFC Holder, the Issuer will immediately cancel that VFC and notify any other VFC Holder.

2.10	Partial repayment

(a)	The Issuer may repay or partially prepay (without penalty or premium) on 5 day's notice to the VFC Holders the VFCs pro rata on a Payment Date provided that:

(i)	immediately following that repayment the Actual Credit Support must not be less than the Required Credit Support;

(ii)	the amount available under the Letter of Credit must not be less than the Required Cash Reserve; and

(iii)	the Issuer has reasonable grounds for believing it will be able to pay the required payments under clauses 7.6(a) to 7.6(e) on the next Payment Date.

(b)
The Issuer may repay or partially prepay on 5 days’ notice to the VFC Holders the VFCs pro rata on a day other than a Payment Date provided that it pays to the VFC Holders any Break Costs incurred by the VFC Holders with respect to that payment.

2.11	Letter of Credit

To the extent the Letter of Credit is held in the form of cash as contemplated under paragraphs (b) or (c) of the definition of Letter of Credit, all money standing to the credit of the Letter of Credit Account will accrue interest at the rate and in the manner which accounts of such type would normally bear and all interest earned on the moneys standing to the credit of the Letter of Credit Account must be paid by the Security Trustee to or at the instructions of the Issuer.  Subject to clauses 2.3(c), 2.10(a)(ii) and 7.4(a), to the extent the Letter of Credit is greater than the Required Cash Reserve and prior to an Amortisation Event or Issuer Event of Default, the Security Trustee must withdraw amounts held in the Letter of Credit Account in excess of that Required Cash Reserve and transfer them to or at the instructions of the Issuer.

3.	Increased Costs and Fees

3.1	Compensation for the Subscribers

If any change in law or in the interpretation or application of any law (after the date of this Agreement) or if compliance with any applicable law, guideline, direction, request or requirement (whether or not having the force of law but if not having the force of law only to the extent it is the practice of responsible entities to comply with them) of the Reserve Bank of Australia, the Australian Prudential Regulation Authority or of any other Government Agency (including, without limitation, any guideline, direction, request or requirement relating to the capital adequacy, reserve, liquidity or deposit requirements of banks or a class of banks, the classification or allocation of capital of banks or a class of banks or the prudential supervision of banks or a class of banks) introduced or changed after the date of this Agreement will:

(a)	increase, directly, the cost to a Subscriber of providing or maintaining financial accommodation in connection with this Agreement;

(b)	reduce, directly, the amount of any payment made to or payable to or for the account of a Subscriber in connection with this Agreement;

(c)	reduce, directly, the effective return to a Subscriber in connection with this Agreement; or

(d)
impose, directly, a cost on a Subscriber resulting from its participation in the transactions contemplated by this Agreement, including, without limitation, funding any purchase of or increase in investment of any VFCs, that Subscriber and the Issuer, shall negotiate in good faith to avoid or reduce the effect of such change, failing which the Issuer:

(i)	can repay the VFCs in full or partially prepay in accordance with clause 2.10; and

(ii)
shall from time to time pay to that Subscriber upon demand such amounts as necessary to compensate that Subscriber for such increased cost or reduction of payment or effective return, on and from the date that increased cost or reduction is incurred or suffered.

3.2	Survival

The Issuer’s obligations under clause 3.1 survive the termination of this Agreement.

3.3	Unused Limit Fee

The Issuer shall pay each Subscriber an unused limit fee during each Monthly Period.  The unused limit fee payable to each Subscriber shall be equal to 1.125% per annum of the average Available Commitment of that Subscriber during that Monthly Period.  The unused limit fee shall be payable in arrears to each Subscriber in same day funds on the next following Payment Date after the end of that Monthly Period.

4.	Conditions precedent to Subscription

4.1	Conditions precedent to first Subscription

The obligation of a Subscriber to subscribe for a VFC shall be subject to that Subscriber having received in form and substance reasonably satisfactory to it on or before the first Subscription Date:

(a)	(verification certificate) a certificate given by a director in relation to:

(i)	the Issuer; and

(ii)	the Servicer,

substantially in the form of Annexure A with the attachments referred to in it and dated not earlier than 10 days before the first Subscription Date;

(b)	(documents)

(i)	duly executed counterparts of this Agreement and each other Transaction Document;

(ii)	a certified copy of the tax sharing agreement and tax funding agreement of the Australian tax group to which the Issuer and WTH are both parties;

(c)
(lawyers’ opinions)  an opinion of Allens Arthur Robinson in relation to the validity and enforceability of certain Transaction Documents and the tax and stamp duty issues arising from the transactions contemplated by the Transaction Documents;

(d)	(Power of Attorney) an executed power of attorney from the Lessee and BRAC in favour of the Security Trustee to facilitate transfer of registration of the Vehicles;

(e)	(rating) a rating by the Rating Agency of not less than “Aa2 (sf)” in respect of the obligations of the Issuer;

(f)	(other documents) all other documents reasonably requested by each Subscriber; and

(g)	(other conditions precedent) evidence that any conditions precedent specified in any other Transaction Documents have been satisfied.

4.2	Conditions precedent to each Subscription

The obligations of a Subscriber to subscribe for a VFC or to fund any increase in the Outstanding Principal Amount of its VFC shall be subject to the further conditions precedent that, on each Subscription Date the following statements shall be true (and the Issuer in respect of clause 4.2(a)(i) and (iii), (b), (c), (d), (e), (g), (h), (i) and (j) and the Servicer in respect of clause 4.2(a)(ii) and (iii) and (h) shall, by virtue of accepting any Subscription Amount be deemed to have certified that):

(a)	(representations true)

(i)
in the case of the Issuer, its representations and warranties in clauses 2.8 and 5.1 are true as of such day as though they had been made at that date in respect of the facts and circumstances then subsisting;

(ii)
in the case of the Servicer, its representations and warranties in clause 5.1 and clause 2.1 of the Servicing Agreement are true as of such day as though they had been made at that date in respect of the facts and circumstances then subsisting; and

(iii)
in the case of the Issuer and the Servicer, it has complied with all of its material obligations under the Transaction Documents (and excluding any non-compliance which has been waived by the Subscribers);

(b)	(no default) no event has occurred and is subsisting or would result from such Subscription, that constitutes an Issuer Event of Default or Potential Event of Default;

(c)	(limits) after paying the Subscription Amount, the limits in clause 2.3 will not be breached;

(d)	(Commitment Termination Date) the Commitment Termination Date has not occurred;

(e)
(Potential Amortisation Event, Amortisation Event or Issuer Event of Default)  no Potential Amortisation Event, Amortisation Event referable to paragraphs (a) to (i) inclusive of the definition of Amortisation Event or Issuer Event of Default has occurred and is subsisting;

(f)	(rating) there has been no downgrade or withdrawal of the Designated Rating assigned by the Rating Agency in respect of the obligations of the Issuer under the VFCs;

(g)	(Subscription Notice) the relevant Subscriber has received a Subscription Notice and each other Subscriber has received a Subscription Notice:

(i)	on the same terms (except as to the identity of the relevant Subscriber); and

(ii)	specifying an identical Subscription Amount;

(h)	(insurance) the Subscriber has received evidence that the Issuer and Servicer have the following insurance policies, each of which must be current:

(i)	directors and officers insurance; and

(ii)	professional indemnity insurance;

(i)	(obligations) the Subscriber has received written confirmation that the Issuer will have sufficient funds available to enable it to comply with its obligations under the Transaction Documents; and

(j)	(Other documents) the Subscriber has received in form and substance satisfactory to it, all other documents (including any legal opinions) reasonably requested by that Subscriber.

5.	Representations and warranties

5.1	Representations and Warranties

Each of the Issuer and the Servicer makes the following representations and warranties with respect to itself:

(a)
(incorporation and existence) it has been incorporated as a company limited by shares in accordance with the laws of its place of incorporation set out in this Agreement, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted;

(b)	(power) it has power to enter into the Transaction Documents to which it is a party and observe its obligations under them;

(c)
(no contravention or exceeding power) the Transaction Documents to which it is a party and the transactions under them which involve it do not contravene its constituent documents (if any) or any law, directive or obligation by which it is bound or to which any of its assets are subject, or cause a limitation on its powers or the powers of its directors to be exceeded;

(d)
(authorisations) it has in full force and effect the authorisations necessary for it to enter into the Transaction Documents to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced;

(e)
(validity of obligations) its obligations under the Transaction Documents are valid and binding and are enforceable against it in accordance with their terms except, as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

(f)	(benefit) it benefits by entering into the Transaction Documents to which it is a party;

(g)
(accounts) its most recent audited Financial Reports last given to each Subscriber are a true and fair statement of its financial position as at the date on which they are prepared and disclose or reflect all its actual and contingent liabilities as at that date;

(h)	(solvency) there are no reasonable grounds to suspect that it or any of its Related Bodies Corporate is unable to pay its debts as and when they become due and payable;

(i)	(not a trustee) it does not enter into any Transaction Documents as trustee;

(j)
(litigation) there is no current, pending or (to its knowledge) threatened proceeding affecting it or any of its Subsidiaries or any of its assets before a court, Governmental Agency, commission or arbitrator except those in which a decision against it or the Subsidiary (either alone or together with other decisions) would not have a Material Adverse Effect;

(k)
(default under law – Material Adverse Effect) neither it nor any of its Subsidiaries is in breach of a law or obligation affecting any of them or their assets in a way which is in itself or is likely to have a Material Adverse Effect;

(l)
(no material change) there has been no change in its financial position since the date on which its Financial Reports last given to each Subscriber were prepared which in itself is, or is likely to have or result in, a Material Adverse Effect;

(m)
(true and accurate information) all information provided by it to each Subscriber in connection with the Transaction Documents (other than forecasts and projections) was true and accurate in all material respects and was not in light of the circumstances under which they were made, by wilful omission, or otherwise, misleading in any material respect at the date it was provided;

(n)
(corporate authorisations) it has taken or will have taken on a timely basis all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is expressed to be a party and to carry out the transactions contemplated by those documents;

(o)	(Authorisations) each Authorisation which is required in relation to:

(i)	the execution, delivery and performance by it of Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of Transaction Documents to which it is expressed to be a party; and

(iii)	its business as now conducted or contemplated and which is material (including under any consumer credit legislation),

has been, or will be (on a timely basis) obtained or effected.  Each Authorisation is (or will be) in full force and effect.  It has complied (or will comply) with each of them.  It has paid (or will pay) all applicable fees for each of them;

(p)
(agreements disclosed) each document or agreement which is material to the Transaction Documents or which has the effect of varying a Transaction Document or the rights of a Subscriber under a Transaction Document has been disclosed to each Subscriber in writing;

(q)	(copies of documents) all copies of documents (including any audited accounts and Authorisations) given by it or on its behalf to each Subscriber are true and complete copies;

(r)	(law) it has complied with all laws (including any consumer credit legislation) binding on it where breach would have a Material Adverse Effect;

(s)
(Taxes) it has filed all Tax returns which it is (or has been) required to file and has paid all Taxes as shown on such returns and on all assessments received by it to the extent that such Taxes have become due; and

(t)	(no Security Interests) the Issuer acquired good title to the Vehicles in good faith, without notice of any adverse claim and free of any Security Interests.

5.2	Reliance on Representations and Warranties

The Issuer acknowledges that each Subscriber has entered into this Agreement and will pay any Subscription Amount, in reliance on the representations and warranties made by the Issuer in clauses 2.8 and clause 5.1.

6.	Undertakings

6.1	General Undertakings

Each of the Issuer and the Servicer undertakes as follows unless the Voting Chargee otherwise consents.

(a)	(corporate reporting and information) It will provide each Subscriber with:

(i)	(annual accounts) as soon as practicable (and in any event not later than 180 days) after the close of each of its financial years copies of its unconsolidated audited Financial Statements;

(ii)
(annual consolidated accounts)  as soon as practicable (and in any event not later than 180 days) after the close of each financial year copies of the consolidated audited balance sheet and profit and loss account of Avis Budget Car Rental, LLC;

(iii)	(Government Agency) promptly, any notice, order or material correspondence from or with a Government Agency which would have a Material Adverse Effect;

(iv)	(Security Interests) promptly, notice in reasonable detail of any Security Interest asserted against any of the Vehicles;

(v)
(breach)  as soon as reasonably practicable, notice of the occurrence of any breach by it of any of its covenants in this Agreement or any other Transaction Document or notice that any representation or warranty made by it under this Agreement or any other Transaction Document becomes untrue;

(vi)	(litigation) promptly, notice of any litigation or proceeding affecting it:

(A)	in which the amount involved is $1,000,000 or more and not covered by insurance; or

(B)	in which injunctive or similar relief is sought,

which in either case, would have a Material Adverse Effect; and

(vii)
(monthly Eligible Vehicle report) in the case of the Servicer only, a monthly report in the form agreed between all Subscribers and the Servicer in respect of the Eligible Vehicles that provides, amongst other things, portfolio details as agreed between all Subscribers and the Servicer referable to the Eligibility Criteria and Pool Parameters (and including the number of Eligible Vehicles whose age is over the maximum age for that type of Eligible Vehicle and sales and/or disposal summaries for Eligible Vehicles for the month to which the report relates;

(viii)
(other information)  promptly, from time to time, such other information, documents, records or reports relating to the Vehicles or the conditions or operations, financial or otherwise, of the Issuer or the Servicer as a Subscriber may from time to time reasonably request in order to protect the interests of that Subscriber under any Transaction Document.

(b)
(accounting principles)  It will ensure that each unconsolidated audited Financial Statement provided to a Subscriber under paragraph (a)(i) and each balance sheet and profit and loss account provided to the Subscribers under paragraph  (a)(ii):

(i)
complies with accounting principles and practices generally accepted in Australia (in the case of each Financial Statement provided under paragraph (a)(i)) and the United States of America (in the case of each balance sheet and profit and loss account provided under paragraph (a)(ii)) consistently applied except to the extent disclosed in them and with all applicable laws; and

(ii)
gives (in accordance with applicable legal and accounting requirements) a true and fair view of its state of affairs and the result of its operations at the date, and for the period ending on the date, to which those statements are prepared.

(c)	(Authorisations) It will ensure that each Authorisation required for:

(i)	the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents and the effectiveness and priority of the Security Trust Deed; and

(iii)	the carrying on by it of its business as now conducted or contemplated,

is, or will be, obtained and promptly renewed and maintained in full force and effect.  It will pay all applicable fees for them.  It will on request provide copies as soon as possible to each Subscriber when they are obtained or renewed.

(d)	(notice to each Subscriber) It will notify each Subscriber and the Rating Agency (in respect of sub-paragraphs (i), (ii) and (iv)) as soon as it becomes aware of:

(i)	any Issuer Event of Default or Potential Event of Default;

(ii)	any Amortisation Event or Potential Amortisation Event together with details of the nature of that event;

(iii)
any change in its Authorised Officers, giving specimen signatures of any new Authorised Officer appointed, and, where reasonably requested by each Subscriber, evidence satisfactory to that Subscriber of the authority of any Authorised Officer;

(iv)	in the case of the Servicer only, any breach of any representation or warranty made or repeated by the Servicer in any Transaction Document.

(e)	(negative pledge) It will not:

(i)	in the case of the Issuer, create or permit to subsist a Security Interest over any Vehicle or any of its other assets other than as expressly provided in the Transaction Documents; or

(ii)	in the case of the Servicer, create or permit to subsist a Security Interest over any Vehicle which has been leased to it by the Issuer in accordance with the Lease.

(f)
(corporate existence)  It will do everything necessary to maintain its corporate existence in good standing.  It will not transfer its jurisdiction of incorporation or enter any merger or consolidation, except for the purposes of a solvent reconstruction, merger or amalgamation, where to do so would not have a Material Adverse Effect.

(g)	(compliance with law) It will comply fully with all material laws binding on it.

(h)	(pay Taxes) It will pay all Taxes payable by it when due, but:

(i)	it need not pay Taxes for which it has sufficient resources to pay and which are being contested in good faith, except where failure to pay those Taxes would have a Material Adverse Effect; and

(ii)	it will pay contested Taxes which it is liable to pay on the final determination or settlement of the contest.

(i)	(change of business)

(i)	It will not cease or materially change its business without the consent of each Subscriber.

(ii)
It will not take action whether by acquisition or otherwise which alone or in aggregate would materially alter the nature of its business taken as a whole where to do so would have a Material Adverse Effect.

(iii)
It will not dissolve, liquidate, consolidate with or merge with, or otherwise acquire all or any substantial portion of the ownership interest, assets, or properties of any corporation, partnership, limited liability company or other entity where to do so would have a Material Adverse Effect.

(j)	(Transaction Documents and other material documents)

(i)	It will comply with its material obligations under the Transaction Documents.

(ii)
Subject to the terms of any Transaction Document, it will not amend any Transaction Document without the written agreement of the Security Trustee, who must not consent without the written consent of each Subscriber.  It will provide notice of any such amendments to the Rating Agency.

(iii)
In the case of the Issuer only, it will not enter into a Hedge Agreement with any person (other than a Subscriber or The Royal Bank of Scotland plc) without the approval of each Subscriber (such approval not to be unreasonably withheld or delayed).

(k)	(new Servicer) It will not appoint a new Servicer under the Servicing Agreement without the prior written approval of the Voting Chargee and prior written notice to the Rating Agency.

(l)
(procedures)  The Servicer will ensure that it has appropriately documented policies and procedures governing the acquisition, ongoing management, servicing and disposal of Vehicles.  Any material changes to the usual business practices of the Lessee and the Lessor as applicable must be approved in writing by each Subscriber.

(m)	(Operational Review)

(i)
The Servicer and Issuer will permit each Subscriber to review and conduct reviews of the performance of the Issuer and the Servicer (or any of their respective agents, delegates, sub-contractors and/or representatives) under the Transaction Documents, which review may include inspecting the books and records of the Issuer and Servicer in relation to the Vehicles, provided that the Subscribers shall give not less that 5 Business Days prior written notice to the Issuer and Servicer of any such review (an Operational Review).

(ii)
The Operational Review will not be conducted more frequently than semi-annually, unless a Subscriber has reasonable grounds to believe that the Issuer or the Servicer has breached any of its obligations under the Transaction Documents or that any of the Issuer's or Servicer's representations or warranties were not correct when they were made.  If there are such reasonable grounds, the relevant Subscriber will have the right to conduct an Operational Review (Precautionary Operational Review) following 2 Business Days' notice to the Issuer and the Servicer.

(iii)
An Operational Review (including any Precautionary Operational Review) will be conducted by a suitably qualified expert selected by the relevant Subscriber or by an employee of the relevant Subscriber.

(iv)	The costs incurred in relation to any Operational Review and any Precautionary Operational Review will be borne as follows:

(A)	by the relevant Subscriber for any Operational Review that is not a Precautionary Operational Review; and

(B)
by the relevant Subscriber in the case of any Precautionary Operational Review, unless the Precautionary Operational Review discloses that the Issuer or the Servicer has breached any of its obligations under the Transaction Documents in a material respect or that any of the Issuer's or the Servicer's representations or warranties were not correct when they were made in which case, subject to paragraph (v), the Issuer or the Servicer (as the case may be) must reimburse on demand that Subscriber’s reasonable costs of such Precautionary Operational Review.

(v)
Notwithstanding any other provision in this clause 6.1(m), where any Operational Review or Precautionary Operational Review is conducted by an employee of the relevant Subscriber, the Issuer or the Servicer (as the case may be) will not be required to reimburse that Subscriber for any cost that Subscriber may incur in connection with any such Operational Review or Precautionary Operational Review.

(vi)
In connection with this clause 6.1(m), each of the Servicer and the Issuer agree to cooperate with the Subscribers in the completion of an Operational Review (including any Precautionary Operational Review), including by providing the books and records of the Issuer and the Servicer in relation to the Vehicles at the time specified in the notice from the Subscribers as being when the Operational Review (including any Precautionary Operational Review) will occur.

(n)
(independent director)  The Servicer and the Issuer shall ensure that the board of directors of the Issuer always will include an independent director that satisfies the criteria published from time to time by the Rating Agency in relation to the independence of directors, including that a director has not in the five years preceding his or her appointment been:

(i)	a direct or indirect legal or beneficial owner in the Issuer, any Associate of the Issuer or a Subscriber (excluding de minimis (of small things) ownership interests);

(ii)	a creditor, supplier, employee, manager, or contractor for or of the Issuer;

(iii)
a creditor, supplier, employee, director, family member, manager, or contractor for, or of any Associate of, the Issuer (except, in the case of any director who is an independent director of another special purpose entity, the Issuer; and

(iv)
a person who controls (whether directly, indirectly, or otherwise) any part of the Issuer, its Associate or a Subscriber, or any creditor, supplier, employee, director, family member, manager, or contractor for any of the Issuer, its Associates or a Subscriber, or any creditor, supplier, employee, director, family member, manager, or contractor for any of the Issuer, its Associates or a Subscriber.

The Issuer further undertakes that the independent director shall form a part of the quorum for a board meeting in relation to the proposed initiation of voluntary administration or winding-up proceedings in respect of the Issuer.

(o)
(Tax Funding)  Each of the Servicer and the Issuer shall pay all amounts required to be paid by it in accordance with the agreement entitled "Cendant Australia Group Tax Funding Agreement" dated 8 June 2005 between Avis Management Pty Ltd and each entity named in schedule 1 to it (including WTH) together with the deed entitled "Adherence Deed – Tax Funding Agreement" dated 28 June 2007 between Avis Management Pty Ltd, the Issuer and each entity named in schedule 1 to it (including WTH) (the Tax Agreements). Each of the Servicer and the Issuer will not without the prior written consent of the Security Trustee and the Voting Chargee enter into or amend the Tax Agreements where the entry into the amendment or the amendment would have a Material Adverse Effect.

(p)	(SPE) Without limiting any other provision of the Transaction Documents, the Issuer shall not:

(i)	grant any consent or waiver of or agree to amend the VFCs or other Transaction Documents other than in accordance with the Security Trust Deed;

(ii)	release any party to a Transaction Document from its duties or obligations under any Transaction Document;

(iii)	engage in any business other than as contemplated by the Transaction Documents;

(iv)	amend its constitution;

(v)	have any subsidiaries;

(vi)	have any employees;

(vii)	enter into any lease in respect of, or own, premises;

(viii)	issue any securities (other than the VFCs) or redeem any of its securities (other than as expressly permitted by the terms of the Transaction Documents);

(ix)	incur any Finance Debt other than in accordance with the Transaction Documents;

(x)	enter into any reorganisation, amalgamation, merger, consolidation or anything analogous thereto;

(xi)	take any action that would impair the rank, validity or effectiveness of the Security Trust Deed or the Charge, except as permitted thereby; or

(xii)
sell, assign, exchange, convey, transfer or otherwise dispose of, or grant any Security Interest over, all or a substantial part of its properties or assets (in one or a series of transactions), other than as contemplated in the Transaction Documents.

(q)	(non petition by the Servicer) Until the Outstanding Principal Amount of the VFCs is reduced to zero, the Servicer must not apply for the winding-up, dissolution or administration of the Issuer.

(r)	(amortisation due to Amortisation Event)

(i)	Subject to sub-paragraph (ii) below, if an Amortisation Event occurs and is subsisting, the Issuer shall repay the VFCs in accordance with clause 7.7 such that:

(A)
within three months after the date on which that Amortisation Event occurred the Outstanding Principal Amount of the VFCs is not more than 70% of the Outstanding Principal Amount of the VFCs as at the date on which that Amortisation Event occurred;

(B)
within six months after the date on which that Amortisation Event occurred the Outstanding Principal Amount of the VFCs is not more than 25% of the Outstanding Principal Amount of the VFCs as at the date on which that Amortisation Event occurred; and

(C)	within twelve months after the date on which that Amortisation Event occurred the Outstanding Principal Amount of the VFCs is reduced to zero.

(ii)
If an Amortisation Event occurs and is subsisting (the First Amortisation Event) and subsequently another Amortisation Event occurs (whether the same or a different Amortisation Event) (the Subsequent Amortisation Event), sub-paragraph (i) above will only apply in relation to the First Amortisation Event and all references in sub-paragraph (i) above to an Amortisation Event will be a reference to such First Amortisation Event.

(s)
(age of Eligible Vehicles)  Until the Outstanding Principal Amount of the VFCs is reduced to zero, the Issuer will ensure that Eligible Vehicles which are more than 24 months old constitute no more than 30.0% of all Eligible Vehicles (by Book Value).

(t)
(insurance)  It will maintain at all times, the following insurance policies, each of which must be current, issued by reputable insurers approved by each Subscriber and for an amount not less than the amount of the relevant insurance policy as at the date of this Agreement:

(i)	general insurance relating to its business and assets;

(ii)	directors and officers insurance; and

(iii)	professional indemnity insurance.

6.2	Further Undertakings by the Issuer

The Issuer further undertakes as follows.

(a)
(information)  It will provide to the Subscribers promptly, from time to time, any other information, documents, records or reports received by it under the Lease or the Servicing Agreement which would have a Material Adverse Effect.

(b)
(approvals)  It shall not, without the prior written approval of the Voting Chargee waive any material breach by the Lessee or the Servicer of any of their obligations under a Transaction Document.  It shall provide notification of any waivers to the Rating Agency.

(c)	(disposal of Vehicles) It will not at any time during the period from the date of this agreement to (and including) the Scheduled Commitment Termination Date:

(i)	own any Vehicle (which is not a Commercial Vehicle) that has an age of more than 4 years after the date of its manufacture; or

(ii)	own any Vehicle (which is a Commercial Vehicle) that has an age of more than 5 years after the date of its manufacture.

(d)
(rating)  If there is a downgrade or withdrawal of the Designated Rating assigned by the Rating Agency in respect of the obligations of the Issuer under the VFCs, the Issuer must use its reasonable endeavours to take such action or implement such structural or other solutions as are necessary to overcome the effect of that downgrade or withdrawal (so that the Designated Rating assigned by the Rating Agency will be maintained) within 30 days after the date on which the Rating Agency downgraded or withdrew the Designated Rating.

6.3	Register

(a)	The Servicer must send a copy of the Register to the Security Trustee each month on the Payment Date.

(b)	The Security Trustee shall hold each copy of the Register it receives under clause 6.3(a) and provide a copy to each VFC Holder on request.

7.	Cashflow Allocation Methodology

7.1	General

Prior to the occurrence of an Issuer Event of Default, the Collections and any other amounts standing to the credit of the Collection Account and amounts otherwise available to the Issuer will be allocated by the Issuer and paid in accordance with the clauses below.  Following an Issuer Event of Default, the priority of payments will be governed by the Security Trust Deed.

7.2	Collection Period and Determination Date Calculations

(a)
The Servicer will collect all Collections on behalf of the Issuer during each Collection Period and will arrange for the Collections to be deposited in the Collection Account not later than 11:00am on the date on which the Issuer is required to make payments from those Collections.  On each Determination Date, based on information available to it to do so the Servicer will calculate or otherwise ascertain:

(i)	the Available Income;

(ii)	any LC Draw;

(iii)	the Collections;

(iv)	the Expenses of the Issuer;

(v)	the Principal Collections;

(vi)	the Total Available Funds; and

(vii)	all other calculations necessary to make allocations and distributions under this clause 7.

(b)
To the extent that it is reasonably practicable for it to do so, the Servicer will give such assistance to the Subscribers (including by the supply of data and other information readily available to it) as will enable the Subscribers to confirm each of the calculations referred to in this clause 7.

7.3	Available Income

(a)	On each Determination Date, the Available Income shall be calculated by the Servicer (without double counting) as follows:

(i)	the Rent received in the immediately preceding Rent Period; plus

(ii)	any payments due to be received by the Issuer under the Hedge Agreement on the next Payment Date; plus

(iii)	any interest income received by or on behalf of the Issuer during that Collection Period in respect of moneys credited to the Collection Account in relation to the Issuer; plus

(iv)	all other amounts received by or on behalf of the Issuer in the nature of income.

(b)
If on any Determination Date there is not sufficient Available Income to make the payments under clause 7.6(a)-(e) (inclusive) the Servicer shall direct the Security Trustee to make a drawing under the Letter of Credit and/or a withdrawal from a Letter of Credit Account for a Dollar Equivalent amount equal to that shortfall, and the Security Trustee shall comply with that direction.

(c)
If the Letter of Credit (as contemplated in paragraphs (a) or (c) of the definition of “Letter of Credit”) is due to expire and is not being extended or replaced by another such Letter of Credit, the Issuer must on or before that expiry either:

(i)
direct the Security Trustee to make a drawing under the Letter of Credit contemplated in paragraphs (a) or (c) of the definition of “Letter of Credit” for a Dollar Equivalent amount equal to the Required Cash Reserve less any amount at that time standing to the credit of each Letter of Credit Account (the “LC Deposit Amount”), in which case the Security Trustee shall comply with that direction and deposit the LC Deposit Amount into the Letter of Credit Account; or

(ii)	deposit into a Letter of Credit Account a Dollar Equivalent amount equal to the LC Deposit Amount.

Thereafter a reference in this Agreement to drawing under the Letter of Credit contemplated in paragraphs (a) or (c) shall be taken to be a reference to drawing on a Letter of Credit Account.

(d)	If the Letter of Credit expires the Servicer shall direct the Security Trustee to notify the Rating Agency and the Security Trustee shall do so.

7.4	Letter of Credit

(a)	The Servicer must, at all times, ensure that the Letter of Credit is available for a Dollar Equivalent amount which is not less than the Required Cash Reserve.

(b)	When the VFCs have been cancelled in accordance with this Agreement the Security Trustee will promptly return the Letter of Credit to the Issuer.

(c)
If at any time the Servicer maintains all or any part of the Letter of Credit in the form of cash in a Foreign Currency on deposit in a Letter of Credit Account, the Servicer must at all times during the maintenance of that Letter of Credit Account ensure that an amount equal to the LC Buffer Amount is also deposited into that Letter of Credit Account.  The LC Buffer Amount shall not be taken into consideration or taken to form any part of the Letter of Credit for the purposes of determining whether the requirement in clause 7.4(a) is satisfied, but the LC Buffer Amount shall form part of the Letter of Credit and be available for withdrawal under clause 7.3(b) to meet any shortfall referred to in clause 7.3(b).

7.5	Calculation and application of Total Available Funds

On each Determination Date, the Total Available Funds are calculated as the aggregate of:

(a)	any Available Income calculated in accordance with clause 7.3 on that Determination Date; and

(b)	any LC Draw made in accordance with clause 7.3(b) on the Determination Date,

less:

(c)	while an Amortisation Event or Issuer Event of Default is subsisting, any Principal Collections within paragraph (b) of the definition of “Principal Collections”.

The Total Available Funds in respect of a Determination Date must be applied on the next Payment Date to meet the payments in accordance with clause 7.6.

7.6	Required Payments (Interest waterfall)

The Issuer must pay the following items in the following order of priority in respect of the immediately preceding Interest Period out of the Total Available Funds on each Payment Date:

(a)	first, to pay all fees, costs, charges and expenses due and payable to the Security Trustee pursuant to the Transaction Documents;

(b)	second, to pay (pari passu and rateably):

(i)	any fees due to the Subscribers (pari passu and rateably) under clause 3.3; and

(ii)	if the Servicer is not an Associate of the Issuer, the Servicing Fee;

(c)	third, to the VFC Holders (pari passu and rateably) to pay interest due and payable on the VFCs for the Interest Period ending immediately prior to that Payment Date;

(d)	fourth, to pay to the Subscribers (pari passu and rateably) any Required Principal Repayment;

(e)	fifth, to pay (pari passu and rateably) any other amounts due to the Subscribers;

(f)	sixth, if the Servicer is an Associate of the Issuer, the Servicing Fee;

(g)	seventh, costs and expenses of the Issuer; and

(h)	eighth, as the Issuer determines in its discretion, including towards repayment of the VFCs (pari passu and rateably) until the Outstanding Principal Amount of the VFCs is reduced to zero.

The Issuer will only make a payment under any of paragraphs (a) to (g) inclusive to the extent that any amount of Total Available Funds remains (Remaining TAF Amount) from which to make the payment and then only after amounts with priority to that Remaining TAF Amount have been paid and distributed in full.

7.7	Principal Payments while Amortisation Event subsisting

On each Payment Date while an Amortisation Event is subsisting, the Issuer must distribute out of Principal Collections, in relation to the Rent Period ending immediately before that Payment Date, the following amounts in the following order of priority:

(a)	first, towards any principal amounts outstanding in respect of the VFCs until the VFCs (pari passu and rateably) have been repaid in full;

(b)	second, towards any other amount payable by the Issuer under the Transaction Documents; and

(c)	third, as to any surplus (if any), as the Issuer determines in its discretion.

The Issuer will only make a payment under any of paragraphs (b) and (c) above to the extent that any amount of Principal Collections remains (Remaining PC Amount) from which to make the payment and then only after amounts with priority to that Remaining PC Amount have been paid and distributed in full.

7.8	Rounding of amounts

In making the calculations required or contemplated by this clause 7, calculations will be rounded to two decimal places, except that all monetary amounts shall be rounded down to the nearest cent or as otherwise required in this Agreement.

8.	Remedies

8.1	Termination

(a)
(termination of Commitment)  Upon the occurrence of an Issuer Event of Default and while subsisting, a Subscriber may by notice to the Issuer in writing (copied to the Rating Agency) specifying the Issuer Event of Default, declare the Commitment Termination Date to have occurred in respect of that Subscriber and terminate the Commitment in respect of that Subscriber.

(b)
(additional remedies)  Upon any termination of the Commitment under this clause 8.1, the relevant Subscriber shall, in addition to all other rights and remedies under any Transaction Document or otherwise, have all other rights and remedies provided under applicable laws, which rights shall be cumulative.  Without limitation, the occurrence of an Issuer Event of Default shall not deny to that Subscriber any remedy in addition to termination of the Commitment to which that Subscriber may be otherwise appropriately entitled, whether at law or in equity.

8.2	Other consequences

Each Subscriber will be taken not to be aware of an Issuer Event of Default unless:

(a)	it receives notice in writing from another party stating that an Issuer Event of Default has occurred and describing it; or

(b)	its officers who have responsibility for the administration of the transaction become actually aware of it.

8.3	Stay of Amortisation Events where Parent Guarantee operating

For the purposes of the definition of Amortisation Event and this agreement, provided that Avis Budget Car Rental, LLC has given prior written notice to the Subscribers that it is performing:

(a)	in the case of the Issuer only, the AB Funding Obligations;

(b)	in the case of the WTH only, the WTH Obligations; or

(c)	in the case of both the Issuer and WTH, the Obligations,

then, and then only to the extent of the performance by Avis Budget Car Rental, LLC of the AB Funding Obligations, the WTH Obligations or the Obligations (as the case may be), no event which would otherwise constitute an Amortisation Event in respect of WTH or the Issuer or both (as the case may be) will constitute an Amortisation Event for so long as Avis Budget Car Rental, LLC is performing the AB Funding Obligations, the WTH Obligations or the Obligations (as the case may be) under the Parent Guarantee.

8.4	Parent Default

For the purposes of paragraph (c) of the definition of Parent Default, each VFC Subscriber agrees that if it (in its capacity as a Beneficiary (as defined in the Parent Guarantee)) gives written notice to Avis Budget Car Rental, LLC  pursuant to paragraph (c)(ii) of the definition of Parent Default (Parent Default Notice), that VFC Subscriber must give a copy of that Parent Default Notice to each other VFC Subscriber (in its capacity as Beneficiary (as defined in the Parent Guarantee)) as soon as practicable after it has given the Parent Default Notice to Avis Budget Car Rental, LLC.

9.	Assignment and Substitution

9.1	Assignment

The Issuer may not assign its rights under this Agreement without the prior written consent of the Voting Chargee.  WTH will notify the Rating Agency of any such assignment within 2 Business Days of the relevant assignment.

9.2	Substitution
The rights and obligations of a Subscriber under this Agreement are capable of substitution in whole or in part, subject to the following:

(a)	where the substitution is to a Related Body Corporate of the Subscriber:

(i)	the consent of the Issuer is not required; and

(ii)	reasonable notice of the substitution must be provided to the Servicer; and

(b)	where the substitution is not to a Related Body Corporate of the Subscriber, the consent of the Issuer is required.

10.	Interest on overdue amounts

10.1	Accrual

Interest accrues on each unpaid amount which is due and payable by the Issuer under or in respect of this Agreement (including interest payable under this clause):

(a)
on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

(b)	both before and after judgment (as a separate and independent obligation); and

(c)	at the rate payable on the VFC.

10.2	Payment

The Issuer may pay interest as it accrues, and must pay accrued and unpaid interest on the Payment Date next following its accrual.

11.	Miscellaneous

11.1	Notices

A notice or other communication to the Issuer, a VFC Holder, the Security Trustee or a Subscriber in connection with this Agreement:

(a)	must be in writing addressed as follows:

(i)	if to the Issuer, to:

Address:	Level 2

15 Bourke Road

Mascot NSW 2020

Facsimile:	+61 2 9353 9017
Attention:	George Proos, Vice President and Managing Director

with a copy to:

Address:	World Headquarters

6 Sylvan Way

Parsippany

NJ 07054

United States of America

Facsimile:	+1 973-496-3560
Attention:	Treasury Department, U.S.A

and with a copy to:

Address:	Private Bag 92809

Penrose

Auckland 6

New Zealand

Facsimile:	+64 9 526 2828
Attention:	Treasury Department, New Zealand

(ii)	if to a VFC Holder, to the address (and details, if any) determined in accordance with the Terms and Conditions;

(iii)	if to the Security Trustee, to:

Address:	Level 2, 35 Clarence Street, Sydney, New South Wales, 2000

Facsimile:                       +61 2 9551 5009

Attention:                       The Head of Relationship Management; and

(iv)	if to the Initial Subscriber, to:

Address:	Level 2, 275 Kent Street, Sydney, New South Wales, 2000

Facsimile:	+61 2 8254 6941

Attention:	Director/Associate Director, Structured and Asset Finance (2M15)

(v)	if to the First Subsequent Subscriber, to:

Address:	Level 23, 201 Sussex Street, Sydney, New South Wales, 2000

Facsimile:	+61 2 9118 1005

Attention:	Head of Operations, Corporate Finance Securitisation; and

(vi)	if to the Second Subsequent Subscriber, to:

Address:	Level 63, MLC Centre, 19-29 Martin Place, Sydney, New South Wales, 2000

Facsimile:	+61 2 9221 5781

Attention:	Operations – Phil Katipunan/Jay Wong;

with a copy to:

Company:	Merrill Lynch International Australia

Address:	Level 38, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales, 2000

Facsimile:	+61 2 9221 5781

Attention:	Matthew Cooke and John Debevec;

(b)
is taken to be given or made, as the case may be, on the date it is received (which, in the case of a facsimile is deemed to be the time indicated in a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Clause 11) except that if it is received after 4.00pm in the place of receipt or on a day which is not a Business Day in that place it is taken to be received on the next succeeding Business Day in that place.

11.2	Severability clause

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction is ineffective to the extent of the prohibition or unenforceability.  That does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

11.3	Amendments

(a)
This Agreement and the rights and obligations of the parties under this Agreement may only be changed by an instrument in writing signed by each party to this Agreement and in accordance with the Security Trust Deed.

(b)	Notwithstanding any other provision in a Transaction Document, an amendment to any Transaction Document will have no force or effect without the prior written consent of the Voting Chargee.

11.4	Survival of representations and indemnities

(a)	All representations and warranties in this Agreement survive the execution and delivery of this Agreement.

(b)	Unless otherwise stated each indemnity reimbursement or similar obligation in this Agreement:

(i)	is a continuing obligation;

(ii)	is a separate and independent obligation;

(iii)	is payable on demand; and

(iv)	survives termination or discharge of this Agreement.

11.5	Costs and expenses

(a)	(costs and expenses) On demand the Servicer and the Issuer shall jointly and severally reimburse each Subscriber for its reasonable expenses in relation to:

(i)	the preparation, execution and completion of any Transaction Document or any subsequent consent, approval, waiver or amendment; and

(ii)
any actual or contemplated enforcement of any Transaction Document or the actual or contemplated exercise or preservation of any rights (other than any right of assignment by a Subscriber), powers or remedies under any Transaction Document; and

(iii)	any inquiry by a Government Agency concerning the Issuer or the Servicer or a transaction or activity the subject of any Transaction Document.

The reimbursement in paragraphs (i), (ii) and (iii) shall include expenses reasonably incurred by each Subscriber in retaining consultants to evaluate matters of material bona fide concern to each Subscriber, including in each case legal costs reasonably incurred.

(b)	(stamp duty)

(i)
In addition, the Issuer shall, subject to this clause 12.6(b), pay all stamp, transaction, registration and similar Taxes (including fines and penalties) which may be payable or determined to be payable in relation to the execution, delivery, performance or enforcement of any Transaction Document or any payment or receipt or any other transaction contemplated by any Transaction Document.

(ii)	Those Taxes include Taxes payable by return and Taxes passed on to each Subscriber by a bank or financial institution.

(iii)
On demand the Issuer shall indemnify each Subscriber against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by each Subscriber to pay any Tax after having been put in funds to do so by the Issuer.

(iv)
The Issuer is not obliged to pay any stamp, transaction, registration or similar Taxes (including fines and penalties) which may be payable or determined to be payable in relation to any assignment by a Subscriber.

11.6	Waivers; remedies cumulative

(a)
No failure on the part of a Subscriber to exercise and no delay in exercising any right, power or remedy under this Agreement operates as a waiver.  Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to each Subscriber in this Agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

11.7	GST and Taxes

(a)	All payments to be made by the Issuer or the Servicer to or for the account of a Subscriber under or in connection with a Transaction Document have been calculated without regard to GST.

(i)	If all or part of any such payment is the consideration for a taxable supply for GST purposes then, when the Issuer or Servicer makes the payment:

(A)	it must pay to the Subscribers, as the case may require, an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10%); and

(B)	each Subscriber, as the case may require, will promptly provide to the Issuer a tax invoice complying with the relevant GST legislation.

(ii)
Where under a Transaction Document the Issuer or the Servicer is required to reimburse or indemnify a Subscriber for an amount, the Issuer or the Servicer, as applicable, will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit each Subscriber, as the case may require, determines that it is entitled to claim in respect of that amount.

(b)	If the Issuer or the Servicer is obliged to make a deduction in respect of Tax from a payment under a Transaction Document to or for the account of a Subscriber, or under a VFC:

(i)	it shall promptly pay the amount deducted to the appropriate Government Agency;

(ii)
within 30 days of the end of the month in which the deduction is made, it shall give that Subscriber, as the case may require, the original receipt or other documents acceptable to that Subscriber evidencing the payment; and

(iii)
unless the Tax is an Excluded Tax, on the due date it shall pay each Subscriber, as the case may require, an additional amount so that each Subscriber, as the case may require, receives a net amount (after the allowance for any further deduction and any Tax on the additional amount) equal to the amount it would have received if no deduction had been made.

Each of the Issuer and the Servicer waives any statutory or other right to recover from a Subscriber any amount paid under this clause.

12.	Counterparts

This Agreement may be executed in any number of counterparts.  All counterparts together will be taken to constitute one instrument.

13.	Governing law and jurisdiction

This Agreement is governed by the laws of New South Wales.  Each party to this Agreement submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

Schedule 1

Eligibility Criteria and Pool Parameters

The Eligibility Criteria and Pool Parameters will include but not be limited to the following:

1.	All Vehicles must be manufactured by a manufacturer which is acceptable to the Subscribers. At the date of this Agreement the acceptable manufacturers are as set out in Annexure B.

2.
All Vehicles must have been acquired by the Issuer in accordance with the usual business operations, practices and procedures of the Lessee and the Lessor as applicable and must have been serviced by the Lessee in accordance with the usual operations, practices and procedures of the Lessee;

3.	Each Vehicle must be free of any security interest, dispute, rights of set-off or counterclaim at the time it is acquired by the Issuer;

4.	Each Vehicle must be the subject of insurance policies as are required for the purposes of their use under the terms of the Lease in all relevant jurisdictions;

5.	Each Vehicle must have been fully paid for and is not subject to any equitable rights of the seller of the Vehicle;

6.	The Vehicle must not have been lost or stolen, or damaged to the point where it would be written off under the usual business operations, practices and procedures of the Lessor;

7.	Each Vehicle must be specifically identifiable and able to be segregated for purposes of enforcement;

8.	Each Vehicle must have been paid for under any credit terms provided to the Issuer by the seller of the Vehicle and the Issuer must have absolute clear title to the Vehicle;

9.	Second-hand Vehicles must constitute no more than 10.0% of all Vehicles by Book Value;

10.	Second-hand Commercial Vehicles must constitute no more than 10.0% of all Commercial Vehicles by Book Value;

11.	The aggregate value of all Vehicles classified as Commercial Vehicles must not exceed 15.0% of the aggregate Book Value of all Vehicles;

12.	No Vehicle is a "luxury car"' within the meaning given to that term in Division 42A of Schedule 2E to the Income Tax Assessment Act 1936 (Cth); and

13.	If the Vehicle is classified as being:

(i)	other than a Commercial Vehicle, it must be no more than 48 months old; and

(ii)	a Commercial Vehicle, it must be no more than 60 months old.

Schedule 2

The methodology for determining Haircut Value of the Vehicles at any time is as follows:

Haircut Value	means at any time the aggregate Book Value of all Eligible Vehicles less the Moody's Required Enhancement Level.
Book Value	means, in relation to a Vehicle at any time, the value which WTH has recorded for the relevant Vehicle at that time.
Sale Proceeds	means the net proceeds from the sale of any Eligible Vehicle achieved by the Lessee in accordance with the Lease.
Sale Result Percentage
means as at any Determination Date, the aggregate Sale Proceeds from all sales of Eligible Vehicles in the month preceding that Determination Date, as a percentage of the aggregate Book Value of those Eligible Vehicles as at the relevant dates on which they were sold.

Sale Test Percentage	means the percentage determined as at each Determination Date and calculated as follows
STP = 100% - SRP
Where
STP=Sale Test Percentage

SRP=the simple arithmetic average of the Sale Result Percentage as at the previous three Determination Dates including the then current Determination Date, provided that the Sale Test Percentage cannot be less than zero.

Market Value
means the aggregate value of all Eligible Vehicles as determined under the Market Value Testing Process as set out in Schedule 3 at the most recent date that such value was determined, or such other mechanism as agreed between WTH and the VFC Subscribers.

Market Value Percentage
means at any Determination Date the percentage calculated as the aggregate Market Value of all Eligible Vehicles as at that Determination Date divided by the Book Value of those Eligible Vehicles as at that Determination Date.

Market Value Test Percentage	means the percentage determined as at each Determination Date and calculated as follows:
MVTP = 100% - MVP
Where:
MVTP=Market Value Test Percentage
MVP=the Market Value Percentage as at that Determination Date, provided that the Market Value Percentage cannot be less than zero.

Moody's Required Enhancement Level	means, at any time, the aggregate Book Value multiplied by the Moody's Enhancement Rate.
Moody's Enhancement Rate	means, at any time: (a) 26.2%; plus (b)the greater of: (i)the Sale Test Percentage; and (ii)the Market Value Test Percentage.

Schedule 3

Market Value Testing Process

The Market Value Testing Process set out below must be conducted on each Determination Date in November, February, May and August of each year unless otherwise agreed by the VFC Subscribers.

1.	All Eligible Vehicles will be grouped by New Vehicle Identification Code (NVI Code) (as defined under the Glass’s Information Services systems (the “Glass’s Systems”)).

2.
The Servicer will then determine the average age and average kilometres for each  NVI Code as well as the number of Eligible Vehicles in that group.  The average age and kilometres will be weighted according to the Book Value of all Eligible Vehicles sharing the relevant NVI Code.

3.
The Servicer will then determine, for each NVI Code, the value of a Vehicle with the same average age and kilometres as determined under step (2) using the Glass’s System (the “Glass’s Average Value”).

4.
To the extent that there is no Glass’s Average Value for any NVI code for any reason, and where the NVI Code has not been listed on the Glass’s systems for more than six months, the current Book Value of each Eligible Vehicle at the relevant date will be used (the “Lessee Proxy Value”).

5.
The Servicer will then determine an aggregate value for all Eligible Vehicles with that NVI Code (the “Aggregate NVIC Code Market Value”) by multiplying the Glass’s Average Value (or the Lessee Proxy Value where relevant) by the number of Eligible Vehicles with that same NVI Code.

6.	The sum total of all Aggregate NVI Code Market Values as calculated by the Servicer will represent the Market Value.

Schedule 4

Subscription Notice

To:	[enter name of Subscriber]
[enter address details of Subscriber]
[enter fax details of Subscriber]
[enter email address details of Subscriber]
(“Subscriber”)

From:	AB Funding Pty Ltd
(“Issuer”)

And:	W T H Pty Ltd
(“Servicer”)

We refer to the VFC Subscription Agreement between, among others, AB Funding Pty Ltd, W T H Pty Ltd, Westpac Banking Corporation, Commonwealth Bank of Australia and Bank of America, N.A. (Australia Branch) dated 24 August 2007 (as amended) (“Subscription Agreement”).

1.	The Issuer hereby requests the Subscriber to [subscribe for a VFC]/[increase the Outstanding Principal Amount of the VFCs held by it] under the Subscription Agreement.

2.	The Issuer provides the following details in connection with the request in paragraph 1:

(a)	The Subscription Date is [•].

(b) The Subscription Amount1 is AUD[•].

(c) The Interest Payment Date is [•].

(d)	The Subscription Amount is to be credited to the Issuer’s bank account having BSB 032-297 and Account Number 121124.

Dated:	[insert date]

Signed for and on behalf of

AB Funding Pty Ltd by

…………………………………………..

Authorised Officer

Name: …………………………………..

1           Note clause 2.2(c) of the Subscription Agreement which provides that:

(a)	where the Subscription Amount is less than or equal to $50,000,000 the Subscription Notice is to be delivered by 4pm and at least 2 Business Days before the Subscription Date; and

(b)	where the Subscription Amount is greater than $50,000,000 the Subscription Notice is to be delivered by 4pm and at least 3 Business Days before the Subscription Date.

Signed for and on behalf of

W T H Pty Ltd by

…………………………………………..

Authorised Officer

Name: …………………………………..

EXECUTED as an agreement.

Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

Executed by AB Funding Pty Ltd by its attorney

Witness	Attorney

Name of Witness (print)	Name of Attorney (print)

Executed by W T H Pty Ltd by its attorney

Witness	Attorney

Name of Witness (print)	Name of Attorney (print)

Executed by BNY Trust (Australia) Registry Limited by its attorney

Witness	Attorney

Name of Witness (print)	Name of Attorney (print)

Executed by Westpac Banking Corporation by its attorney

Witness	Attorney

Name of Witness (print)	Name of Attorney (print)

Annexure A

(Clause 4.1(a))

Verification Certificate

To:	[insert name of Subscriber]

VFC Subscription Agreement

I [*] am a [director] of [AB Funding Pty Ltd / W T H Pty Ltd] (the Company) of Level 2, 15 Bourke Road, Mascot, 2020.

I refer to the VFC Subscription Agreement (the Agreement) dated 24 August 2007 (as amended) between the Company, [AB Funding Pty Ltd / W T H Pty Ltd], Westpac Banking Corporation, Commonwealth Bank of Australia, Bank of America, N.A. (Australia Branch) and BNY Trust (Australia) Registry Limited.

Definitions in the Agreement apply in this Certificate except where the context otherwise requires.

I CERTIFY as follows.

1.           Attached to this Certificate are complete and up to date copies of:

(a)	the constitution of the Company (marked A); and

(b)
a power of attorney granted by the Company for the execution of each Transaction Document to which it is expressed to be a party (marked B).  That power of attorney has not been revoked or suspended by the Company and remains in full force and effect.

2.	The following are signatures of the Authorised Officers of the Company.

Authorised Officers

Name	Position	Signature
*	*
*	*
*	*

Signed:

Director

Print name

Annexure B

Acceptable manufacturers

BMW

Chrysler

Ford

Fuso

General Motors

GM Daewoo

Hino

Holden

Honda

Hyundai

Isuzu

Iveco

Kia

Lexus

Mazda

Mercedes

Mitsubishi

Nissan

Renault

Saab

Subaru

Toyota

Schedule 2

Amended and Restated Security Trust Deed

SCHEDULE 2 – UMBRELLA AMENDING AND ACCESSION DEED NO. 2
AMENDED AND RESTATED SECURITY TRUST DEED

Security Trust Deed

AB Funding Pty Ltd BNY Trust (Australia) Registry Limited
AVIS Securitisation
Deutsche Bank Place Corner Hunter and Phillip Streets Sydney NSW 2000 Australia Tel 61 2 9230 4000 Fax 61 2 9230 5333 www.aar.com.au © Copyright Allens Arthur Robinson 2011

1	Definitions and Interpretation	1
	1.1 Definitions	1
	1.2 Interpretation	9
	1.3 Determination, statement and certificate sufficient evidence	10
	1.4 Document or agreement	10
	1.5 Rights and obligations of Chargees	11
	1.6 Knowledge of Security Trustee	11
	1.7 PPS Act	11
2.	Appointment of Security Trustee	12
	2.1 [CLAUSE 2.1 IS NOT REPRODUCED, AMENDED OR RESTATED]	12
	2.2 Resolution of conflicts	12
	2.3 Duration of Security Trust	12
3.	Charge	13
	3.1 Charge	13
	3.2 Security	13
	3.3 Prospective liability	13
	3.4 Limit	14
	3.5 Limited Recourse	14
4.	Nature of Charge	14
	4.1 Priority	14
	4.2 Nature of Charge	14
	4.3 Dealing with Charged Property	14
	4.4 Crystallisation	15
	4.5 De-crystallisation	15
5.	Covenants and warranties	16
	5.1 Covenants	16
	5.2 Negative covenants	16
	5.3 Representations and warranties	17
	5.4 Chargor's undertakings	17
	5.5 Undertakings regarding VFC Deed Poll	17
6.	Further assurances	18
7.	Events of Default	18
	7.1 Events of Default
	7.2 Rights of the Security Trustee upon Issuer Event of Default	19
	7.3 Notify Events of Default	19
8.	Enforcement	19
	8.1 Power to enforce	19
	8.2 No obligation to enforce
	8.3 Obligation to convene meeting	20
	8.4 Security Trustee to act in accordance with directions	20
	8.5 Security Trustee must receive indemnity	21

	8.6 Limitation on rights of Chargees	21
	8.7 Acts pursuant to resolutions	21
	8.8 Overriding provision	21
9.	Appointment of Receiver	22
	9.1 Appointment	22
	9.2 Agent of Chargor	22
	9.3 Receiver's powers	22
	9.4 Receiver appointed after commencement of winding up	24
	9.5 Powers exercisable by the Security Trustee	24
	9.6 Withdrawal	25
10.	Remuneration of Security Trustee	25
	10.1 Costs	25
	10.2 Fee	25
	10.3 Additional fees	26
	10.4 Goods and Services Tax	26
	10.5 Cessation of Fee	26
11.	Power of attorney	26
12.	Completion of blank securities	27
13.	Performance of Chargor's obligations	27
14.	Statutory powers	27
	14.1 Powers in augmentation	27
	14.2 Notice not required	27
15.	Application of moneys received	27
	15.1 Priorities	27
	15.2 Moneys actually received	27
	15.3 Amounts contingently due	28
	15.4 Notice of subsequent Security Interests	28
	15.5 Satisfaction of debts	29
16.	Other Security Interests over Charged Property	29
17.	Protection of Chargees, Receiver and Attorney	30
18.	Protection of third parties	30
	18.1 No enquiry	30
	18.2 Receipt	30
19.	Expenses, indemnity	30
	19.1 Expenses	30
	19.2 Indemnity	30
20.	Stamp duties	31
21.	Interest on overdue amounts	31
	21.1 Accrual	31
	21.2 Payment	32
	21.3 Rate	32

22.	Certificate as to amount of Secured Moneys, etc.	32
23.	Survival of representations	32
24.	Indemnity and reimbursement obligations	32
25.	Continuing security	33
26.	Other securities	33
27.	Discharge of the Charge	33
	27.1 Release	33
	27.2 Contingent liabilities	33
	27.3 Charge reinstated	33
28.	Amendment	34
	28.1 Approval	34
	28.2 Amendment without approval	34
	28.3 Distribution of amendments	34
29.	Waivers, remedies cumulative	34
30.	Consents and opinion	34
31.	Severability of provisions	35
32.	Moratorium legislation	35
33.	Assignments	35
34.	Notices	35
35.	Relationship of Chargees to Security Trustee	36
	35.1 Instructions; extent of discretion	36
	35.2 No obligation to investigate authority	36
	35.3 Delegation	36
	35.4 Reliance on documents and experts	37
	35.5 Notice of default	37
	35.6 Security Trustee as Chargee	37
	35.7 Indemnity to Security Trustee	37
	35.8 Independent investigation	39
	35.9 No monitoring	39
	35.10 Information	40
	35.11 Conflicts	40
	35.12 No liability	40
36.	Retirement and removal of Security Trustee	41
	36.1 Retirement	41
	36.2 Removal	41
	36.3 Replacement	41
	36.4 Costs on retirement or removal of Security Trustee	42
	36.5 Chargee confirmation	42
37.	Meetings of Voting Chargee	42
	37.1 Limitation on Security Trustee's powers	42
	37.2 Convening of meetings	42

	37.3 Notice of meetings	43
	37.4 Chairman	43
	37.5 Quorum	43
	37.6 Adjournment
	37.7 Voting procedure	44
	37.8 Right to attend and speak	44
	37.9 Appointment of proxies	45
	37.10 Corporate Representatives	45
	37.11 Rights of Representatives	46
	37.12 Extraordinary Resolutions	46
	37.13 Extraordinary Resolution binding on Chargees	47
	37.14 Minutes and records	47
	37.15 Written resolutions	47
	37.16 Further procedures for meetings	48
38.	Authorised Officers	48
39.	Governing law and jurisdiction	48
40.	Counterparts	48
41.	Set-Off	48
42.	Acknowledgement by Chargor	48
43.	Security Trustee's limited liability	48
	43.1 Reliance on certificate	49
	43.2 Security Trustee's reliance on VFC Holders or Lessee	49
	43.3 Compliance with laws	49
	43.4 Reliance on experts	50
	43.5 Responsibility for assets of agents	50
	43.6 Powers, authorities and discretions	50
	43.7 Impossibility or impracticability	50
	43.8 Legal and other proceedings	51
	43.9 No liability except for negligence etc.	51
	43.10 Further limitations on Security Trustee's liability	52
	43.11 Conflicts	53
	43.12 Investigation by Security Trustee	53

Date
22 August 2007 (as amended and restated with effect from the Effective Date as defined in the Umbrella Amending and Termination Deed and as further amended and restated with effect from the Effective Date as defined in the Umbrella Amending and Accession Deed and as further amended and restated with effect from the Effective Date as defined in the Umbrella Amending and Accession Deed No. 2)

Parties
1.	AB Funding Pty Ltd (ACN 125 104 654) registered in New South Wales of Level 2, 15 Bourke Road, Mascot, New South Wales 2020 (the Chargor); and
2.	BNY Trust (Australia) Registry Limited (ACN 000 334 636) of Level 2, 35 Clarence Street, Sydney, New South Wales 2000 (in this capacity, the Security Trustee).
Recitals
A	The Chargor gives a charge in favour of the Security Trustee (in its own capacity and as trustee for the Chargees (including the Security Trustee)) on the terms of this Deed.
B	The Security Trustee enters into this Deed for itself and as trustee for each other Chargee.

It is agreed as follows.

1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Administrative Services Agreement means the agreement dated 1 January 2009 between AVIS Rent A Car System, LLC, and WTH.

Adverse Rating Effect means the downgrade, qualification or withdrawal of the Designated Rating of any VFC.

Associate in relation to an entity means:

(a)	a Related Body Corporate of that entity;

(b)	an entity, or the trustee or manager of a trust, which has a Controlling Interest in that entity or a Related Body Corporate of that entity;

(c)	a Related Body Corporate of an entity included in paragraph (a), (b) or (e);

(d)
a director of that entity or of an entity included in paragraph (a), (b) or (c) or of the manager or of the trustee of any trust included in paragraph (a), (b) or (c) or a spouse, child, parent or sibling of that director;

(e)	a corporation, or the trustee or manager of a trust, in which one or more entity or person mentioned in paragraph (a), (b), (c), (d) or (f) alone or together has a Controlling Interest; or

(f)	the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d) or (e) is a beneficiary (whether or not through one or more other discretionary trusts).

For the purposes of this definition:

(i)	where a person is a beneficiary of a discretionary trust, that person shall be taken to own, and control, all the assets of that trust;

(ii)	director has the meaning given in the Corporations Act 2001; and

(iii)	a person has a Controlling Interest in a corporation or trust if:

(A)
the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

(B)
the person has a relevant interest (as defined in the Corporations Act 2001) in more than 10% of the issued or voting shares, units or other interests in the corporation or trust (in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued.  The definition of relevant interest applies as if units or other interests were shares.

Attorney means any attorney appointed under this Deed or any Collateral Security.

Authorisation includes:

(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency; or

(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Authorised Officer means:

(a)
in relation to the Chargor, Lessee or Servicer each director and secretary of that person each attorney of that person and each additional person from time to time appointed by that person to act as its Authorised Officer for the purposes of the Transactions Documents; and

(b)
in the case of the Security Trustee or any other Chargee, a director, secretary or any other person appointed for the purposes of the transaction, including any person holding the title Authorised Officer, Senior Vice President, Assistant Vice President, Assistant Treasurer or Associate.

BANA means Bank of America, N.A. (Australia Branch) (ABN 51 064 874 531).

BANA Fee Letter means:

(a)
the deed (dated on or about the date of the Umbrella Amending and Accession Deed No. 2) between, among others, WTH and BANA in connection with, among other things, certain fee arrangements between WTH and BANA; and

(b)	each other agreement or deed between, among others, WTH and BANA regarding fee arrangements and any related matters.

BBR has the meaning given in the Pricing Supplement.

BRAC means Budget Rent A Car Australia Pty Ltd (ABN 89 007 348 021).

BRAC Charge means the deed of charge (dated on or about the date of the Umbrella Amending and Accession Deed No. 2) given by BRAC in favour of, among others, the Security Trustee.

Business Day means any day, other than a Saturday, Sunday or public holiday in New South Wales or New Jersey, on which banks are open for business in Sydney and Parsippany, New Jersey .

CBA means Commonwealth Bank of Australia (ABN 48 123 123 124).

CBA Fee Letter means:

(a)	the deed dated 8 April 2011 between WTH and CBA in connection with, among other things, certain fee arrangements between WTH and CBA; and

(b)	each other agreement or deed between, among others, WTH and CBA regarding fee arrangements and any related matters.

Charge means the charge created by this Deed.

Charge Release Date means, subject to clause 27.3, the date the Security Trustee releases the Charged Property from the Charge and this Deed under clause 27.1.

Charged Property means the property and rights charged by this Deed or any Collateral Security.

Chargee means:

(a)	the Security Trustee in relation to its rights (held in its own right or for the benefit of other Chargees) under the Transaction Documents;

(b)	each VFC Holder in relation to its rights under a VFC held by it or any other Transaction Document;

(c)	any Interest Rate Cap Provider under a Hedge Agreement in relation to its rights under that Hedge Agreement or any other Transaction Document;

(d)	each Subscriber in relation to its rights under the Transaction Documents; and

(e)	any other person that the Chargor and the Chargees agree in writing is a Chargee.

Collateral Security means any Security Interest, Guarantee or other document or agreement at any time created or entered into in favour of the Security Trustee as security for any Secured Moneys.

Collection Account means a segregated interest bearing account in the name of the Chargor identified as the Collection Account and held with Westpac.

Designated Rating means a rating of not less than “Aa2 (sf)” by the Rating Agency.

Expense means any cost or expense properly incurred by the Chargor under or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents.

Extraordinary Resolution means in relation to the Voting Chargee:

(a)
a resolution passed at a meeting of the Voting Chargee duly convened and held in accordance with the provisions contained in this Deed by a majority consisting of not less than three quarters of the votes capable of being cast at that meeting by the Voting Chargee present in person or by proxy;  or

(b)           a resolution in writing pursuant to clause 37.15 signed by all the Voting Chargees.

Fee Letter means each of:

(a)           the CBA Fee Letter;

(b)           the Westpac Fee Letter;

(c)	the BANA Fee Letter; and

(c)
any other letter agreement or deed entered into between, among others, WTH, the Issuer and any other  Subscriber in connection with, among other things, certain fee arrangements between WTH, the Issuer and that Subscriber.

Financial Reports has the meaning given in the Corporations Act 2001.

Government Agency means:

(a)	any body politic or government in any jurisdiction, whether federal, state, territorial or local;

(b)	any minister, department, office, commission, instrumentality, agency, board, authority or organisation of any government or in which any government is interested; and

(c)	any corporation owned or controlled by any government.

Guarantee means any guarantee, indemnity, letter of credit, legally binding letter of comfort or suretyship, or any other obligation or irrevocable offer (whatever called and of whatever nature):

(a)	to pay or to purchase;

(b)
to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

(c)	to indemnify against the consequences of default in the payment of; or

(d)	to be responsible otherwise for,

an obligation or indebtedness of another person, a dividend, distribution, capital or premium on shares, stock or other interests, or the insolvency or financial condition of another person.

Hedge Agreement means:

(a)	the interest rate cap between, among others, the Chargor and The Royal Bank of Scotland plc dated on or about the Effective Date (as defined in the Umbrella Amending and Accession Deed No. 2); or

(b)
any other interest rate cap (whether in the form of an ISDA Master Agreement (with or without a Schedule) or a Confirmation which supplements, forms part of, and is subject to an ISDA Master Agreement (with or without a Schedule)) to which the Chargor is a party (whether or not such interest rate cap is in substitution (in whole or in part) for an existing Hedge Agreement) provided that the Chargor or the Servicer has issued a Rating Affirmation Notice in relation to the entry into that interest rate cap by the Chargor.

Interest Rate Cap Collateral means, on any day in respect of a Hedge Agreement, the amount of cash (if any) paid or delivered, or such other collateral posted or delivered, to the Chargor by an Interest Rate Cap Provider as collateral in accordance with the terms of a Hedge Agreement to satisfy the Interest Rate Cap Provider’s obligations under the relevant Hedge Agreement in accordance with its terms.

Interest Rate Cap Provider means any person who provides an interest rate cap to the Chargor under a Hedge Agreement.

Insolvency Event means, in relation any person (each a relevant corporation), the happening of any of the following events:

(a)	(winding up or ceases to carry on business) except for the purpose of a solvent reconstruction or amalgamation:

(i)
an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps (other than frivolous or vexatious applications, proceedings, notices and steps) are taken for:

(A)	the winding up, dissolution or administration of the relevant corporation; or

(B)	the relevant corporation entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them,

and is not dismissed, ceased or withdrawn within 10 Business Days; or

(ii)
the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets;

(b)
(unable to pay debts) the relevant corporation is, or under applicable legislation is taken to be, unable to pay its debts (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

(c)
(receivership)  a receiver, receiver and manager or administrator is appointed (by the relevant corporation or by any other person) to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof; or

(d)	(analogous events) anything analogous to an event referred to in paragraphs (a) to (c) (inclusive) or having substantially similar effect occurs with respect to the relevant corporation.

Issuer Event of Default means any of the events specified in clause 7.1.

Lease means the lease dated 24 August 2007 between the Chargor (as lessor) and the Lessee (as lessee) in relation to Vehicles owned by the Chargor.

Lessee means WTH.

Liquidation includes receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, bankruptcy or death.

Material Adverse Effect means an event which will materially and adversely affect the amount of any payment to be made to a Chargee, or will materially and adversely affect the timing of such payment.

Moody's means Moody's Investors Service Pty Limited.

Parent Guarantee means the deed poll dated on or about 20 September 2011 given by Avis Budget Car Rental, LLC in favour of each person identified in it as a “Beneficiary”.

Payment Date has the meaning given in the VFC Deed Poll.

Power means a power, right, authority, discretion or remedy which is conferred on the Security Trustee, a Chargee or a Receiver or Attorney:

(a)	by this Deed or any Collateral Security; or

(b)	by law in relation to this Deed or any Collateral Security.

PPS Law has the meaning given in clause 1.7(c).

Pricing Supplement means each pricing supplement issued under the VFC Deed Poll in relation to the VFCs as identified in the Register (as defined in the Terms and Conditions).

Rating Agency means Moody's.

Rating Affirmation Notice means, in relation to an event or circumstance, a notice in writing from the Chargor or the Servicer (and copied to the Rating Agency) confirming that it has notified the Rating Agency of the particular event or circumstance and that the Chargor or the Servicer (as the case may be) is satisfied, following discussions with the Rating Agency, that the event or circumstance will not result in an Adverse Rating Effect.

Receiver means a receiver or receiver and manager appointed under this Deed or any Collateral Security.

Related Body Corporate has the meaning given in the Corporations Act 2001.

Representative means:

(a)	in the case of a Voting Chargee, a person who is appointed as a proxy for that Voting Chargee pursuant to clause 37.9; and

(b)	without limiting the generality of paragraph (a), in the case of a Voting Chargee which is a body corporate, a person who is appointed pursuant to clause 37.10 by that Voting Chargee.

Secured Moneys means all money which the Chargor (whether alone or with another person) is or at any time may become actually or contingently liable to pay to or for the account of any Chargee (whether alone or with another person) for any reason whatever under or in connection with a Transaction Document.  Additionally:

(a)
it includes money by way of principal, interest, fees, costs, indemnities, Guarantee, charges, duties or expenses, or payment of liquidated or unliquidated damages under or in connection with a Transaction Document, or as a result of any breach of or default under or in connection with, a Transaction Document; and

(b)	where the Chargor would have been liable but for its Liquidation, it will be taken still to be liable.

Security Interest includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind.  It includes:

(a)	anything which gives a creditor priority to other creditors with respect to any asset;

(b)
retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a Government Agency by operation of statute unless there is a default in payment of moneys secured by that charge or lien; and

(c)	any security interest under a PPS Law.

Security Trust means the trust established under this Deed.

Security Trustee Fee Letter means a letter from the Security Trustee to the Chargor in relation to the fees of the Security Trustee dated on or about 24 August 2007.

Servicer means WTH.

Servicing Agreement means the agreement dated 24 August 2007 between, among others, the Servicer and the Chargor in relation to, among other things, the agency services provided by the Servicer to the Chargor to enable the Chargor to fulfil its obligations under the Transaction Documents.

Settlor means Mark Wormell.

Share Charge means the deed of charge dated 27 August 2007 given by the Lessee over its shares in the Chargor in favour of the Security Trustee.

Sub-Bailment Acknowledgement Deed means the deed dated 8 April 2011 between the Security Trustee, the Chargor, WTH and BRAC.

Subscriber has the meaning given in the VFC Subscription Agreement.

Tax includes all income tax, withholding tax, GST or value added tax, stamp, financial institutions, registration and other duties, bank accounts debits tax and other taxes, levies, imposts, deductions and charges whatsoever (including, in respect of any duty imposed on receipts or liabilities of financial institutions, any amounts paid in respect of them to another financial institution) together with interest on them and penalties with respect to them (if any) and charges, fees or other amounts made on or in respect of them.

Tax Agreements has the meaning given in the VFC Subscription Agreement.

Terms and Conditions means the terms and conditions of the VFC as provided for in the VFC Deed Poll.

Transaction Document means:

(a)	this Deed;

(b)	each Collateral Security;

(c)	the Lease;

(d)	any Hedge Agreement;

(e)	the VFC Deed Poll;

(f)	the Terms and Conditions and each Pricing Supplement;

(g)	each VFC;

(h)	the VFC Subscription Agreement;

(i)	the Servicing Agreement;

(j)	the Security Trustee Fee Letter;

(k)	any Letter of Credit;

(l)	the Share Charge;

(m)	the WTH Charge;

(n)	the BRAC Charge;

(o)	the Umbrella Amending and Termination Deed;

(p)	the Umbrella Amending and Accession Deed;

(q)	the Umbrella Amending and Accession Deed No. 2;

(r)	a power of attorney from the Lessee and BRAC to the Security Trustee in relation to the registration, repossession and sale of Vehicles;

(s)	the Tax Agreements;

(t)	the Administrative Services Agreement;

(u)	each Fee Letter;

(v)	the Sub-Bailment Acknowledgement Deed;

(w)	the Parent Guarantee; and

(x)	any other document defined or specified as a Transaction Document in any of the above documents.

Umbrella Amending and Termination Deed means the deed dated 21 September 2010 between, among others, the Chargor, the Lessee, the Security Trustee and Westpac.

Umbrella Amending and Accession Deed means the deed dated 8 April 2011 between, among others, the Chargor, the Lessee, the Security Trustee, Westpac and CBA.

Umbrella Amending and Accession Deed No. 2 means the deed dated on or about 20 September 2011 between, among others, the Chargor, the Servicer, the Security Trustee, Westpac, CBA and BANA.

Vehicle has the meaning given in the VFC Subscription Agreement.

Vesting Date means the day preceding the earliest of:

(a) the 80th anniversary of the date of this Deed; and

(b) the day after the Charge Release Date.

VFC means a variable funding certificate issued under the VFC Deed Poll.

VFC Deed Poll means a deed poll entered into by the Chargor on 24 August 2007 under which it may issue VFCs that are expressed to be secured by this Deed.

VFC Holder means a person who holds a VFC under the VFC Deed Poll and registered as the holder in the VFC Register.

VFC Register has the meaning given in the VFC Deed Poll.

VFC Subscription Agreement means an agreement dated 24 August 2007 between, among others, the Chargor, the Lessee, Westpac, CBA and BANA relating to the subscription for VFCs.

Voting Chargee means:

(a)

(i)	for the purposes of clause 7.1(a)(ii) and the determination of any grace or other period referred to in clause 7.1(a)(ii) to which the Voting Chargee may agree; and

(ii)	until all Secured Moneys are fully and finally paid or repaid to the VFC Holders,

the VFC Holders; and

(b)	subject to paragraph (a), at any other time, each other Chargee.

Westpac means Westpac Banking Corporation (ABN 33 007 457 141).

Westpac Fee Letter means:

(a)	the letter agreement dated 20 September 2010 between, among others, WTH and Westpac in connection with, among other things, certain fee arrangements between WTH and Westpac; and

(b)	each other agreement or deed between, among others, WTH and Westpac regarding fee arrangements and any related matters.

WTH means W T H Pty Ltd (ABN 15 000 165 855).

WTH Charge means the deed of charge dated on or about 17 September 2010 given by WTH in favour of the Security Trustee.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation.  The following rules of interpretation apply unless the context requires otherwise.

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

(e)	A reference to a clause or schedule is to a clause of or schedule to this Deed.

(f)	A reference to any party to this Deed or any other agreement or document includes the party's successors and permitted assigns.

(g)	A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Deed.

(h)
A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

(i)	A reference to dollars or $ is to Australian currency.

(j)
Where the day on or by which any sum is payable under this Deed or any act, matter or thing is to be done is a day other than a Business Day such sum shall be paid and such act, matter or thing shall be done on the next succeeding Business Day except to the extent otherwise provided in the Lease.

(k)	A word or phrase defined in the Corporations Act 2001 has the same meaning in this Deed, unless separately defined in this Deed.

(l)	A reference to a month is to a calendar month.

(m)	A reference to include, includes, included or including shall be without limitation to the matter referred to.

(n)	Except as otherwise provided, a reference to any time is a reference to Sydney time.

(o)
A reference to writing includes a facsimile transmission, any means of reproducing words in a tangible and permanently visible form and electronic mail sent in accordance with the relevant Transaction Documents.

1.3	Determination, statement and certificate sufficient evidence

Except where otherwise provided in this Deed any determination, statement or certificate by the Security Trustee or an Authorised Officer of the Security Trustee provided for in this Deed is sufficient evidence of each thing determined, stated or certified in the absence of manifest error or proof to the contrary.

1.4	Document or agreement

A reference to:

(a)	an agreement includes a Security Interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

(b)	a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

1.5	Rights and obligations of Chargees

(a)	Each Chargee is entitled to the benefit of the obligations (including warranties) of each of the Security Trustee, the Chargor and any other person under this Deed and any Collateral Security.

(b)	No Chargee is entitled, without the written consent of the Security Trustee, to enforce this Deed or any Collateral Security other than through the Security Trustee.

(c)	Each Chargee is bound by this Deed and each Collateral Security.

(d)	No Chargee is responsible for the obligations of the Security Trustee or any other Chargee.

(e)	The provisions of this Deed are binding on the Security Trustee, the Chargor and the Chargees and all persons claiming through them, respectively.

1.6	Knowledge of Security Trustee

For the purposes of this Deed, the Security Trustee will only be considered to have knowledge, notice of or to be aware of any thing if the Security Trustee has knowledge, notice or awareness of that thing by virtue of the actual knowledge, notice or awareness of the officers or employees of the Security Trustee who have day to day responsibility for the administration of the Security Trust.

1.7	PPS Act

(a)	If:

(i)
a PPS Law applies, or will at a future date apply to any of the Transaction Documents or any of the transactions contemplated by them, or the Security Trustee (acting on the instructions of the Voting Chargee) determines that a PPS Law applies, or will at a future date apply, to any of the Transaction Documents or any of the transactions contemplated by them; and

(ii)	in the opinion of the Security Trustee, the PPS Law:

(A)	adversely affects or would adversely affect the Security Trustee’s security position or the rights or obligations of the Security Trustee under or in connection with the Transaction Documents; or

(B)	enables or would enable the Security Trustee’s security position to be improved without adversely affecting the Chargor in a material respect,

the Security Trustee (acting on the instructions of the Voting Chargee) may give notice to the Chargor requiring the Chargor to do anything (including amending any Transaction Document or executing any new Transaction Document) that in the Security Trustee’s opinion is necessary to ensure that, to the maximum possible extent, the Security Trustee’s security position, and rights and obligations, are not adversely affected as contemplated by clause 1.7(a)(ii)(A) (or that any such adverse effect is overcome), or that the Security Trustee’s security position is improved as contemplated in clause 1.7(a)(ii)(B). The Chargor must comply with the requirements of that notice within the time stipulated in the notice.

(b)
The Chargor agrees to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which the Security Trustee (acting on the instructions of the Voting Chargee) asks and considers necessary for the purposes of:

(i)
ensuring that any Security Interest created under the Charge or a Transaction Document (or transaction in connection with it) is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective; or

(ii)
enabling the Security Trustee to apply for any registration, give any notification, or take any other step, in connection with the Security Interest so that the Security Interest has the highest ranking priority.

(c)	In this clause 1.7, PPS Law means:

(i)	the Personal Property Securities Act 2009 (Cth) (PPS Act);

(ii)	any regulations made at any time under the PPS Act;

(iii)	any provision of the PPS Act or regulations referred to in clause 1.7(c)(ii);

(iv)	any amendment to any of the above, made at any time; or

(v)	any amendment made at any time to any other legislation as a consequence of a PPS Law referred to in clauses 1.7(c)(ii) to 1.7(c)(iv).

2.	Appointment of Security Trustee

2.1	[CLAUSE 2.1 IS NOT REPRODUCED, AMENDED OR RESTATED]

2.2	Resolution of conflicts

(a)
The Security Trustee shall, as regards the exercise of all discretions vested in it by this Deed and all other Transaction Documents, except where expressly provided otherwise, have regard to the interest and rights of the Chargees (taken as a whole).

(b)
Subject to the provisions of this Deed, if there is at any time, with respect to enforcement, a conflict between a duty owed by the Security Trustee to any Chargee or class of Chargees, and a duty owed by it to another Chargee or class of Chargees, the Security Trustee must give priority to the interests and rights of the Voting Chargee.

(c)
Subject to the provisions of this Deed (other than paragraph (b) above), the Security Trustee must give priority to the interests and rights only of the Voting Chargee if in the Security Trustee's opinion there is a conflict between the interests and rights of the Voting Chargee and the interests of any other Chargees.

(d)	Provided that the Security Trustee acts in good faith, it shall not incur any liability to any Chargee for giving effect to paragraphs (b) or (c) above.

2.3	Duration of Security Trust

The Security Trust established under this Deed commences on the date of this Deed and ends on the Vesting Date unless determined earlier.

3.	Charge

3.1	Charge

(a)
Subject to paragraphs (b), (c), (d) and (e) below, the Chargor charges to the Security Trustee, for the Security Trustee and as trustee for the Chargees, all of its present and future assets and undertaking.

(b)
The Charge does not charge any assets or undertaking of the Chargor as at the date of this Deed which at the date of this Deed are regarded under the stamp duty laws of any State or Territory of Australia as being situated in any State or Territory of Australia, other than the Northern Territory, the Australian Capital Territory or Victoria.

(c)
The Charge does not charge any land in New South Wales, Queensland, Tasmania or Western Australia until the day after the first anniversary of the date of this Deed (land has the same meaning as in the applicable duty laws of New South Wales, Queensland, Tasmania or Western Australia).

(d)
The Charge does not charge any assets or undertaking of the Chargor which are regarded under the stamp duty laws of New South Wales, Queensland or Western Australia as being situated in New South Wales, Queensland or Western Australia and which are identified (whether or not in this Deed) as at the date of this Deed.

(e)
The Charge does not charge any Interest Rate Cap Collateral (including, if applicable, any proceeds of any Interest Rate Cap Collateral) and will not be treated as Charged Property available for distribution in accordance with clause 15.1 or, subject to the applicable Hedge Agreement, treated as being in satisfaction of any of the Secured Moneys or available to meet or to be in satisfaction of any of the Chargor’s obligations under the Transaction Documents. Any such Interest Rate Cap Collateral shall, in accordance with the applicable Hedge Agreement (subject, if applicable, to the operation of any netting provisions in the applicable Hedge Agreement), be returned to the relevant Interest Rate Cap Provider except to the extent that the relevant Hedge Agreement requires it to be treated as being in satisfaction of any obligations owed to the Chargor under or in connection with the applicable Hedge Agreement.

3.2	Security

(a)	The Charge created by this Deed secures the due and punctual payment of the Secured Moneys.

(b)	This Deed is given in consideration of the Security Trustee and the Chargees entering into the Transaction Documents, agreeing to enter into them and for other valuable consideration received.

3.3	Prospective liability

(a)	For the purpose of the Corporations Act 2001 the maximum prospective liability (as defined in the Corporations Act 2001) secured by this Deed at any time is A$1,000,000,000.

(b)	The nature of that prospective liability is advances, interest, fees, costs, indemnities and other amounts included in the definition of Secured Moneys.

3.4	Limit

Despite any other provision of this Deed, the total amount recoverable under this Deed is limited to A$1,000,000,000.

3.5	Limited Recourse

(a)
Notwithstanding anything to the contrary in the Transaction Documents, the right of any party to those documents other than the Chargor (each, a Party) to recover amounts owing under the Transaction Documents from the Chargor is limited to taking action against the assets and property of the Chargor under or in connection with the Transaction Documents and each Party must not otherwise:

(i)	bring proceedings against the Chargor; or

(ii)	apply for the winding-up, dissolution or administration of the Chargor.

(b)	Notwithstanding anything in this clause 3.5, the Chargor remains liable to pay all amounts which may from time to time be payable by it in accordance with the Transaction Documents.

(c)	Nothing in this clause 3.5:

(i)
prevents any person from bringing proceedings against the Chargor to prevent any amount owed by the Chargor from becoming statute-barred, or solely to enable a person to protect, exercise or enforce any of its rights under a Collateral Security;

(ii)	affects the right of any person to recover amounts in respect of the breach of a warranty or representation relating to:

(A)	the existence, enforceability or priority of a Transaction Document or a Security Interest which a Transaction Document purports to create; or

(B)	the title to any asset which is subject to the Charge (including the ownership of the relevant asset or the existence or non-existence of any Security Interest affecting the asset or its use); or

(iii)
prevents any person from seeking or obtaining equitable relief (including an injunction or other order to restrain any breach of contract or a declaration) in connection with a Transaction Document or the Chargor, other than an order requiring payment of money by the Chargor otherwise than in accordance with this clause 3.5.

4.	Nature of Charge

4.1	Priority

The Charge is a first ranking charge and takes priority over all Security Interests that have been granted over the Charged Property.

4.2	Nature of Charge

The Charge operates, subject to clause 4.4 as:

(a)	a fixed charge over the Transaction Documents and the Collection Account; and

(b)	a floating charge only over all other Charged Property.

The Security Trustee appoints the Chargor as its agent to operate the Collection Account.  That appointment can be revoked at any time by written notice from the Security Trustee (acting reasonably) to the Chargor. Notwithstanding any other provision of this Deed, the Security Trustee shall not be liable for any acts or omissions of the Chargor whilst the Chargor is acting in its capacity as agent of the Security Trustee.

4.3	Dealing with Charged Property

(a)	Except with the prior written consent of the Security Trustee, or as expressly permitted in any Transaction Document, the Chargor shall not:

(i)	create or allow to exist any Security Interest over any Charged Property; or

(ii)	in any other way:

(A)	dispose of;

(B)	create or allow any interest in; or

(C)	part with possession of,

any Charged Property.

(b)
Where by law a Chargee may not restrict the creation of any Security Interest over an asset ranking after the Charge, paragraph (a) will not restrict that creation.  However, the Chargor shall ensure that before that Security Interest is created the holder of that Security Interest (unless the Security Interest arises by operation of law) enters into a deed of priority in form and substance satisfactory to the Security Trustee (acting reasonably).

4.4	Crystallisation

The floating charge referred to in clause 4.2 will automatically and immediately crystallise and operate as a fixed charge:

(a)	in respect of any asset:

(i)	upon the occurrence of an Issuer Event of Default;

(ii)	if the Chargor:

(A)	creates or allows any Security Interest over;

(B)	sells, leases or otherwise disposes of;

(C)	creates or allows any interest in; or

(D)	parts with possession of,

that asset in breach of a Transaction Document, or agrees or attempts to do so or takes any step towards doing so;

(iii)	on the Commissioner of Taxation or his delegate or successor signing a notice under:

(A)	s218 or s255 of the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth) (as applicable);

(B)	s260-5 of the Taxation Administration Act 1953 (Cth); or

(C)	any similar legislation,

which will affect that asset; or

(iv)	on a Government Agency taking any step which may result in an amount of Tax or an amount owing to a Government Agency ranking ahead of the floating charge with respect to that asset; or

(b)	in respect of all the Charged Property:

(i)	if an Insolvency Event occurs in respect of the Chargor; or

(ii)	on the security constituted by this Deed being enforced in any way.

Except where expressly stated, no notice or action by any Chargee is necessary for the charge to crystallise.

4.5	De-crystallisation

The Security Trustee must, at the direction of the Chargor and upon receipt of the written consents from the VFC Holders referred to below, at any time release any asset which has become subject to a fixed charge under clause 4.4 from the fixed charge by giving notice of any such release to the Chargor.  The Chargor cannot give such direction, and the Security Trustee must not act on such direction, unless each of the VFC Holders has given its prior written consent.  That asset will then again be subject to the floating charge and to the further operation of that clause.  The Security Trustee must notify the Chargees of any such release.

5.	Covenants and warranties

5.1	Covenants

(a)
The Chargor acknowledges its indebtedness to each Chargee in respect of the relevant Secured Moneys of each Chargee.  The Chargor shall duly and punctually pay the Secured Moneys when due in accordance with the Transaction Documents, including when demand is made under clause 7.2.

(b)	The Chargor shall use its reasonable endeavours to ensure that no Issuer Event of Default occurs.

(c)	The Chargor will ensure that it complies with its obligations under the Transaction Documents.

(d)
The Chargor will give to the Security Trustee a copy of the VFC Register, and any information in the power or possession of the Chargor relating to the Chargor that the Security Trustee reasonably requests in connection with the exercise and performance of its powers and obligations under this Deed, including without limitation:

(i)	the identity, and notice details of, each Chargee; and

(ii)	the amount and details of any Secured Moneys owing to each Chargee.

(e)
The Chargor shall cause this Deed to be duly stamped and lodged for registration with the Australian Securities and Investments Commission within the period in which this Deed is required to be so stamped in each state and territory of Australia.

5.2	Negative covenants

The Chargor shall not do any of the following without the prior written consent of the Security Trustee and the Voting Chargee except as permitted by the Transaction Documents:

(a)	(no release under Transaction Documents) give any release or discharge (whether full, partial or conditional) to any person in respect of their obligations under any of the Transaction Documents;

(b)	(bank accounts) open any bank account not specified in the Transaction Documents;

(c)	(Security Interest) create or permit or suffer to exist any Security Interest over the Charged Property other than the Charge; and

(d)	(other activities) engage in any business or activity other than as specified in the Transaction Document or as contemplated by its constituent documents.

5.3	Representations and warranties

The Chargor makes the following representations and warranties:

(a)	(Transaction Documents representations and warranties) All representations and warranties of the Chargor in the Transaction Documents are true or, if not yet made, will be true when made.

(b)
(good title)  The Chargor has not taken any action or failed to take any action, as a result of which it will fail (or has failed) to become or will cease (or has ceased) to be the sole legal and/or equitable owner of the Charged Property free of all Security Interests other than the Charge.

(c)	(power to charge) The Chargor has the power to enter into this Deed and to charge in the manner provided in this Deed the Charged Property.

5.4	Chargor's undertakings

The Chargor undertakes to the Security Trustee to give to the Security Trustee within 10 Business Days of a request a copy of each Transaction Document and details and information relating to:

(a)	the identity, and notice details of, each Chargee; and

(b)	the Secured Moneys owing to each Chargee.

5.5	Undertakings regarding VFC Deed Poll

(a)	The Chargor shall lodge an executed counterpart of the VFC Deed Poll and the Terms and Conditions with the Security Trustee for the benefit of the Voting Chargee.

(b)	Each VFC Holder is taken to have irrevocably appointed and authorised the Security Trustee to hold the VFC Deed Poll and the Terms and Conditions in New South Wales on behalf of that VFC Holder.

(c)
The Security Trustee has no duties or responsibilities under this clause except to make the VFC Deed Poll and the Terms and Conditions available to the Voting Chargee if at any time it needs to enforce its rights under it.

(d)	Where there is more than one Voting Chargee, the Security Trustee need only act under clause 5.5(c) on the written request from all Voting Chargees.

6.	Further assurances

Whenever the Security Trustee reasonably requests the Chargor to do anything:

(a)	more satisfactorily mortgaging, assuring or securing the Charged Property to the Chargees or the Security Trustee in a manner not inconsistent with this Deed or any Transaction Document; or

(b)	aiding in the execution or exercise of any Power,

the Chargor shall do it promptly.  It may include registering this Deed, executing or registering any other document or agreement, delivering Transaction Documents or evidence of title and executing and delivering blank transfers.

7.	Events of Default

7.1	Events of Default

Each of the following is an Issuer Event of Default (whether or not it is within the control of the Chargor).

(a)	(failure to pay) The Chargor fails to pay:

(i)	any interest in respect of any VFC within 2 Business Days of the relevant Payment Date on which that interest was due to be paid; or

(ii)
any other Secured Moneys within 2 Business Days of the due date for payment (or within any other applicable grace period agreed with the Voting Chargee), except where the failure is due to administrative or technical problems beyond the control of the Chargor or such administrative or technical problems are rectified within 2 Business Days (or such other time as is agreed to by the Voting Chargee in writing).

(b)
(breach of obligation)  The Chargor fails to perform or observe any other provisions (other than an obligation referred to in paragraph (a)) of this Deed or a Transaction Document and (if such failure is capable of remedy) that default is not remedied within 30 days after the earlier to occur of:

(i)	the date on which the Chargor becomes actually aware of the relevant default having occurred; and

(ii)	the date written notice is received by the Chargor from the Security Trustee requesting that the relevant default be remedied.

(c)
(misrepresentation)  A representation or warranty by or on behalf of the Chargor in a Transaction Document is not true in a material respect or is misleading when made or repeated and (if capable of remedy) the relevant circumstances are not remedied within 30 days after the earlier to occur of:

(i)	the date on which the Chargor becomes actually aware of the relevant circumstances having occurred; and

(ii)	the date written notice is received by the Chargor from the Security Trustee requesting that the relevant circumstances be remedied.

(d)	(Insolvency Event) An Insolvency Event occurs in relation to the Chargor.

(e)
(priority of Charge)  The Charge is not or ceases to be a first ranking charge over the Charged Property, or any other obligation of the Chargor (other than as mandatorily preferred by law) ranks ahead of or pari passu with any of the Secured Moneys.

(f)	(enforcement of Security Interest) Any Security Interest over any asset of the Chargor is enforced.

(g)	(vitiation of Transaction Documents)

(i)	All or any part of any Transaction Document is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect; or

(ii)
a party becomes entitled to terminate, rescind or avoid all or part of any Transaction Document (except where that party waives its right to terminate, rescind or avoid the relevant Transaction Documents).

7.2	Rights of the Security Trustee upon Issuer Event of Default

At any time after an Issuer Event of Default occurs, the Security Trustee may subject to clause 8.1:

(a)	declare the Charge immediately enforceable;

(b)	declare the Secured Moneys immediately due and payable;

(c)	give a notice crystallising the charge in relation to any or all of the Charged Property under clause 4.4;

(d)	appoint a Receiver over the Charged Property, or exercise the powers that a Receiver would otherwise have if appointed under this Deed; or

(e)	take any other action if so directed by an Extraordinary Resolution of the Voting Chargee.

The Security Trustee may exercise its rights under this clause notwithstanding any delay or previous waiver.

7.3	Notify Events of Default

The Chargor must promptly notify the Security Trustee if it becomes aware of the occurrence of an Issuer Event of Default, including full details (to the extent it is aware of them) of that Issuer Event of Default.

8.	Enforcement

8.1	Power to enforce

At any time after the Charge becomes enforceable, the Security Trustee may, at its discretion and without further notice (subject to the terms of this Deed), take such action as it may think fit to enforce any provisions of this Deed but it may not take any action referred to in clauses 7.2(a) to (d) (inclusive) unless directed to do so by an Extraordinary Resolution of the Voting Chargee, or unless in the opinion of the Security Trustee it is necessary to do so to protect the interests of the Chargees (including the Security Trustee in its personal capacity).

8.2	No obligation to enforce

Subject to clause 8.3, pending the receipt of directions from the Voting Chargee as contemplated by clauses 8.3 and 8.4, the Security Trustee shall not be bound to take any action or give any consent or waiver or make any determination under this Deed (including, without limiting the generality of the foregoing, to appoint any Receiver, to declare the Charge enforceable or the Secured Moneys immediately due and payable pursuant to clause 7.2 or to take any other proceedings referred to in clause 8.1).  Nothing in this clause shall affect the operation of clause 4.4 or the Charge becoming enforceable prior to the Security Trustee receiving directions from the Voting Chargee.

8.3	Obligation to convene meeting

(a)
The Security Trustee may enforce this Deed without an Extraordinary Resolution of the Voting Chargee if it believes (in its absolute discretion) that it is necessary to do so to protect the interests of the Chargees and provided that it has been indemnified to its satisfaction in accordance with this Deed.

(b)
Following the Security Trustee becoming actually aware of the occurrence of an Issuer Event of Default in accordance with clause 1.6 or 35.5, it shall promptly convene a meeting of the Voting Chargee in accordance with this Deed, at which it shall seek directions from the Voting Chargee by way of an Extraordinary Resolution regarding the action it should take as a result of that Issuer Event of Default including whether to do any of the things referred to in clauses 7.2(a) to (d) inclusive.

8.4	Security Trustee to act in accordance with directions

(a)
Subject to sub-clause (b) below, the Security Trustee shall take all action necessary to give effect to any Extraordinary Resolution of the Voting Chargee and shall comply with all directions contained in or given pursuant to any Extraordinary Resolution of the Voting Chargee.

(b)	The obligation of the Security Trustee pursuant to sub-clause (a) above or to take any other action under this Deed or another Transaction Document is subject to:

(i)	this Deed; and

(ii)
the Security Trustee being adequately indemnified from the property held on trust under clause 2.1(b) or the Security Trustee receiving from the Chargees, or any of them, an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Chargee) against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur, in giving effect to an Extraordinary Resolution of the Voting Chargee.

The Security Trustee shall first claim on its indemnity from the property held on trust under clause 2.1(b) if there are liquid funds immediately available for it to do so before it claims on any indemnity from the Chargees including any indemnity provided under clause 8.5.

(c)
If the Security Trustee becomes bound to take steps and/or proceed under this Deed and it fails to do so within a reasonable time and such failure is continuing, the Voting Chargee may exercise such powers as they determine by Extraordinary Resolution and then only if and to the extent the Voting Chargee is able to do so under Australian law.

8.5	Security Trustee must receive indemnity

If:

(a)
the Security Trustee convenes a meeting of the Chargees, or is required by an Extraordinary Resolution of the Voting Chargee to take any action under this Deed, and advises the Voting Chargee that the Security Trustee will not act in relation to the enforcement of this Deed unless it is personally indemnified by the Chargees (or any of them) to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur, in relation to the enforcement of this Deed and put in funds to the extent to which it may become liable (including costs and expenses); and

(b)	those Chargees refuse to grant the requested indemnity, and put it in funds,

then the Security Trustee will not be obliged to act in relation to that enforcement.  In those circumstances, the Voting Chargee may exercise such Powers as they determine by Extraordinary Resolution.

8.6	Limitation on rights of Chargees

Subject to this Deed (including, without limitation, clauses 8.4(b) and 8.5), the powers, rights and remedies conferred on the Security Trustee by this Deed are exercisable by the Security Trustee only, and no Chargee is entitled without the written consent of the Security Trustee to exercise the same or any of them.  Without limiting the generality of the foregoing, subject to clause 8.5, no Chargee is entitled to enforce the Charge or the provisions of this Deed or to appoint or cause to be appointed a Receiver to any of the Charged Property or otherwise to exercise any power conferred by the terms of any applicable law on charges except as provided in this Deed.

8.7	Acts pursuant to resolutions

The Security Trustee shall not be responsible for having acted in good faith upon any resolution purporting to have been passed at any meeting of the Chargees in respect of which minutes have been made and signed, even though it may subsequently be found that there was some defect in the constitution of that meeting or the passing of that resolution or that for any reason that resolution was not valid or binding upon the Chargees.

8.8	Overriding provision

Notwithstanding any other provision of this Deed the Security Trustee will not be under any obligation to advance or use its own funds for the payment of any losses, costs, expenses or liabilities, except to the extent to which that loss, cost, expense or liability was caused by its own fraud, negligence or wilful misconduct.

9.	Appointment of Receiver

9.1	Appointment

To the extent permitted by law and subject to clause 8, at any time after the Charge becomes enforceable under this Deed the Security Trustee or any Authorised Officer of the Security Trustee may:

(a)	appoint any person or any 2 or more persons jointly or severally or both to be a Receiver of all or any of the Charged Property;

(b)	remove any Receiver;

(c)	appoint another Receiver in addition to or in place of a Receiver; or

(d)	fix or vary the remuneration of a Receiver.

9.2	Agent of Chargor

(a)	Subject to clause 9.4, every Receiver is the agent of the Chargor. The Chargor alone is responsible for the Receiver's acts and defaults.

(b)	Each Chargee acknowledges that any Receiver will be the agent of the Chargor.

9.3	Receiver's powers

In addition to any powers granted by law, and except to the extent specifically excluded by the terms of his appointment and in accordance with the interests of the Chargees in accordance with this Deed, every Receiver has power to do anything in respect of the Charged Property that the Chargor could do.  His powers include the following.

(a)	(take possession and manage) He may take possession of, get in and manage the Charged Property.

(b)	(lease) He may lease any of the Charged Property for any term (whether or not the Receiver has taken possession).

(c)	(carry on business) He may carry on or concur in carrying on any business.

(d)	(acquire any asset) He may acquire in any manner any asset (including to take it on lease). After that acquisition it will be included in the Charged Property.

(e)
(maintain and improve the Charged Property)  He may do anything to maintain, protect or improve any of the Charged Property or to obtain income or returns from any of the Charged Property (including by development, sub-division, construction, alteration, or repair, of any property or by pulling down, dismantling or scrapping, any property).

(f)	(raise money) He may:

(i)	borrow or raise any money from any Chargee or any other person approved by the Security Trustee;

(ii)	give Guarantees; and

(iii)
grant any Security Interest over any of the Charged Property to secure that money or Guarantee.  That Security Interest may rank in priority to or equally with or after, the security created by this Deed.  It may be given in the name of the Chargor or otherwise.

(g)	(lend) He may lend money or provide financial accommodation.

(h)	(sell)

(i)	He may sell any of the Charged Property (whether or not the Receiver has taken possession).

(ii)	Without limitation, any sale may be made:

(A)	by public auction, private treaty or tender;

(B)	for cash or on credit;

(C)	in one lot or in parcels;

(D)	either with or without special conditions or stipulations as to title or time or mode of payment of purchase money or otherwise;

(E)	with power to allow the whole or any part of the purchase money to be deferred (whether with or without any security); and

(F)	whether or not in conjunction with the sale of any property by any person.

(i)	(options) He may grant or take put or call options.

(j)	(sever fixtures) He may sever fixtures.

(k)	(employ) He may employ or discharge any person as employee, contractor, agent, professional adviser, consultant or auctioneer for any purpose.

(l)	(compromise) He may make or accept any arrangement or compromise.

(m)	(give receipts) He may give receipts for money and other assets.

(n)	(perform and enforce agreements) He may:

(i)	perform or enforce;

(ii)	exercise or refrain from exercising the Chargor's rights and powers under; or

(iii)	obtain the benefit in other ways of,

any documents or agreements or rights which form part of the Charged Property and any documents or agreements entered into in exercise of any Power.

(o)	(vary and terminate agreements) He may vary, rescind or terminate any document or agreement (including surrender or accept the surrender of leases).

(p)	(Authorisations) He may apply for, take up, transfer or surrender any Authorisation or any variation of any Authorisation.

(q)
(take insolvency proceedings)  He may make, commence and pursue insolvency proceedings against any person and do any thing in relation to any actual or contemplated Liquidation (including attend and vote at meetings of creditors and appoint proxies).

(r)	(take proceedings) He may commence, defend, conduct, settle, discontinue or compromise proceedings in the name of the Chargor or otherwise.

(s)	(execute documents) He may enter into and execute documents or agreements on behalf of himself or the Chargor.

(t)	(operate bank accounts) He may operate any bank account comprising part of the Charged Property and open and operate any further bank account.

(u)	(surrender Charged Property) He may surrender, release or transfer any of the Charged Property.

(v)	(exchange Charged Property) He may exchange with any person any of the Charged Property for other property.

(w)	(promote companies) He may promote the formation of companies with a view to purchasing any of the Charged Property or assuming the obligations of the Chargor or otherwise.

(x)	(delegate) He may delegate to any person approved by the Security Trustee any of his Powers (including delegation).

(y)	(exercise rights ) He may exercise all the rights of the Chargor under the Transaction Documents with respect to the assets of the Chargor.

(z)	(vote) He may exercise any voting or other rights or powers in respect of any of the Charged Property and do anything in relation to shares or marketable securities.

(aa)	(other outgoings) He may pay any outgoing or indebtedness of the Chargor or any other person.

(bb)	(Security Interests) He may redeem any Security Interest or acquire it and any debt secured by it.

(cc)	(insure) He may take out insurance.

(dd)	(insurance claims) He may make, enforce, compromise and settle all claims in respect of insurance.

(ee)	(incidental power) He may do anything incidental to the exercise of any other Power.

All of the above paragraphs are to be construed independently.  None limits the generality of any other.

9.4	Receiver appointed after commencement of winding up

The power to appoint a Receiver may be exercised even though:

(a)	an order may have been made or a resolution may have been passed for the Liquidation of the Chargor; and

(b)	a receiver appointed in those circumstances may not, or may not in some respects specified by the Receiver, act as the agent of the Chargor.

9.5	Powers exercisable by the Security Trustee

Subject to clause 8.1, whether or not a Receiver has been appointed, the Security Trustee may exercise any Power of a Receiver at any time after the Charge becomes enforceable under this Deed in addition to any Power of the Chargees and without giving notice.  It may exercise those Powers and its Powers without taking possession or being liable as a chargee in possession.  Without limitation, it may exercise those Powers and its Powers directly or through one or more agents.  In the latter event, anything done or incurred by such an agent will be taken to be done or incurred by the Security Trustee provided that the Security Trustee will have no liability in respect of the negligence or wilful misconduct of any agent appointed by the Security Trustee except in accordance with clause 43.5.

9.6	Withdrawal

The Security Trustee may at any time (provided it does not have a Material Adverse Effect) give up possession of any Charged Property and may at any time withdraw any receivership.

10.	Remuneration of Security Trustee

10.1	Costs

The Chargor shall reimburse the Security Trustee for all costs and expenses of the Security Trustee properly incurred in acting as Security Trustee.

10.2	Fee

(a)
The Security Trustee shall be entitled to a fee from the Chargor from the proceeds of the Charged Property at the rate agreed in writing by the Security Trustee and the Chargor from time to time and in respect of which each other Chargee has given its prior written consent.  This fee is payable in accordance with the VFC Deed Poll.

(b)	The Security Trustee's fee under sub-clause (a) shall be payable in arrear for the relevant period as agreed from time to time by the Chargor and the Security Trustee.

(c)	The Security Trustee shall be entitled to reimbursement from the Chargor on demand for:

(i)
its reasonable costs, charges and expenses in connection with the negotiation, preparation, execution, stamping, registration and completion of this Deed and reviewing the Transaction Documents, the exercise or purported exercise of the powers and trusts of this Deed or any of the powers, authorities or discretions vested in it pursuant to this Deed and any consent, approval, waiver or variation in connection with this Deed;

(ii)	all its reasonable costs, charges and expenses in connection with demanding or attempting to demand payment of any of the Secured Money;

(iii)
its costs, charges and expenses incurred in connection with the contemplated or actual enforcement or preservation of any rights under this Deed, the Charge or the preservation of the Charged Property (including expenses incurred in retaining independent consultants to evaluate any matter of concern);

(iv)	where the Security Trustee is removed under clause 36.2(b),

its reasonable costs, charges and expenses incurred by it in the performance of its duties under this Deed upon the appointment of a replacement Security Trustee, including, without limitation, reasonable legal costs and expenses on a full indemnity basis or a solicitor and own client basis, whichever is the higher.

10.3	Additional fees

Prior to any Issuer Event of Default, if the Security Trustee is required at any time to undertake duties which are agreed either by the Chargor and the Security Trustee or by the Security Trustee and an ordinary resolution of Chargees, as the case may be, to be of an exceptional nature or otherwise outside the scope of the normal duties of the Security Trustee under this Deed, the Security Trustee shall be entitled to such additional remuneration as may be agreed between the Chargor and the Security Trustee, in such amount as is reasonably satisfactory to the Security Trustee.

10.4	Goods and Services Tax

If GST is payable in respect of the supply (as defined in any law imposing a GST) by the Security Trustee under or in respect of this Deed or any other Transaction Document, then such GST will be paid out of the assets of the Chargor as an Expense in accordance with the VFC Deed Poll.

10.5	Cessation of Fee

The Security Trustee shall not be entitled to remuneration under clauses 10.1 or 10.2 in respect of any period after the Charge Release Date or after it has resigned or been removed as Security Trustee (other than in relation to any amounts accrued but unpaid to the Security Trustee under clauses 10.1 or 10.2 in respect of any period falling on or prior to the Charge Release Date or on or prior to the date of such resignation or removal).

11.	Power of attorney

(a)
For valuable consideration and by way of security the Chargor irrevocably appoints each Receiver and Authorised Officer of the Security Trustee severally as its attorney to do anything, following the occurrence of an Issuer Event of Default, which:

(i)	the Chargor is obliged to do under or in relation to any Transaction Document; or

(ii)
any Chargee or any Receiver is authorised or empowered to do under any Transaction Document or any law but only at the times  that Chargee or a Receiver (if a Receiver had been appointed) would have been able to do it.

(b)	Without limitation, the Attorney may, following the occurrence of an Issuer Event of Default, at any time:

(i)
do anything which in the opinion of the Security Trustee or Attorney is necessary or expedient to secure, preserve, perfect, or give effect to the security contained in this Deed (including anything under clauses 12 or 13).  For this purpose, without limitation, he may execute any legal mortgage, transfer, assignment and other assurance of any of the Charged Property in favour of any Chargee, any purchaser or any nominee; and

(ii)	delegate his powers (including delegation).

(c)	No Attorney appointed under this Deed may act inconsistently with this Deed or any other Transaction Document.

12.	Completion of blank securities

The Security Trustee, any Authorised Officer of the Security Trustee, any Receiver or any Attorney may complete any document which at any time is executed by or on behalf of the Chargor and deposited with the Security Trustee.  It may complete it in favour of any Chargee, any purchaser or any nominee.  It may not do so inconsistently with this Deed or any other Transaction Document.

13.	Performance of Chargor's obligations

If at any time the Chargor fails duly to perform any obligation in any Transaction Document, the Security Trustee or any person it authorises may do anything which in its opinion is necessary or expedient to make good or to attempt to make good that failure to its satisfaction.

14.	Statutory powers

14.1	Powers in augmentation

The powers conferred on a Chargee by law:

(a)	are in addition to the Powers conferred by this Deed;

(b)
(to the extent permitted by law and provided there is sufficient time to do so, with the prior written consent of the Voting Chargee) may be exercised by the Security Trustee immediately after the Charge becomes enforceable under this Deed and at any time subsequently; and

(c)	are excluded or varied only so far as they are inconsistent with the express terms of this Deed or any Collateral Security.

14.2	Notice not required

To the extent permitted by law:

(a)	the Chargor dispenses with any notice or lapse of time required by any law before enforcing this Deed or any Collateral Security or exercising any Power; and

(b)	subject to this Deed, no Chargee is required to give notice to any person before enforcement or exercise; and

(c)	any law requiring the giving of notice or the compliance with a procedure or the lapse of time before enforcement or exercise is excluded.

15.	Application of moneys received

15.1	Priorities

At all times after the Charge has become enforceable, the proceeds from the enforcement of the Charge are to be applied (notwithstanding any order of payment in the VFC Deed Poll) in the following order of priority, subject to any other priority which may be required by statute or law:

(a)
first, to the extent required by law, to pay the holder of any prior ranking Security Interest over the assets of the Chargor of which the Security Trustee has notice, the amount properly secured by the Security Interest;

(b)	second, to pay (pari passu and rateably):

(i)
all costs, charges, expenses and disbursements properly incurred in the exercise of any Power by the Security Trustee, a Receiver or an Attorney or other amounts (other than those referred to in paragraph (b)(ii)) payable to the Security Trustee under this Deed);

(ii)	any fees and other expenses due to the Security Trustee;

(iii)	to the extent that the Servicer is a party other than an Associate of the Chargor, any fees and other expenses due to the Servicer; and

(iv)	the Receiver's remuneration;

(c)	third, to pay pari passu and rateably all Secured Moneys payable by the Chargor at any time to the VFC Holders;

(d)	fourth, pari passu to pay all other Chargees the Secured Moneys owing to them;

(e)	fifth, to pay the holder of any subsequent Security Interest over assets of the Chargor of which the Security Trustee has notice the amount properly secured by the Security Interest; and

(f)	sixth, to pay any surplus to the Chargor.

The surplus will not carry interest.  If the Security Trustee pays the surplus to the credit of an account in the name of the Chargor with any bank carrying on business in Australia, the Security Trustee, Receiver, Chargee or Attorney (as the case may be) will be under no further liability in respect of it.

15.2	Moneys actually received

In applying any moneys towards satisfaction of the Secured Moneys, the Chargor will be credited only with the money available for that purpose which is actually received by the relevant Chargee. The credit will date from the time of receipt.

15.3	Amounts contingently due

If any of the Secured Moneys is contingently owing to any Chargee at the time of a distribution of an amount under clause 15.1, the Security Trustee may retain any of that amount.  If it does, it shall place the amount retained on short term interest bearing deposit until the relevant Secured Moneys become actually due or cease to be contingently owing, or it becomes reasonably apparent that the relevant contingency will not occur and the Security Trustee shall then:

(a)	pay to that Chargee the amount which becomes actually due to it; and

(b)	apply the balance of the amount retained (together with interest earned on the deposit) in accordance with clause 15.1.

15.4	Notice of subsequent Security Interests

(a)
If any Chargee receives actual or constructive notice of a subsequent Security Interest affecting any of the Charged Property it may open a separate account in the name of the Chargor in the books of that Chargee.

(b)	If that Chargee does not open a new account it will be treated as if it had done so at the time it received actual or constructive notice of the Security Interest.

(c)	From the time the new account is opened or is taken to be opened:

(i)	all advances and accommodation made available by that Chargee to the Chargor;

(ii)	all payments and repayments made by the Chargor to that Chargee; and

(iii)	moneys to be applied towards the Secured Moneys under clause 15.1,

will be or will be taken to be debited or credited, as appropriate, to the new account.  Payments, repayments and other moneys will only be applied in reduction of other Secured Moneys owing to that Chargee to the extent that there is no debit balance in that account.

15.5	Satisfaction of debts

Without limiting clause 29, each Chargee shall accept the distribution of moneys under this clause in full and final satisfaction of all Secured Moneys owing to it, and any debt represented by any shortfall that exists after any final distribution under this clause is extinguished.

16.	Other Security Interests over Charged Property

(a)
Any Chargee and any Receiver or Attorney may rely on the certificate of a holder of another Security Interest affecting or purporting to affect the Charged Property as to the amount and property secured by the Security Interest.

(b)
The Security Trustee or any Receiver may at any time pay or agree to pay the amount certified by the holder of a Security Interest or purported Security Interest to be necessary to discharge it or some indebtedness secured by it, or to acquire it.  From the date of payment that amount will be part of the Secured Moneys and the Chargor shall indemnify the Security Trustee and the Receiver against that amount.  This applies whether or not that Security Interest or purported Security Interest was valid or prior, equal or subsequent ranking, or the property or moneys stated in the certificate were secured by it.

17.	Protection of Chargees, Receiver and Attorney

To the extent permitted by law, neither any Chargee, nor any Receiver, nor any Attorney will be liable:

(a)	in respect of any conduct, delay, negligence or breach of duty in the exercise or non-exercise of any Power; or

(b)	for any loss (including consequential loss) which results,

except where it arises from fraud, negligence or wilful misconduct on the part of the relevant Chargee, Receiver or Attorney.

18.	Protection of third parties

18.1	No enquiry

No party to any Dealing (as defined below) and no person asked to register a Dealing:

(a)	is bound to enquire:

(i)	whether an Issuer Event of Default has occurred or whether this Deed has become enforceable;

(ii)	whether a person who is, or purports or is purported to be, a Receiver or Attorney is duly appointed;

(iii)	as to the amount of Secured Moneys or whether Secured Moneys are due and payable; or

(iv)	in any other way as to the propriety or regularity of the Dealing; or

(b)	is affected by express notice that the Dealing is unnecessary or improper.

For the protection of any party to a Dealing or a person registering a Dealing, the Dealing will be taken to be authorised by this Deed and will be valid accordingly, even if there is any irregularity or impropriety in the Dealing.

In this clause 18.1, a Dealing is:

(a)	any payment or any delivery or handing over of an asset to; or

(b)	any acquisition, incurring of finance debt, receipt, sale, lease, disposal or other dealing, by,

any Chargee or any Receiver or Attorney, or any person who purports or is purported to be a Receiver or Attorney.

18.2	Receipt

The receipt of any Authorised Officer of any Chargee or any Receiver or Attorney (or person who purports, or is purported, to be a Receiver or Attorney) for any moneys or assets payable to, or receivable or received by it, exonerates the person paying those moneys or handing over that asset from being concerned as to their application, or from being liable or accountable for their loss or misapplication.

19.	Expenses, indemnity

19.1	Expenses

In accordance with the VFC Deed Poll and this Deed, the Chargor shall reimburse each Chargee, Receiver and Attorney for its reasonable expenses in relation to:

(a)	any consent, agreement, approval, waiver or amendment under or in relation to the Transaction Documents; and

(b)
(i)any actual or contemplated enforcement of the Transaction Documents or the actual or contemplated exercise, preservation or consideration of any Powers under the Transaction Documents or in relation to the Charged Property; and

(ii)
any enquiry by a Government Agency concerning the Chargor or the Charged Property or a transaction or activity the subject of the Transaction Documents, or in connection with which, financial accommodation or funds raised under a Transaction Document are used or provided.

This includes reasonable legal costs and expenses (including in-house lawyers charged at their usual rates) on a full indemnity basis, expenses incurred in reimbursing or indemnifying any Receiver or Attorney or in retaining consultants to evaluate matters of material bona fide concern to that Chargee and administrative costs including time of its executives (whose time and costs are to be charged at reasonable rates).  This does not limit the generality of clause 19.2.

19.2	Indemnity

Subject to clause 15.1, on demand the Chargor shall indemnify each Chargee and each Receiver and Attorney against any loss, cost, charge, liability or expense that Chargee (or any officer or employee of that Chargee) or any Receiver or Attorney may sustain or incur as a direct or indirect consequence of:

(a)	the occurrence of any Issuer Event of Default; or

(b)
any exercise or attempted exercise of any Power or any failure to exercise any Power in each case except to the extent that the relevant loss, cost, charge, liability or expense was caused or contributed to by any fraud, negligence, or wilful misconduct on the part of the relevant Chargee.

20.	Stamp duties

(a)
The Chargor shall pay (and reimburse each Chargee for) all stamp, transaction, registration and similar Taxes (including fines and penalties) in relation to the execution, delivery, performance or enforcement of any Transaction Document or any payment or receipt or any other transaction contemplated by any Transaction Document.

(b)
Those Taxes include debits tax or other Taxes payable by return and Taxes passed on to any Chargee (other than the VFC Holders) by any bank or financial institution other than interest withholding tax.

(c)
The Chargor shall indemnify each Chargee against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Chargee to pay any Tax after having been put in funds to do so by the Chargor.

21.	Interest on overdue amounts

21.1	Accrual

Interest accrues on each unpaid amount which is due and payable by the Chargor under or in respect of this Deed or any other Transaction Document (including interest payable under this clause):

(a)
on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

(b)	both before and after judgment (as a separate and independent obligation); and

(c)	at the rate provided in clause 21.3,

except where the Transaction Document provides otherwise.

21.2	Payment

The Chargor shall pay interest accrued under this clause 21 on demand by the Security Trustee and on each Payment Date.  That interest is payable in the currency of the unpaid amount on which it accrues.

21.3	Rate

The rate applicable under this clause 21 is the sum of 2% per annum plus the higher of the following, each as determined by the Security Trustee:

(a)	the rate (if any) applicable to the amount immediately before the due date; and

(b)	BBR for the relevant period.

22.	Certificate as to amount of Secured Moneys, etc.

A certificate signed by an Authorised Officer of the Security Trustee will be sufficient evidence against the Chargor and the Chargees, in the absence of manifest error or proof to the contrary:

(a)	as to the amount of Secured Moneys stated in the certificate;

(b)	that a person specified in that certificate is a Chargee;

(c)	that a document specified in that certificate is a Transaction Document; and

(d)	that the Security Trustee is of the opinion stated in the certificate.

23.	Survival of representations

All representations and warranties in a Transaction Document survive the execution and delivery of the Transaction Documents and the provision of advances and financial accommodation.

24.	Indemnity and reimbursement obligations

Each indemnity, reimbursement and similar obligation in a Transaction Documents:

(a)	is a continuing obligation;

(b)	is a separate and independent obligation;

(c)	is payable on demand;

(d)	survives termination or discharge of the Transaction Document; and

(e)	is subject to the order of payment contained in the VFC Deed Poll and clause 15 of this Deed.

25.	Continuing security

Each of this Deed and each Collateral Security is a continuing security despite any settlement of account, intervening payment or anything else until a final discharge of this Deed and each Collateral Security has been given to the Chargor.

26.	Other securities

No Power and nothing in this Deed or any Collateral Security merges in, or in any other way prejudicially affects or is prejudicially affected by:

(a)	any other Security Interest; or

(b)	any judgment, right or remedy against any person,

which any Chargee or any person claiming through any Chargee may have at any time.

27.	Discharge of the Charge

27.1	Release

Upon the Chargor providing a certificate to the Security Trustee (upon which certificate the Security Trustee may rely conclusively) stating that:

(a)	all Secured Moneys (actually or contingently owing) have been paid in full; and

(b)	all the obligations of the Chargor under the Transaction Documents have been performed, observed and fulfilled,

then the Security Trustee shall, subject to clause 27.2, at the request of the Chargor, and at the cost of the Chargor, release the Charged Property from the Charge and this Deed. Any such certificate must be executed by an Authorised Signatory of the Chargor.

27.2	Contingent liabilities

The Security Trustee shall not release the Charge unless at the time such release is sought the Security Trustee has  no actual, contingent or prospective liabilities in respect of the Chargor or otherwise in connection with this Deed whether or not there is any reasonable likelihood of such liabilities becoming actual liabilities, including without limitation, in respect of any bills, notes, drafts, cheques, guarantees, letters of credit or other notes or documents issued, drawn, endorsed or accepted by the Security Trustee for the account or at the request of the Chargor.

27.3	Charge reinstated

If any claim is made by any person that any moneys applied in payment or satisfaction of the Secured Moneys must be repaid or refunded under any law (including, without limit, any law relating to preferences, bankruptcy, insolvency or the winding up of bodies corporate) and the Charge has already been discharged, the Chargor shall promptly do, execute and deliver, and cause any relevant person to do, execute and deliver, all such acts and documents as the Security Trustee may require to reinstate this Charge unless the Security Trustee agrees otherwise in writing.

28.	Amendment

28.1	Approval

Subject to clause 28.2, the parties to a Transaction Document may, with the prior written approval of the Voting Chargee, by way of supplemental deed or agreement alter, add to or modify that Transaction Document (including this Deed (including this clause 28)).

28.2	Amendment without approval

Notwithstanding clause 28.1, but without limiting clause 28.3, the parties to a Transaction Document may vary or amend that Transaction Document (including this Deed) so long as such variation or amendment is:

(a)	to correct a manifest error or ambiguity; or

(b)	of a formal, technical or administrative nature only; or

(c)
in the opinion of the Security Trustee (acting in accordance with an Extraordinary Resolution), necessary to comply with the provisions of any existing or proposed law or with the requirements of any Government Agency; or

(d)
in the opinion of the Security Trustee (acting in accordance with an Extraordinary Resolution), appropriate or expedient as a consequence of an amendment or proposed amendment to any law or altered requirements of any Government Agency; or

(e)
in the opinion of the Security Trustee (acting in accordance with an Extraordinary Resolution), not prejudicial to the rights or interests of any Chargee and the Security Trustee has received the prior written confirmation from the Rating Agency that such variation or amendment will not result in an Adverse Rating Effect.

28.3	Distribution of amendments

The Chargor shall distribute to all Chargees, a copy of any amendments made pursuant to clause 28.1 as soon as reasonably practicable after the amendment has been made. The Chargor will notify the Rating Agency of any amendment made to any Transaction Document to which it is a party in accordance with clause 28.1 within 5 Business Days of the amendment being made.

29.	Waivers, remedies cumulative

(a)	No failure to exercise and no delay in exercising any Power operates as a waiver. No single or partial exercise of any Power precludes any other or further exercise of that Power or any other Power.

(b)	The Powers in this Deed and each Collateral Security are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

30.	Consents and opinion

Except where expressly stated any Chargee may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise its Powers, at its absolute discretion.

31.	Severability of provisions

(a)
Any provision of this Deed or any Collateral Security which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability.  That does not invalidate the remaining provisions of this Deed or any Collateral Security nor affect the validity or enforceability of that provision in any other jurisdiction.

(b)	Without limiting the generality of paragraph (a):

(i)
the definition of Secured Moneys does not include any liability so long as and to the extent that the inclusion of that liability would avoid, invalidate or render ineffective clause 3 or 4 or the security constituted by this Deed; and

(ii)
the definition of Charged Property does not include any asset so long as and to the extent that the inclusion of that asset would invalidate, avoid or render ineffective clause 3 or 4 or the security constituted by this Deed.

32.	Moratorium legislation

To the full extent permitted by law all legislation which at any time directly or indirectly:

(a)	lessens, varies or affects in favour of the Chargor any obligation under this Deed or any Collateral Security; or

(b)	delays, prevents or prejudicially affects the exercise by any Chargee, any Receiver or Attorney, of any Power,

is excluded from this Deed and any Collateral Security.

33.	Assignments

(a)
Subject to the other Transaction Documents, a Chargee may assign its rights under this Deed and each Collateral Security.  If this Deed or any Chargee's interest in this Deed is assigned, the Secured Moneys will include all actual and contingent liability of the Chargor to the assignee, whether or not it was incurred before the assignment or in contemplation of it.

(b)
The Chargor may only assign or transfer any of its rights or obligations under this Deed or any Collateral Security in accordance with the Transaction Documents and if each Chargee has given its prior written consent.

34.	Notices

(a)	Subject to clause 34(c) all notices, requests, demands, consents, approvals, agreements, instructions, directions or other communications to or by a party to this Deed:

(i)	must be in writing;

(ii)	must be signed by (or in the case of electronic mail, sent by) an Authorised Officer of the sender;

(iii)	will be taken to be duly given or made:

(A)
(in the case of delivery in person or by post) when delivered, received or left at the address of the recipient shown in this Deed (or at such other address as may be notified in writing by the recipient to the sender from time to time or as provided in clause 34(b)); and

(B)
(in the case of facsimile transmission) on receipt by the sender of a transmission report confirming successful transmission to such facsimile number as may be notified in writing by the recipient to the sender from time to time or as provided in clause 34(b), but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4pm (local time), it will be taken to have been duly given or made on the next day on which business is generally carried on in that place.

(b)	The Security Trustee may give notice to a Chargee at the address or facsimile number notified to the Security Trustee by the Chargor as that Chargee's address for notice.

35.	Relationship of Chargees to Security Trustee

35.1	Instructions; extent of discretion

(a)	The Security Trustee will have no duties or responsibilities except those expressly set out in this Deed, any Collateral Security or any other Transaction Document.

(b)	Subject to this Deed, in the exercise of all its Powers the Security Trustee shall act in accordance with any Extraordinary Resolution of the Voting Chargee.

(c)
In the absence of an Extraordinary Resolution of the Voting Chargee, the Security Trustee need not act but, if it does act, it must act (with prior written notice to the Chargees) in the best interests of the Chargees (taken as a whole) in accordance with this Deed.

(d)	Any action taken by the Security Trustee under this Deed or any Collateral Security binds all the Chargees.

35.2	No obligation to investigate authority

(a)	Neither the Chargor nor the Security Trustee need enquire whether any Extraordinary Resolution has been passed or as to the terms of any Extraordinary Resolution.

(b)
As between the Chargor on the one hand and the Security Trustee and the Chargees on the other, all action taken by the Security Trustee under this Deed or any Collateral Security will be taken to be authorised and is binding on all Chargees.

35.3	Delegation

(a)
The Security Trustee may in carrying out and performing its duties and obligations in this Deed employ agents and attorneys for such purposes and the Security Trustee will not be liable for the acts or omissions of any such agent or delegate except as set out in clause 43.5.

(b)
The Security Trustee may at the expense of the Chargor obtain such advice and information from lawyers, accountants, bankers and other consultants and experts as it considers desirable to allow it to be properly advised and informed in relation to its powers and obligations.

(c)
Notwithstanding other provisions in this clause 35.3, but subject always to clauses 35.7 and 43.5, where the Security Trustee employs a Related Body Corporate as agent or attorney, the Security Trustee shall be liable for all acts or omissions of that Related Body Corporate as agent or attorney done or omitted whilst acting in its capacity as such.

35.4	Reliance on documents and experts

The Security Trustee may rely on:

(a)
any document (including any facsimile transmission or telegram) it reasonably believes to be genuine and correct including any document given by the Chargor under clause 5.1(d) or under clause 5.4; and

(b)	advice and statements of lawyers, accountants, bankers and other consultants and experts, whether or not retained by it,

and shall not be liable for anything done or suffered by it in good faith in such reliance on such document, advice or statements.

35.5	Notice of default

(a)
The Security Trustee will be taken not to have knowledge of the occurrence of an Issuer Event of Default unless the Security Trustee has received notice from a Chargee or the Chargor stating that an Issuer Event of Default has occurred and describing it.

(b)
If the Security Trustee receives notice of, or becomes aware of, the occurrence of events or circumstances constituting an Issuer Event of Default and that those events or circumstances do constitute an Issuer Event of Default, the Security Trustee shall notify the Chargor and the Chargees.

35.6	Security Trustee as Chargee

(a)
The Security Trustee in its capacity as a Chargee has the same rights and powers under the Transaction Documents as any other Chargee.  It may exercise them as if it were not acting as the Security Trustee.

(b)
The Security Trustee and its Associates may engage in any kind of business with the Chargor and any other Chargee or other person as if it were not the Security Trustee.  It may receive consideration for services in connection with any Transaction Document and otherwise without having to account to the Chargees.

35.7	Indemnity to Security Trustee

(a)
Subject to clause 35.7(b) and to the order of payment contained in the VFC Deed Poll and clause 15 of this Deed, the Chargor shall indemnify the Security Trustee (to the extent not reimbursed by the Chargor (and without prejudice to any right of indemnity given by law to trustees)) against:

(i)	any loss, cost, liability, expense or damage the Security Trustee may sustain or incur directly or indirectly under or in relation to the Transaction Documents; and

(ii)
the costs, charges and expenses of the Security Trustee in connection with the negotiation, preparation, execution, stamping, registration and completion of this Deed and reviewing the Transaction Documents (as specified in the Security Trustee Fee Letter); and

(iii)
the exercise or purported exercise of the powers and trusts of this Deed or any of the powers, authorities or discretions vested in it pursuant to this Deed and any consent, approval, waiver or variation in connection with this Deed.

This does not limit the Chargor's liability under any other provision.

(b)	The Chargor is not liable under this sub-clause for any of the above to the extent that they arise from the Security Trustee's fraud, negligence or wilful misconduct.

(c)
(i)Subject to paragraph (c)(iii) below, a liability arising under or in connection with this Deed or the Security Trust is limited to and can be enforced against the Security Trustee only to the extent to which it can be satisfied out of the assets and property of the Security Trust from which the Security Trustee is actually indemnified for the liability.  This limitation of the Security Trustee's liability applies despite any other provision of this Deed and extends to all liabilities and obligations of the Security Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Deed or the Security Trust.

(ii)
Subject to paragraph (c)(iii) below, no person (including any Relevant Party) may take action against the Security Trustee in any capacity other than as trustee of the Security Trust or seek the appointment of a receiver (except under this Deed), or a liquidator, an administrator or any similar person to the Security Trustee or prove in any liquidation, administration or arrangements of or affecting the Security Trustee (except under this Deed).

(iii)
The provisions of this clause 35.7(c) shall not apply to any obligation or liability of the Security Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Security Trustee's indemnification or exoneration out of the assets and property of the Security Trust as a result of the Security Trustee's fraud, negligence or wilful misconduct.

(iv)
It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations including relating to the Security Trust.  No act or omission of the Security Trustee (including any related failure to satisfy its obligations or breach of representation or warranty under this Deed) will be considered fraud, negligence or wilful misconduct of the Security Trustee for the purpose of paragraph (c)(iii) above to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party in accordance with this Deed or any other Transaction Document to fulfil its obligations including relating to the Security Trust or by any other act or omission of a Relevant Party.

(v)
No attorney, agent, delegate, receiver or receiver and manager appointed in accordance with the Transaction Documents has authority to act on behalf of the Security Trustee in a way which exposes the Security Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful misconduct of the Security Trustee for the purpose of paragraph (c)(iii) above, except to the extent to which the Security Trustee is liable for the acts or omissions of that person pursuant to clause 43.5.

(vi)	The Security Trustee is not obliged to enter into any commitment or obligation under this Deed, unless:

(A)
in the case of commitments or obligations that are expressly contemplated by a Transaction Document and are between parties to a Transaction Document, the Security Trustee's liability is limited in the same manner as set out in this sub-clause (c); or

(B)	in the case of any other commitments or obligations, the Security Trustee's liability is limited in a manner satisfactory to the Security Trustee in its absolute discretion.

(vii)	A failure by the Security Trustee to act because it has not received instructions (or proper instructions) from the Chargees is not fraud, negligence or wilful misconduct.

(viii)	In this clause, Relevant Parties means each party to a Transaction Document other than the Security Trustee.

(ix)	Subject to sub-clause (c)(x) below, nothing in this clause limits the obligations expressly imposed on the Security Trustee under the Transaction Documents.

(x)	To the extent of any inconsistency between the operation of this sub-clause (c) and other provision of this Deed, the terms of this sub-clause will prevail.

35.8	Independent investigation

Each Chargee confirms that it has made and will continue to make, independently and without reliance on the Security Trustee, the Chargor or any other Chargee unless otherwise provided in the Transaction Documents and based on the Transaction Documents, agreements and information which it regards appropriate:

(a)	its own investigations into the Chargor, the VFCs and other Chargees; and

(b)	its own analyses and decisions whether to take or not take action under any Transaction Document.

35.9	No monitoring

The Security Trustee is not required to keep itself informed as to the compliance by the Chargor with any Transaction Document or any other document or agreement or to inspect any property or book of the Chargor.

35.10	Information

The Chargor authorises the Security Trustee to provide any Chargee, with any information concerning the Chargor, VFCs and the other Transaction Documents which may come into the possession of the Security Trustee.  The Security Trustee need not do so.  The Security Trustee shall not provide any other person with any such information without the prior written consent of the Chargor.

The Security Trustee is not obliged to disclose any information relating to any Chargor if, in the opinion of the Security Trustee, disclosure might breach a duty of secrecy or confidentiality or otherwise be contrary to law.

35.11	Conflicts

(a)
Subject to clause 2.2, in the event of any dispute, ambiguity or doubt as to the construction or enforceability of this Deed or of any other document or the Security Trustee's powers or obligations under or in connection with this Deed or the determination or calculation of any amount or thing for the purpose of this Deed or the construction or validity of any direction from the Chargees, the Security Trustee may:

(i)	obtain and rely on advice from any person referred to in clause 35.4 and may comply with such direction or order; and/or

(ii)	apply to a court or similar body for any direction or order the Security Trustee considers appropriate,

and provided the Security Trustee is using reasonable endeavours to resolve such ambiguity, dispute or doubt, the Security Trustee, in its absolute discretion, may refuse to act or refrain from acting in relation to matters affected by such dispute, ambiguity or doubt.

(b)
The Security Trustee has no responsibility for the form or contents of this Deed or any other Transaction Document and will not have any liability arising as a result of or in connection with any inadequacy, invalidity or unenforceability of any provision of this Deed or the other Transaction Documents.

35.12	No liability

Without limitation the Security Trustee shall not be liable for:

(a)
any decline in the value or loss realised upon any sale or other disposition made under this Deed of any Charged Property or any other property charged to the Security Trustee by any other person in respect of or relating to the obligations of the Chargor or any person in respect of the Chargor or the Secured Moneys or relating in any way to the Charged Property;

(b)	any decline or loss directly or indirectly arising from the Security Trustee acting or failing to act as a consequence of an opinion reached by it; and

(c)
any loss, expense or liability which may be suffered as a result of any assets secured by this Deed, Charged Property or any deeds or documents of title thereto being uninsured or inadequately insured or being held by or to the order of the Lessee or any of its Associates or by clearing organisations or their operator, except, in the case of paragraphs (a) and (b) above, for the fraud, negligence or wilful misconduct of the Security Trustee.

36.	Retirement and removal of Security Trustee

36.1	Retirement

Subject to any Transaction Document to which the Security Trustee is a party, and subject also to the appointment of a successor Security Trustee as provided in this clause, the Security Trustee may retire at any time upon giving not less than 3 months' notice (or such shorter period as the parties may agree) in writing to the Chargor and the Chargees without assigning any reason.

36.2	Removal

Subject to any Transaction Document to which the Security Trustee is a party, the appointment of a successor Security Trustee as provided in this clause, and written prior notice being given to the Chargees, the Security Trustee may be removed:

(a)	by the Chargor if any of the following occurs in relation to the Security Trustee:

(i)	the Security Trustee becomes Insolvent in its personal capacity;

(ii)	the cessation by the Security Trustee of its business; or

(iii)
the Security Trustee fails to comply with any of its obligations under any Transaction Document and such action has had, or, if continued will have, a Material Adverse Effect, and, if capable of remedy, that failure is not remedied within 10 Business Days after the earlier of (i) the Security Trustee having become actually aware of that failure and (ii) the Security Trustee having received written notice with respect thereto from the Chargor or any Chargee; or

(b)	at any time by an Extraordinary Resolution of the Voting Chargee.

36.3	Replacement

(a)
Upon notice of resignation or removal the Chargor shall have the right to appoint a successor Security Trustee who has been previously approved by an Extraordinary Resolution of the Voting Chargee and who accepts the appointment.

(b)
If no successor Security Trustee is appointed within 20 Business Days after receipt by the Chargor of a notice of resignation in clause 36.1 or receipt by the Security Trustee of a notice of removal in clause 36.2 (as the case may be), the retiring Security Trustee may on behalf of the Chargees appoint a successor Security Trustee who accepts the appointment.  If no such person is willing to accept this appointment, the Voting Chargee may elect a Security Trustee from among the Voting Chargee.

(c)
On its appointment the successor Security Trustee will have all the rights, powers and obligations of the retiring Security Trustee.  The retiring Security Trustee will be discharged from its rights, powers and obligations, subject to paragraph (e).

(d)
The retiring Security Trustee shall execute and deliver all documents or agreements which are necessary or desirable in its opinion to transfer to the successor Security Trustee this Deed, each Collateral Security and each other document to which the Security Trustee is a party and to vest all powers of the Security Trustee in the successor Security Trustee or to effect the appointment of the successor Security Trustee.

(e)	After any retiring Security Trustee's resignation or removal, this Deed will continue in effect in respect of anything done or omitted to be done by it while it was acting as Security Trustee.

36.4	Costs on retirement or removal of Security Trustee

If the Security Trustee retires or is removed:

(a)
due to the Security Trustee's fraud, gross negligence or wilful misconduct, the costs and Taxes in connection with the resignation, removal and replacement of the Security Trustee will be borne by the Security Trustee; and

(b)
for a reason other than the Security Trustee's fraud, gross negligence or wilful misconduct, the costs and Taxes in connection with the resignation, removal and replacement of the Security Trustee will be borne by the Chargor.

36.5	Chargee confirmation

Any resignation or removal of the Security Trustee and appointment of a successor security trustee will not become effective until acceptance of the appointment of that successor Security Trustee and written confirmation by each Chargee that such appointment will not cause any adverse effect in relation to any payment to it.

37.	Meetings of Voting Chargee

37.1	Limitation on Security Trustee's powers

Except as provided for in this Deed, the Security Trustee shall not assent or give effect to any matter which a meeting of the Voting Chargee is empowered by Extraordinary Resolution to do, unless the Security Trustee has previously been authorised to do so by an Extraordinary Resolution of the Voting Chargee.

37.2	Convening of meetings

(a)	(generally)

(i)	The Security Trustee may convene a meeting of the Voting Chargee.

(ii)
Subject to the Security Trustee being adequately indemnified out of the property held on trust under clause 2.1(b) against all costs and expenses occasioned as a result, the Security Trustee shall convene a meeting of the Voting Chargee if requested to do so:

(A)	by the Chargor; or

(B)	by the Voting Chargee being holders of not less than 40% of the then Secured Moneys.

(b)	(time and place)

Every meeting of the Voting Chargee shall be held at such time and place as the Security Trustee approves and may be held in person or by telephone, videoconference or any other technology selected by the Security Trustee.

37.3	Notice of meetings

(a)
(period of notice)  Subject to clause 37.3(b), at least 7 days' notice (inclusive of the day on which the notice is given and of the day on which the meeting is held) shall be given to the Voting Chargee.

(b)
(short notice)  Notwithstanding that a meeting is convened upon shorter notice than as specified in clause 37.3(a), or a meeting or details of that meeting are not notified, advised or approved in accordance with this clause 37, it shall be deemed to be duly convened if it is so agreed by the Voting Chargee representing a quorum.

(c)	(copies) A copy of the notice shall in all cases be given by the party to this Deed convening the meeting to the other parties to this Deed.

(d)	(method of giving notice) Notice of a meeting shall be given in the manner provided in this Deed.

(e)	(contents of a notice) Notice of a meeting of Voting Chargee shall specify, unless in any particular case the Security Trustee otherwise agrees:

(i)	the day, time and place of the proposed meeting; and

(ii)	the nature of the resolutions to be proposed.

(f)	(failure to give notice) The accidental omission to give notice to or the non-receipt of notice by any person entitled to receive it shall not invalidate the proceedings at any meeting.

37.4	Chairman

A person (who need not be a Voting Chargee and who may be a Representative of the Security Trustee) nominated in writing by the Security Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated is not present within 15 minutes after the time appointed for the holding of that meeting the Voting Chargee present shall choose one of their number to be chairman.

37.5	Quorum

At any such meeting any two or more Voting Chargees present in person holding, or being Representatives of Voting Chargees holding or representing, in the aggregate not less than 51% of the then Secured Moneys shall form a quorum for the transaction of business (other than passing an Extraordinary Resolution in which case the quorum shall be those persons holding or representing, in the aggregate, not less than 67.5% of the then Secured Moneys) and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum is present at the commencement of business.

37.6	Adjournment

(a)
(quorum not present)  If within 15 minutes from the time appointed for any such meeting a quorum is not present the meeting shall, if convened on the requisition of the Voting Chargee, be dissolved.  In any other case it shall stand adjourned (unless the Security Trustee agrees that it be dissolved) for such period, not being less than 7 days nor more than 42 days, as may be appointed by the chairman.  At the adjourned meeting 2 or more persons present in person holding, or being Representatives holding or representing, in the aggregate, not less than 15% of the then Secured Moneys shall (except for the purpose of passing an Extraordinary Resolution) form a quorum and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at that meeting.  The quorum at any such adjourned meeting for passing an Extraordinary Resolution shall be any 2 or more persons present in person holding, or being Representatives holding or representing, in the aggregate, not less than 50% of the then Secured Moneys.

(b)
(adjournment of meeting)  The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

(c)
(notice of adjourned meeting)  At least 5 days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting and such notice shall state the quorum required at such adjourned meeting.  It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

37.7	Voting procedure

(a)
(show of hands)  Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Voting Chargee or as a Representative.

(b)
(declaration)  At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Chargor or the Security Trustee or by one or more persons holding, or being a Representative or Representatives holding or representing, in aggregate not less than 15% of the then Secured Moneys, a declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against that resolution.

(c)
(poll)  If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll.  The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

(d)	(no adjournment) Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

(e)	(votes) Subject to clause 37.7(a), at any meeting:

(i)	on a show of hands, every person holding, or being a Representative holding or representing other persons who hold, Secured Moneys shall have one vote; and

(ii)
on a poll, every person who is present shall have one vote for each $100 (but not part thereof) of the Secured Moneys that he holds or in respect of which he is a Representative.  Any person entitled to more than one vote need not use or cast all of the votes to which he is entitled in the same way.

For the purpose of determining the amount of Secured Moneys at any time, the Security Trustee may rely on the Financial Reports of the Chargor and any information provided by any auditor of the Chargor.  Clause 22 will apply to any determination of Secured Moneys for the definition of Voting Chargee and this clause 37.

37.8	Right to attend and speak

The Chargor, the Security Trustee and each Chargee (through their respective Representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the Voting Chargees (and, to the extent that they are also a Voting Chargee, to vote at that meeting).  No person shall otherwise be entitled to attend or vote at any meeting of the Voting Chargees or to join with others in requesting the convening of such a meeting unless that person is a Voting Chargee or a Representative.

37.9	Appointment of proxies

(a)
(requirements)  Each appointment of a proxy shall be in writing and shall be deposited at the registered office of the Security Trustee or in such other place as the Security Trustee shall designate or approve, together with proof satisfactory to the Security Trustee of its due execution (if so required by the Security Trustee), not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the named proxy proposes to vote, and in default, the appointment of proxy shall not be treated as valid unless the chairman of the meeting decides otherwise before that meeting or adjourned meeting proceeds to business.  A notarially certified copy proof of due execution as specified above (if applicable) shall, if required by the Security Trustee, be produced by the proxy at the meeting or adjourned meeting, but the Security Trustee shall not thereby be obliged to investigate or be concerned with the validity or the authority of the proxy named in any such appointment.  The proxy named in any appointment of proxy need not be a Voting Chargee.

(b)
(proxy remains valid)  Any vote given in accordance with the terms of an appointment of proxy set out in clause 37.9(a) shall be valid notwithstanding the previous revocation or amendment of the appointment of proxy or of any of the Voting Chargee's instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment has been received by the Security Trustee at its registered office, or by the chairman of the meeting, in each case within the 24 hours before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used.

37.10	Corporate Representatives

A person authorised pursuant to section 250D of the Corporations Act 2001 by a Voting Chargee being a body corporate to act for that Voting Chargee at any meeting shall, in accordance with his authority until his authority is revoked by the body corporate concerned, be entitled to exercise the same powers on behalf of that body corporate as that body corporate could exercise if it were an individual Voting Chargee and shall be entitled to produce evidence of his authority (together with, if required by the Security Trustee, evidence satisfactory to the Security Trustee of the due execution of the authority) to act at any time before the time appointed for the holding of or at the meeting or adjourned meeting or for the taking of a poll at which he proposes to vote.

37.11	Rights of Representatives

A Representative shall have the right to demand or join in demanding a poll and shall (except and to the extent to which the Representative is specifically directed to vote for or against any proposal) have power generally to act at a meeting for the Voting Chargee concerned.  The Security Trustee and any officer of the Security Trustee may be appointed a Representative.

37.12	Extraordinary Resolutions

(a)	(powers) The Voting Chargee shall, without prejudice to any rights or powers conferred on other persons by this Deed, have power exercisable by Extraordinary Resolution:

(i)	to direct the Security Trustee in the action that should be taken by it following the occurrence of an Issuer Event of Default or the Charge or this Deed becoming enforceable;

(ii)	to sanction any action that the Security Trustee or a Receiver proposes to take to enforce the provisions of this Deed;

(iii)
to sanction any proposal by the Chargor or the Security Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Chargees against the Chargor whether such rights shall arise under this Deed, the Transaction Documents or otherwise;

(iv)
to sanction the exchange or substitution of the Secured Moneys for, or the conversion of the Secured Moneys into, bonds or other obligations or securities of the Chargor or any body corporate formed or to be formed;

(v)	to assent to any modification of the provisions contained in this Deed which may be proposed by the Chargor or the Security Trustee;

(vi)	to give any authority, direction, guidance or sanction sought by the Security Trustee from the Voting Chargee;

(vii)
to appoint any persons (whether Voting Chargees or not) as a committee or committees to represent the interests of the Voting Chargee and to confer on such committee or committees any powers or discretions which the Voting Chargee could themselves exercise by Extraordinary Resolution;

(viii)	to remove the Security Trustee;

(ix)	to approve a person proposed to be appointed as a new Security Trustee for the time being;

(x)	to discharge or exonerate the Security Trustee from any liability in respect of any act or omission for which it may become responsible under this Deed;

(xi)	to do any other thing which under this Deed is required to be given by an Extraordinary Resolution;

(xii)
to authorise the Security Trustee or any other person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution; or

(xiii)	to determine whether the Security Trustee should or should not perform an act.

(b)	(no power) A meeting of the Voting Chargee shall not have power in relation to any Chargee to:

(i)	release any obligation to pay any of the Secured Moneys to that Chargee;

(ii)	alter any date upon which any of the Secured Moneys is payable;

(iii)	alter the amount of any payment of any part of the Secured Moneys; or

(iv)	alter clause 15.1 in relation to that Chargee,

without the consent of that Chargee.

37.13	Extraordinary Resolution binding on Chargees

Subject to clause 37.12(b), an Extraordinary Resolution of the Voting Chargee shall be binding upon all Chargees whether or not present at such meeting and each of the Chargees and the Chargor and the Security Trustee shall be bound to give effect to it accordingly.

37.14	Minutes and records

Minutes of all resolutions and proceedings at every meeting of the Voting Chargee under this clause 37 shall be made and duly entered in the books to be from time to time provided for that purpose by the Security Trustee and any such minutes purporting to be signed by the chairman of the meeting at which those resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Voting Chargee shall be conclusive evidence of the matters contained in those minutes and until the contrary is proved, provided every meeting in respect of the proceedings of which minutes have been made and signed as provided in this clause 37.14 shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted in that meeting to have been duly passed and transacted.

37.15	Written resolutions

Notwithstanding the preceding provisions of this clause 37, a resolution of all the Voting Chargees (including an Extraordinary Resolution) may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have:

(a)	in the case of a resolution (including an Extraordinary Resolution) of all the Voting Chargees, been signed by all the Voting Chargees; and

(b)	any such instrument shall be effective upon presentation to the Security Trustee for entry in the records referred to in clause 37.14

37.16	Further procedures for meetings

Subject to all other provisions contained in this Deed, the Security Trustee may without the consent of the Chargees prescribe such further regulations regarding the holding of meetings of the Voting Chargees and attendance and voting at those meetings as the Security Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the above) such regulations and requirements as the Security Trustee thinks reasonable:

(a)
(persons are Voting Chargees)  so as to satisfy itself that persons are in fact Voting Chargees who purport to requisition a meeting or who purport to make any requisition to the Security Trustee in accordance with this Deed;

(b)	(entitlement to vote) so as to satisfy itself that persons who purport to attend or vote at any meeting of the Voting Chargee are entitled to do so in accordance with this clause 37 and this Deed; and

(c)	(forms of Representative) as to the form of appointment of a Representative.

38.	Authorised Officers

The Chargor irrevocably authorises each Chargee to rely on a certificate by a person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers.  The Chargor warrants that those persons have been authorised to give notices and communications under or in connection with the Transaction Documents.

39.	Governing law and jurisdiction

This Deed is governed by the laws of the New South Wales.  Each party to this Deed submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

40.	Counterparts

This Deed may be executed in any number of counterparts.  All counterparts together will be taken to constitute one instrument.

41.	Set-Off

No Chargee may apply any credit balance in any currency (whether or not matured) in any account comprised in the Charged Property towards satisfaction of any sum then due and payable to that Chargee under or in relation to any Transaction Document.

42.	Acknowledgement by Chargor

The Chargor confirms that:

(a)
it has not entered into any Transaction Document in reliance on, or as a result of, any conduct of any kind of or on behalf of any Chargee or any Related Body Corporate of any Chargee (including any advice, warranty, representation or undertaking); and

(b)	no Chargee nor any Related Body Corporate of any Chargee is obliged to do anything (including disclose anything or give advice),

except as expressly set out in the Transaction Documents or in writing duly signed by or on behalf of the Chargee or its Related Body Corporate.

43.	Security Trustee's limited liability

43.1	Reliance on certificate

The Security Trustee shall not incur any liability as a result of relying upon the authority, validity, due authorisation of, or the accuracy of any information contained in any notice, resolution, direction, instruction, consent, certificate, receipt, affidavit, statement, valuation report or other document or communication (including any of the above submitted or provided by the Chargor or by a Chargee) in taking any action under any Transaction Document, or omitting to take any action under a Transaction Document, if the Security Trustee is entitled, under clause 43.2 to assume such authenticity, validity, due authorisation or accuracy.

In preparing any notice, certificate, advice or proposal the Security Trustee shall be entitled to assume, unless the officers of the Security Trustee responsible for the day to day administration of the Security Trust are actually aware to the contrary, that each person under any other Transaction Document or any other deed, agreement or arrangement incidental to any of the above or to the Chargor, will perform their obligations under those documents in full by the due date and otherwise in accordance with their terms.

43.2	Security Trustee's reliance on VFC Holders or Lessee

(a)
(Authorised Officers are sufficient evidence)  Whenever any certificate, notice, proposal, direction, instruction, document or other communication is to be given to the Security Trustee, the Security Trustee may assume:

(i)	the authenticity and validity of any signature in any such document and that such document has been duly authorised; and

(ii)	the accuracy of any information contained in any such documents,

in either case unless the officers of the Security Trustee responsible for the administration of the Security Trust are actually aware to the contrary.

(b)
(Trustee not liable for loss) The Security Trustee shall not be responsible for any loss arising from any forgery or lack of authenticity or any act, neglect, mistake or discrepancy of the Chargor, the VFC Holders or Lessee or any officer, employee, agent or delegate of the Chargor, the VFC Holders or Lessee in preparing any such document or in compiling, verifying or calculating any matter or information contained in any such document, if the officers of the Security Trustee responsible for the administration of the Security Trust are not actually aware of such forgery, lack of authenticity or validity, act, neglect, mistake or discrepancy.

43.3	Compliance with laws

The Security Trustee shall not incur any liability to anyone in respect of any failure to perform or to do any act or thing which by reason of any provision of any applicable present or future law of any place or any applicable ordinance, rule, regulation or by law or of any applicable decree, order or judgment of any competent court or other tribunal, the Security Trustee shall be prohibited from doing or performing.

43.4	Reliance on experts

The Security Trustee may rely on and act on the opinion or statement or certificate or advice of or information obtained from the Lessee, barristers or solicitors (whether instructed by the Security Trustee or not), bankers, accountants, brokers, valuers and other persons believed by it in good faith to be expert or properly informed in relation to the matters on which they are consulted and the Security Trustee shall not be liable for anything done or suffered by it in good faith in reliance on such opinion, statement, certificate, advice or information.

43.5	Responsibility for assets of agents

Having regard to the limitations on the Security Trustee's duties, powers, authorities and discretions under this Deed, the Security Trustee shall not be responsible for any act, omission, misconduct, mistake, oversight, error of judgement, forgetfulness or want of prudence on the part of any person or agent appointed by the Security Trustee or on whom the Security Trustee is entitled to rely under this Deed (other than a Related Body Corporate of the Security Trustee), attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the Security Trustee except where the Security Trustee did not appoint that person in good faith or failed to exercise reasonable care in selecting that person, provided that nothing in this Deed or any other Transaction Document imposes any obligations on the Security Trustee to review or supervise the performance by any other party of its obligations.

43.6	Powers, authorities and discretions

Except as otherwise provided in this Deed and in the absence of fraud, negligence or wilful misconduct, the Security Trustee shall not be in any way responsible for any loss (whether consequential or otherwise), costs, damages or inconvenience that may result from the exercise or non-exercise of any powers, authorities and discretions vested in it.

43.7	Impossibility or impracticability

If for any other reason it becomes impossible or impracticable for it to carry out any or all of the provisions of this Deed or any other Transaction Document (including, but not limited to, circumstances beyond the Security Trustee's control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, labour dispute, any laws, ordinances, regulations or the like which restrict or prohibit the Security Trustee performing its duties and obligations under this Deed or any other Transaction Document, inability to obtain or the failure of equipment, or interruption of communications or computer facilities, and other causes beyond the Security Trustee's control whether or not of the same kind as specifically named above), the Security Trustee shall not be under any liability.

43.8	Legal and other proceedings

(a)
(indemnity for legal costs)  The Security Trustee shall be indemnified out of the Security Trust for all legal costs and disbursements on a full indemnity basis and all other costs, disbursements, outgoings and expenses incurred by the Security Trustee in connection with:

(i)	the enforcement or contemplated enforcement of, or preservation of rights under;

(ii)	without limiting the generality of paragraph (i) above, the initiation, defence, carriage and settlement of any action, suit, proceeding or dispute in respect of; and

(iii)	obtaining legal advice or opinions concerning or relating to the interpretation or construction of,

this Deed or any other Transaction Document or otherwise under or in respect of the Security Trust provided that the enforcement, contemplated enforcement or preservation by the Security Trustee (as the case may be) of the rights referred to in paragraph (i) or the court proceedings referred to in paragraph (ii) (including in each case the defence of any action, suit, proceeding or dispute brought against the Security Trustee), and the basis of incurring any of those costs, disbursements, outgoings and expenses by the Security Trustee:

(iv)	has been approved in advance by an Extraordinary Resolution of the Voting Chargee; or

(v)
is regarded by the Security Trustee as necessary to protect the Security Trustee against potential personal liability or to protect the interests of the Chargees and the Security Trustee reasonably believes that any delay in seeking an approval under paragraph (iv) will be prejudicial to the interests of the Chargees.

(b)
(defence of proceedings alleging negligence etc.)  The Security Trustee shall be entitled to claim in respect of the above indemnity from the Security Trust for its expenses and liabilities incurred in defending any action, suit, proceeding or dispute in which fraud, negligence or wilful misconduct is alleged or claimed against it, but on the same being proved, accepted or admitted by it, it shall from its personal assets immediately repay to the Security Trust the amount previously paid by the Security Trust to it in respect of that indemnity.

43.9	No liability except for negligence etc.

Except to the extent caused by the fraud, negligence or wilful misconduct:

(a)	on its part or on the part of any of its officers or employees; or

(b)	on the part of any agent or delegate, sub-agent, or sub-delegate which is a Related Body Corporate of the Security Trustee (including any officers or employees of that Related Body Corporate),

employed by the Security Trustee in accordance with this Deed to carry out any transactions contemplated by this Deed, the Security Trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any Chargee or any other person or for any loss howsoever caused in respect of the Security Trust or to any Chargee or other person.  In addition, the Security Trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any Chargee or any other person or for any loss howsoever caused in respect of the Security Trust or to any Chargee or other person on the part of any officer or employee, agent or delegate, sub-agent, or sub-delegate which is not a Related Body Corporate of the Security Trustee (including to the extent caused by the fraud, negligence or wilful misconduct of any such person), provided that the Security Trustee has exercised care in the appointment of such person in good faith.

43.10	Further limitations on Security Trustee's liability

Subject to clause 43.2, the Security Trustee shall not be liable:

(a)
(for loss on its discretions) for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise by it of its powers, authorities or discretion or for any other act or omission on its part under this Deed, any other Transaction Document or any other document except to the extent to which that loss, cost, liability or expense was caused by the fraud, negligence or wilful misconduct of the Security Trustee or any of its officers or employees, or any agent, delegate, sub-agent, sub-delegate employed by the Security Trustee in accordance with this Deed (and where this Deed provides that the Security Trustee is liable for the acts or omissions of any such person);

(b)
(for loss on its directions) for any losses, costs, damages or expenses caused by its acting (in circumstances where this Deed requires it to act or contemplates that it may so act) on any instruction or direction given to it by any Chargee under this Deed, any other Transaction Document or any other document, except to the extent that it is caused by the fraud, negligence or wilful misconduct of the Security Trustee, or any of its officers or employees, or an agent or delegate employed by the Security Trustee in accordance with this Deed to carry out any transactions contemplated by this Deed (and where this Deed provides that the Security Trustee is liable for the acts or omissions of such person);

(c)	(for certain defaults) for any Issuer Event of Default;

(d)
(for acts of Lessee) without limiting the Security Trustee's obligations under the Transaction Documents, for any act, omission or default of the Lessee in relation to its servicing and vehicle management duties or its obligations under the Lease;

(e)
(failure by Security Trustee to comply) without limiting the Security Trustee's obligations under the Transaction Documents, for any act, omission or default of the Chargor in relation to its obligations under the Transaction Documents;

(f)	(failure by any person) for the failure of a person to carry out an agreement with the Security Trustee;

(g)
(failure to check) for any losses, costs, liabilities or expenses caused by the Security Trustee's failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the Chargor or the Lessee; or

(h)
(no consequential loss) for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Security Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.

except, in the case of paragraphs (c) to (g) (inclusive), to the extent that it is caused by the fraud, negligence or wilful misconduct of the Security Trustee.

Nothing in this clause 43.10 alone (but without limiting the operation of any other clause of this Deed) shall imply a duty on the Security Trustee to supervise the Chargor in the performance of the Chargor’s functions and duties, and the exercise by the Chargor of its discretions.

43.11	Conflicts

(a)
(no conflict)  Nothing in this Deed shall prevent the Security Trustee or any of its Related Body Corporates or Associates or their directors or other officers (each a Relevant Person) (subject to any applicable laws and regulations) from:

(i)	subscribing for purchase, holding, dealing in or disposing of any VFCs;

(ii)	entering into any financial, banking, development, insurance, agency, broking or other transaction with, or providing any advice or services for the Chargor; or

(iii)	being interested in any such contract or transaction or otherwise at any time contracting or acting in any capacity as representative or agent.

(b)
(not liable to account)  A Relevant Person shall not be in any way liable to account to any Chargee or any other person for any profits or benefits (including any profit, bank charges, commission, exchange, brokerage and fees) made or derived under or in connection with any transaction or contract specified in paragraph (a) above.

(c)
(fiduciary relationship)   A Relevant Person shall not by reason of any fiduciary relationship be in any way precluded from making any contracts or entering into any transactions with any such person in the ordinary course of its business or from undertaking any banking, financial, development, agency or other services including any contract or transaction in relation to the placing of or dealing with any investment and the acceptance of any office or profit or any contract of loan or deposits or other contract or transaction which any person or company not being a party to this Deed could or might have lawfully entered into if not a party to this Deed.  A Relevant Person shall not be accountable to any Chargee or any other person for any profits arising from any such contracts, transactions or offices.

43.12	Investigation by Security Trustee

Each Chargee acknowledges that the Security Trustee has no duty, and is under no obligation, to investigate whether a Lease Termination Event, Issuer Event of Default or Lease Event of Default has occurred other than where it has actual notice.

EXECUTED and delivered as a deed in Sydney.

Each attorney executing this Deed states that he or she has no notice of revocation or suspension of his or her power of attorney.

CHARGOR

Signed Sealed and Delivered on behalf of AB Funding Pty Ltd by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

SECURITY TRUSTEE

Signed Sealed and Delivered on behalf of BNY Trust (Australia) Registry Limited by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Schedule 3

Amended and Restated VFC Deed Poll

SCHEDULE 3 – UMBRELLA AMENDING AND ACCESSION DEED NO. 2
AMENDED AND RESTATED VFC DEED POLL AND TERMS AND CONDITIONS

VFC Deed Poll

AB Funding Pty Ltd
AVIS Securitisation
Allens Arthur Robinson Deutsche Bank Place Corner Hunter and Phillip Streets Sydney NSW 2000 Tel 61 2 9230 4000 Fax 61 2 9230 5333 www.aar.com.au © Copyright Allens Arthur Robinson, Australia 2007

1.	Definitions and Interpretation	2
	1.1 Definitions	2
	1.2 Interpretation	3
	1.3 Registration and transfer	5
2.	The VFCs	5
	2.1 Creation of VFCs	5
	2.2 Constitution and title	7
	2.3 Denomination	7
	2.4 Issuer to inform Subscribers	9
3.	Rights and obligations of VFC Holders	9
	3.1 Deed poll	9
	3.2 Rights of VFC Holders	10
	3.3 VFC Holders bound	10
	3.4 Incorporation of annexures and Terms and Conditions	11
	3.5 Name on Register	11
4.	Governing law, jurisdiction and service of process	11
	4.1 Governing law	11
Schedule		13
	Terms and Conditions	13
1.	Interpretation	14
	1.1 Definitions	14
	1.2 Deed provisions	22
	1.3 GST	23
2.	Form, title and status	24
	2.1 Form	24
	2.2 Registered owners	24
	2.3 Currency and denominations	25
	2.4 Inscription conclusive	26
	2.5 Manifest errors	27
	2.6 No certificate	27
	2.7 Status	28
3.	Interest	28
	3.1 Period of accrual of interest	28
	3.2 Payment Dates	29
	3.3 Calculation of Interest Amount	29
	3.4 Notification of Interest Rate and Interest Amount	29
	3.5 Interest Period	30
4.	Transfers	31
	4.1 Transferable Amount	31
	4.2 Transfers of VFCs	32

	4.3 Transfer and Acceptance Forms for VFCs	32
	4.4 Registration requirements for transfer	32
	4.5 Registration of transfers	33
	4.6 No fee	33
	4.7 Destruction	34
	4.8 Deceased persons	34
5.	Redemption and purchase	34
	5.1 Maturity	34
	5.2 Purchase	35
6.	Payments	35
	6.1 Payments to VFC Holders	35
	6.2 Method of Payment	36
	6.3 Business Days	37
	6.4 Payments subject to fiscal laws	37
7.	Taxation	38
	7.1 Payments made free and clear	38
	7.2 Tax file number or Australian business number	38
8.	Register	39
	8.1 Issuer's Role in relation to the Register	39
	8.2 Multiple VFC Holders	40
	8.3 VFC Holder Change of Address	40
	8.4 Closing of Register	40
	8.5 Transfer on death, bankruptcy or liquidation of VFC Holder	41
	8.6 Trusts	41
9.	Undertakings	42
10.	Events of Default	42
	10.1 Enforcement	42
	10.2 No action unless through Security Trustee	43
	10.3 Notification of Issuer Event of Default	43
11.	Time limit for claims	43
12.	Notices	44
	12.1 Issuer, etc	44
	12.2 VFC Holders	47
	12.3 Subscribers	47
13	Meetings of VFC Holders	49
14	Amendments	50
15	Further issues	50
16	Governing law, jurisdiction	50
	16.1 Governing Law	50
	16.2 Jurisdiction	50

Date
24 August 2007(as amended with effect from the Effective Date as defined in the Umbrella Amending and Termination Deed,  as further amen ded with effect from the Effective Date as defined in the Umbrella Amending and Accession Deed and as further amended with effect from the Effective Date as defined in the Umbrella Amending and Accession Deed No.2)

Party	Granted by:
AB Funding Pty Ltd (ACN 125 104 654) registered in New South Wales of Level 2, 15 Bourke Road, Mascot, New South Wales 2020 (the Issuer).
In favour of each VFC Holder and any person claiming through a VFC Holder.
Recitals
A	The Issuer proposes to issue VFCs denominated in Australian dollars from time to time on the terms of this Deed.
B	The VFCs will be issued in registered form by inscription in the Register to be maintained by the Issuer.
C	The Issuer enters into this Deed for the benefit, among others, of the holders from time to time of the VFCs.

IT IS AGREED as follows.

1.	Definitions and interpretation

1.1	Definitions

Definitions in the Security Trust Deed, the VFC Subscription Agreement and Terms and Conditions apply in this Deed unless the context otherwise requires or the relevant term is defined in this Deed.

Security Trust Deed means the Security Trust Deed dated 22 August 2007 between the Issuer and the Security Trustee.

Terms and Conditions in relation to a VFC means the terms and conditions applicable to that VFC set out in the Schedule to this Deed, as supplemented, modified or replaced by the relevant Pricing Supplement.  It includes the provisions of that Pricing Supplement.

VFC Subscription Agreement means the agreement dated 24 August 2007 between, among others, the Issuer, the Lessee, Westpac Banking Corporation and Commonwealth Bank of Australia relating to the subscription for VFCs.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation.  The following rules apply unless the context requires otherwise.

(a)	The singular includes the plural and the converse.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Deed.

(f)	A reference to a party to this Deed or another agreement or document includes the party’s successors and permitted substitutes or assigns.

(g)	A reference to an agreement or document is to the agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Deed.

(h)
A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)
A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form and electronic mail sent in accordance with the relevant Transaction Documents.

(j)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(k)	Mentioning anything after include, includes or including does not limit what else might be included.

(l)	All references to time are to Sydney time.

(m)	A reference to a month is to a calendar month.

1.3	Registration and transfer

References in this Deed to:

(a)	registration or recording include inscription, and register and record have a corresponding meaning; and

(b)	transfer includes transmission.

2.	The VFCs

2.1	Creation of VFCs

(a)
VFCs are issued in registered form.  Subject to the VFC Subscription Agreement, the Issuer may create VFCs at any time by inscribing the details of those VFCs in the Register in accordance with the Terms and Conditions.

(b)
The Pricing Supplement must specify the Terms and Conditions to apply to the VFCs.  The Terms and Conditions in relation to those VFCs, once issued, shall include the provisions of the relevant Pricing Supplement.

(c)
The execution of any Pricing Supplement shall not constitute the issue of a VFC, the acknowledgement of any debt or any promise to pay by the Issuer.  No VFC will be created or issued except in accordance with clause 2.2, and once created or issued the information contained in the Register with respect to those VFCs will have the effect provided under the Terms and Conditions.

2.2	Constitution and title

(a)	The obligations of the Issuer under the VFCs are constituted by, and specified in, this Deed. Each VFC is a separate debt of the Issuer and may be transferred separately from any other VFC.

(b)
Entitlement to a VFC is determined by inscription in the Register.  The making of, or giving effect to, a manifest error in an inscription in the Register will not avoid the creation or transfer of a VFC.  The Issuer will rectify any manifest error of which it becomes aware.

(c)
No certificate or other document of title will be issued to evidence title to a VFC unless that certificate or other document of title is required by applicable law or the Issuer determines that certificates should be made available.

2.3	Denomination

Each VFC must be denominated in Australian dollars.  The face amount of each VFC on inscription must be in accordance with the relevant Pricing Supplement and the VFC Subscription Agreement

2.4	Issuer to inform Subscribers

Not less than two Business Days before the Issue Date of a VFC the Issuer must give the Subscribers under the VFC Subscription Agreement a copy of the relevant Pricing Supplement and, to the extent not included in that Pricing Supplement, notify those Subscribers of the following information (to the extent it is relevant) in respect of that VFC:

(a)	Issue Date;

(b)	Issue Price;

(c)	Redemption Amount;

(d)	Maturity Date;

(e)	Interest Rate;

(f)	Interest Accrual Date;

(g)	Payment Dates;

(h)	any special conditions;

(i)
the name, address and, if advised to the Issuer by the initial VFC Holder, tax file number or Australian business number of the initial VFC Holder or the basis on which the initial VFC Holder is exempt from the need to advise the Issuer of its tax file number or Australian business number (as the case may be).  If a tax file number or Australian business number is provided, the Issuer must keep that tax file number or Australian business number (as the case may be) confidential;

(j)	the payment instructions notified by the initial VFC Holder; and

(k)	any other information required by applicable law.

3.	Rights and obligations of VFC Holders

3.1	Deed poll

This Deed is a deed poll.  Accordingly, each VFC Holder and any person claiming through a VFC Holder has the benefit of this Deed even though it is not a party to, or is not in existence at the time of execution and delivery of, this Deed.

3.2	Rights of VFC Holders

(a)
A VFC Holder is entitled, in respect of each VFC for which that person’s name is inscribed in the Register, to the payment of principal and interest in accordance with the Terms and Conditions, together with the other benefits given to VFC Holders under this Deed including, unless the VFC is purchased and cancelled by the Issuer prior to the relevant Maturity Date in accordance with the Terms and Conditions, the payment of the Redemption Amount of such VFC on the relevant Maturity Date.

(b)	The Issuer irrevocably undertakes to make all the payments described in clause 3.2(a) on the due date.

3.3	VFC Holders bound

Each VFC Holder, and any person claiming through a VFC Holder, who asserts an interest in a VFC is bound by this Deed.

3.4	Incorporation of annexures and Terms and Conditions

The VFCs are issued upon and subject to:

(a)	the Terms and Conditions;

(b)	the relevant Pricing Supplement;

(c)	the VFC Subscription Agreement; and

(d)	the Security Trust Deed,

each of which are binding on the Issuer, the Security Trustee, the VFC Holders and all persons claiming through or under them respectively.

3.5	Name on Register

The person whose name appears in the Register will be treated by the Issuer and the Security Trustee as the absolute owner of the relevant VFC.

4.	Governing law, jurisdiction and service of process

4.1	Governing law

This Deed is governed by the law in force in New South Wales.

4.2	Jurisdiction

Each person taking benefit of or bound by this Deed irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them.

Schedule

Terms and Conditions

Terms and Conditions of VFCs

The following are the Terms and Conditions which, as supplemented, modified or replaced in relation to the issue of any VFCs by the relevant Pricing Supplement, will be applicable to the VFCs.

The VFCs will be secured debt obligations of the Issuer and will take the form of entries in the Register.  The VFCs will be secured by the Security over the business, assets and undertaking of the Issuer.

The VFCs are constituted by a deed entitled “VFC Deed Poll” (the Deed) dated 24 August 2007 executed by AB Funding Pty Ltd (ACN 125 104 654) (Issuer) (as amended with effect from the Effective Date as defined in the Umbrella Amending and Accession Deed No.2), copies of which are available for inspection at the following office of the Security Trustee:

Level 2, 35 Clarence Street, Sydney, New South Wales, 2000.

Each VFC Holder and any person claiming through or under a VFC Holder is deemed to have notice of and is bound by, all the provisions contained in the Deed and the Security Trust Deed.

1.	Interpretation

1.1	Definitions

The following words have these meanings in these Terms and Conditions unless the contrary intention appears.

1 Month Tranche VFC Portion means, in relation to an Interest Period, the portion of the Outstanding Principal Amount of the VFCs (expressed as an amount in Australian dollars) which the Issuer has notified to the Subscribers in writing as constituting the 1 Month Tranche VFC Portion  for that Interest Period in accordance with condition 3.5(a).

2 Month Tranche VFC Portion means, in relation to an Interest Period, the portion of the Outstanding Principal Amount of the VFCs (expressed as an amount in Australian dollars) which the Issuer has notified to the Subscribers in writing as constituting the 2 Month Tranche VFC Portion for that Interest Period in accordance with condition 3.5(a).

3 Month Tranche VFC Portion means, in relation to an Interest Period, the portion of the Outstanding Principal Amount of the VFCs (expressed as an amount in Australian dollars) which the Issuer has notified to the Subscribers in writing as constituting the 3 Month Tranche VFC Portion for that Interest Period in accordance with clause 3.5(a) or which is otherwise deemed as such under condition 3.5(b).

Alternative Day Tranche VFC Portion means, in relation to an Interest Period, the portion of the Outstanding Principal Amount of the VFCs (expressed as an amount in Australian dollars) which the Issuer has notified to the Subscribers in writing as constituting the Alternative Day Tranche VFC Portion for that Interest Period in accordance with condition 3.5(a).

Australian dollars, dollars or A$ means the lawful currency of Australia from time to time.

Business Day Convention in respect of a VFC, means the convention known as Modified Following or Modified which provides that the date will be the following Business Day unless that day falls in the next calendar month, in which case that date will be the preceding Business Day.

Day Count Basis means, in respect of the calculation of an Interest Amount, for an Interest Period, the actual number of days in the Interest Period (including the first day but excluding the last day of that Interest Period) divided by 365 (or, if any portion of that period falls in a leap year, the sum of (i) the actual number of days in that portion of the period falling in a leap year divided by 366; and (ii) the actual number of days in that portion of the period falling in a non-leap year divided by 365).

GST means any goods and services or similar tax, together with any related interest, penalties, fines or other charge.

Interest Accrual Date means, the date specified in the relevant Pricing Supplement as the date on and from which interest accrues on that VFC.

Interest Amount means, in relation to a VFC and a Tranche, the amount of interest payable in respect of the VFC and that Tranche as determined under condition 3.3.

Interest Payment Date means:

(a)
in relation to a Tranche which has been notified by the Issuer to be a 1 Month Tranche VFC Portion, initially the first Payment Date following the Issue Date of the VFC to which the 1 Month Tranche VFC Portion relates and subsequently every Payment Date thereafter;

(b)
in relation to a Tranche which has been notified by the Issuer to be a 2 Month  Tranche VFC Portion, initially the second Payment Date following the Issue Date of the VFC to which the 2 Month Tranche VFC Portion relates and subsequently every second Payment Date thereafter;

(c)
in relation to a Tranche which has been notified by the Issuer to be a 3 Month Tranche VFC Portion, initially the third Payment Date following the Issue Date of the VFC to which the 3 Month Tranche VFC Portion relates and subsequently every third Payment Date thereafter; and

(d)	in relation to a Tranche which has been notified by the Issuer to be an Alternative Day Tranche VFC Portion, each date notified as such by the Issuer to the Subscribers under clause 3.5(c),

provided that the last Interest Payment Date for a Tranche will be the Maturity Date for the VFCs.

Interest Period means

(a)	in relation to the first Interest Period and a Tranche, the period commencing on (and including) the Issue Date and ending on (and excluding) the following Interest Payment Date for that Tranche;

(b)
in relation to the final Interest Period and a Tranche, the period commencing on (and including) the Interest Payment Date for that Tranche immediately preceding the Maturity Date and ending on (and excluding) the Maturity Date; and

(c)
in relation to each other Interest Period and a Tranche, each period commencing on (and including) an Interest Payment Date for that Tranche and ending on (and excluding) the following Interest Payment Date for that Tranche.

Interest Rate means, in relation to a VFC and a Tranche, the rate of interest (expressed as a per cent per annum) payable in respect of the VFC and that Tranche specified in or calculated or determined in accordance with the provisions of the relevant Pricing Supplement.

Issue Date means, in relation to a VFC, the date recorded or to be recorded in the Register as the date on which the VFC is issued (being the date specified as the ‘Issue Date’ in the relevant Pricing Supplement).

Issue Price means, in relation to a VFC, the issue price specified in, or calculated or determined in accordance with the provisions of, the relevant Pricing Supplement.

Maturity Date means, in relation to a VFC, the date specified in the relevant Pricing Supplement as the date for redemption of that VFC, or such other date as the Issuer and the VFC Holders agree in writing.

Outstanding Principal Amount means, in relation to a VFC, the principal amount outstanding on that VFC from time to time.

Payment Date means the 20th day of each calendar month, adjusted, if necessary, in accordance with the Business Day Convention.

Pricing Supplement means:

(a)	the pricing supplement prepared in relation to the VFCs confirmed in writing by the Issuer and dated 24 August 2007; and

(b)	any other pricing supplement prepared in relation to the VFCs confirmed in writing by the Issuer after the Effective Date (as defined in the Umbrella Amending and Termination Deed).

Record Date means, in the case of payments of interest or principal, the seventh calendar day before the relevant date for payment or such other date that may be specified in the relevant Pricing Supplement.

Redemption Amount means in relation to a VFC, the Outstanding Principal Amount or such other redemption amount as may be specified in or calculated or determined in accordance with the provisions of the relevant Pricing Supplement.

Register means a register of VFC Holders maintained by the Servicer in which is entered the name and address of VFC Holders whose VFCs are carried on that Register, the amount of VFCs held by each VFC Holder, the date of issue and transfer of those VFCs and any other particulars which the Servicer sees fit.

Security means:

(a)	the security constituted by the Security Trust Deed; and

(b)	each Collateral Security.

Security Trustee means BNY Trust (Australia) Registry Limited (ACN 000 334 636).

Security Trust Deed means the deed so entitled dated 22 August 2007 between the Issuer and the Security Trustee.

Tax Act means the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth).

Tranche means each:

(a)	1 Month Tranche VFC Portion;

(b)	2 Month Tranche VFC Portion;

(c)	3 Month Tranche VFC Portion; and

(d)	Alternative Day Tranche VFC Portion.

Transfer and Acceptance Form means such form as the VFC Holders adopt in line with the then current market practice to effect a transfer of VFCs.

VFC means a variable funding certificate evidencing the rights of an investor to be paid certain moneys under the Deed, title to which is recorded in and evidenced by an inscription in the Register.

VFC Holder means a person whose name is for the time being entered in the Register as a holder of a VFC.

1.2	Deed provisions

Clauses 1.2 and 1.3 of the Deed apply to these Terms and Conditions except that each reference in them to this Deed is to be read as if it were a reference to these Terms and Conditions.

1.3	GST

(a)
All payments to be made by the Issuer in respect of the VFCs are to be made without regard to GST.  If all or any part of such payment is the consideration for a taxable supply for GST purposes then, when the Issuer makes that payment, it must pay to the relevant VFC Holder an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10%).

(b)
To the extent that GST is payable under paragraph (a) above and the relevant VFC Holder is registered for GST, that VFC Holder will promptly provide to the Issuer a tax invoice complying with the relevant GST legislation.

2.	Form, title and status

2.1	Form

Each VFC is issued in registered form.  The holders of those VFCs are recorded in the Register.  Each VFC is a separate debt of the Issuer and may be transferred separately from any other VFC.

2.2	Registered owners

(a)
The person whose name is inscribed in the Register as the registered owner of any VFC from time to time will be treated by the Issuer as the absolute owner of such VFC for all purposes whether or not any payment in relation to such VFC is overdue and regardless of any notice of ownership, trust or any other interest inscribed in the Register.

(b)
Upon a person acquiring title to a VFC by virtue of becoming registered as the owner of that VFC, all rights and entitlements arising by virtue of the Deed in respect of that VFC vest absolutely in the registered owner of the VFC, so that no person who has previously been registered as the owner of the VFC nor any other person has or is entitled to assert against the Issuer or the registered owner of the VFC for the time being and from time to time any rights, benefits or entitlements in respect of the VFC.

2.3	Currency and denominations

(a)	VFCs will be denominated in Australian dollars.

(b)	VFCs will be issued in minimum denominations as specified in the relevant Pricing Supplement.

(c)
In the case of VFCs issued in Australia, those VFCs may only be issued if the consideration payable to the Issuer by the relevant VFC Holder is a minimum of A$500,000 (disregarding amounts, if any, lent by the Issuer or other person offering the VFCs or its associates (within the meaning of those expressions in Part 6D.2 of the Corporations Act)) or otherwise in a manner which does not require disclosure to be made under Section 708 of the Corporations Act.

2.4	Inscription conclusive

Each inscription in the Register in respect of a VFC is:

(a)	sufficient and conclusive evidence to all persons and for all purposes that the person whose name is so inscribed, is the registered owner of the VFC;

(b)
for the benefit of the relevant VFC Holder, evidence that a separate and individual acknowledgement by the Issuer of its Finance Debt to that person is constituted by the Deed and of the vesting in such person of all rights vested in a VFC Holder by the Deed; and

(c)
evidence that the person whose name is so inscribed is entitled to the benefit of an unconditional and irrevocable undertaking and promise by the Issuer to be constituted by the Deed, that the Issuer will make all payments of principal and interest (if any) in respect of the VFC in accordance with these Terms and Conditions.

2.5	Manifest errors

The making of, or the giving effect to, a manifest error in an inscription into the Register will not avoid the constitution, issue or transfer of a VFC.  The Issuer shall procure that the Servicer correct any manifest error of which it becomes aware.

2.6	No certificate

(a)
Except as permitted under paragraph (b) below, no certificate or other evidence of title shall be issued by or on behalf of the Issuer to evidence title to a VFC unless the Issuer determines that certificates should be made available or that it is required to do so under any applicable law or regulation.

(b)
The Issuer agrees, on request by a VFC Holder, to provide to the VFC Holder, at the Issuer's expense, a certified extract of the particulars entered on the Register in relation to that VFC Holder and the VFCs held by it.

2.7	Status

The VFCs are direct, unsubordinated obligations of the Issuer secured by the Security.  The VFCs rank at least equally with all present and future unsubordinated and unsecured obligations of the Issuer.

3.	Interest

3.1	Period of accrual of interest

Interest accrues on VFCs, from the relevant Interest Accrual Date at the applicable Interest Rate.  Interest ceases to accrue on such VFCs from the relevant Maturity Date unless default is made in the payment of any principal amount in respect of such VFCs.  In that event any overdue principal of a VFC continues to bear interest at the default rate specified in the relevant Pricing Supplement, both before and after any judgement, until it is paid in full to the relevant VFC Holder.

3.2	Payment Dates

The Issuer shall pay interest on each relevant Interest Payment Date.

3.3	Calculation of Interest Amount

In respect of a VFC and a Tranche, the Interest Amount must be calculated by applying the applicable Interest Rate to the Outstanding Principal Amount of each applicable VFC or the portion of the Outstanding Principal Amount of each applicable Tranche, multiplying such sum by the Day Count Basis for the relevant Interest Period and rounding the resultant figure to the nearest cent (half a cent being rounded downwards).

3.4	Notification of Interest Rate and Interest Amount

The Issuer will, if requested in writing by a VFC Holder, notify that VFC Holder of the Interest Rate, the Interest Amount and the relevant Interest Payment Date in respect of the VFCs and any Tranche.

3.5	Interest Period

(a)
Subject to paragraph (b) below, at least 2 Business Days prior to an Interest Payment Date for a Tranche, the Issuer must ensure that all amounts which constitute the Outstanding Principal Amounts of the VFCs which form part of such Tranche have been notified to the VFC Holders in writing as constituting any one or more of the following:

(i)	a 1 Month Tranche VFC Portion;

(ii)	a 2 Month Tranche VFC Portion;

(iii)	a 3 Month Tranche VFC Portion; or

(iv)	an Alternative Day Tranche VFC Portion,

for the purposes of the period commencing on that Interest Payment Date.

(b)
Any amounts which constitute the Outstanding Principal Amounts of the VFCs for which the Issuer fails to provide notice in writing as constituting a Tranche in accordance with paragraph (a) above shall be deemed to constitute a 3 Month Tranche VFC Portion for the relevant Interest Period.

(c)
If the Issuer notifies the VFC Holders that the Outstanding Principal Amounts of the VFCs constitute an Alternative Day Tranche VFC Portion in accordance with paragraph (a)(iv) above, the relevant notice must specify each Interest Payment Date for such Alternative Day Tranche VFC Portion provided that each such Interest Payment Date must not be more than 3 months from the date of that notice.

4.	Transfers

4.1	Transferable Amount

VFCs may be transferred in whole only in accordance with these Terms and Conditions.  Unless otherwise specified in the relevant Pricing Supplement, the VFCs are transferable in integral multiples of A$10,000 subject to a minimum amount payable of A$500,000 (disregarding amounts, if any, lent by the Issuer or other person offering the VFCs or its associates (within the meaning of those expressions in Part 6D.2 of the Corporations Act)) for transfers of VFCs in, to or from Australia unless the transfer is otherwise in a manner which does not require disclosure under Section 708 of the Corporations Act.

4.2	Transfers of VFCs

VFCs are transferable without the consent of the Issuer.

4.3	Transfer and Acceptance Forms for VFCs

Subject to condition 4.4, a VFC is transferable in whole (but not in part) by a duly completed and (if applicable) stamped Transfer and Acceptance Form. Unless a contrary intention is expressed in a Transfer and Acceptance Form, all contracts relating to the transfer of VFCs are governed by the laws applicable to the VFCs.  The Issuer is not obliged to stamp the Transfer and Acceptance Form.

4.4	Registration requirements for transfer

Every Transfer and Acceptance Form in respect of VFCs must be:

(a)	signed by the transferor and the transferee;

(b)	delivered to the office of the Issuer for registration;

(c)	accompanied by such evidence as the Issuer may reasonably require to prove the title of the transferor or the transferor's right to transfer those VFCs; and

(d)	duly stamped, if necessary.

4.5	Registration of transfers

Subject to this condition 4, the Issuer must ensure that the Servicer registers a transfer of VFCs. Upon entry of the name of the transferee in the Register, the Issuer must recognise the transferee as the VFC Holder entitled to the VFCs the subject of the transfer.  Entry of the transferee’s name in the Register constitutes conclusive proof of ownership by that transferee of those VFCs.  The transferor remains the owner of the relevant VFCs until the transferee’s name is entered in the Register in respect of those VFCs.

4.6	No fee

No fee or other charge is payable to the Issuer in respect of the transfer or registration of any VFC, provided taxes, duties or other governmental charges (if any) imposed in relation to such transfer or registration have been paid.

4.7	Destruction

Any Transfer and Acceptance Form may be destroyed by the Issuer after the entry in the Register of the particulars set out in the Transfer and Acceptance Form.

4.8	Deceased persons

The Issuer may decline to give effect to a transfer of any VFCs entered in the Register in the name of a deceased person who has two or more personal representatives unless the Transfer and Acceptance Form is executed by all of them.

5.	Redemption and purchase

5.1	Maturity

Unless previously redeemed or purchased and cancelled in accordance with these Terms and Conditions, the Issuer must redeem each VFC on its Maturity Date at its Redemption Amount.

5.2	Purchase

The Issuer may at any time purchase VFCs in the open market, by tender to all or some only of the VFC Holders or by private agreement.  VFCs purchased by or for the account of the Issuer may be cancelled or re-sold (and may be held pending resale), at the option of the Issuer.

6.	Payments

6.1	Payments to VFC Holders

All payments under a VFC must be made by the Issuer:

(a)	to the account notified by the relevant VFC Holder to the Issuer or, in the absence of that notification by close of business on the relevant Record Date, by direct bank transfer:

(i)	on the relevant Interest Payment Date (in the case of payments of interest); or

(ii)	on the due date for redemption or repayment (in the case of repayments of principal) in accordance with the VFC Subscription Agreement,

to the VFC Holder of such VFC appearing in the Register as at 5:00pm on the relevant Record Date; and

(b)	without set-off or counterclaim or any other deduction unless required by law.

6.2	Method of Payment

A payment made by electronic transfer is for all purposes taken to be made when the Issuer gives an irrevocable instruction for the making of that payment by electronic transfer, being an instruction which would be reasonably expected to result, in the ordinary course of banking business, in the relevant funds reaching the account of the VFC Holder on the same day as the day on which the instruction is given.

6.3	Business Days

(a)	If a payment is due under a VFC on a day which is not a Business Day the date for payment will be adjusted according to the Business Day Convention applicable to that VFC.

(b)
If payment is to be made to an account on a day on which banks are not open for general banking business in the city in which the account is located, the VFC Holder is not entitled to payment of such amount until the next day on which banks in such city are open for general banking business and is not entitled to any interest or other payment in respect of any such delay.

6.4	Payments subject to fiscal laws

All payments are subject to condition 7 and to any applicable fiscal or other laws and regulations.

7.	Taxation

7.1	Payments made free and clear

Payments in respect of the VFCs are subject in all cases to applicable provisions of fiscal and other laws and regulations.  All payments under the VFCs must be made free and clear of, and without deduction for, or by reference to, any present or future taxes of any Government Agency of Australia or any political subdivision or taxing authority in it unless required by law.

7.2	Tax file number or Australian business number

The Issuer or any person making payments on behalf of the Issuer may deduct tax-at-source on interest payments to a VFC Holder at the rate required by the Tax Act unless the Issuer receives written notice of the VFC Holder's tax file number or Australian business number (if any) or evidence of any exemption the VFC Holder may have from the need to advise the Issuer of its tax file number or Australian business number (if any). The tax file number, Australian business number or appropriate evidence (as the case may be) must be received by the Issuer on or before the Record Date in respect of each relevant Payment Date.

8.	Register

8.1	Issuer's Role in relation to the Register

The Issuer agrees, subject to any relevant Pricing Supplement, to procure the Servicer do the following things:

(a)	establish and maintain the Register in Sydney;

(b)	enter or cause to be entered in the Register:

(i)	the name and address of each VFC Holder and the respective amounts of VFCs held by them;

(ii)	any increase or decrease in the Outstanding Principal Amount of the VFC made in accordance with the Transaction Documents;

(iii)	the information specified in the relevant Pricing Supplement in respect of the relevant VFCs;

(iv)	the date on which a person becomes a VFC Holder;

(v)	the date on which a person ceases to be a VFC Holder; and

(vi)	the date on which each relevant VFC is redeemed or is purchased and cancelled.

8.2	Multiple VFC Holders

No VFC may be held by more than one person.

8.3	VFC Holder Change of Address

A VFC Holder must promptly notify any change of address to the Issuer with a copy to the Servicer.

8.4	Closing of Register

The registration of the transfer of a VFC may be suspended by the Servicer on behalf of the Issuer (and the Register shall be closed for the purpose of determining entitlements to payment) after the close of business on the Record Date in respect of each Payment Date (if any) and each Maturity Date of the VFC or such lesser number of days as may be agreed by the Servicer on behalf of the Issuer and notified promptly by the Issuer to the VFC Holders.

8.5	Transfer on death, bankruptcy or liquidation of VFC Holder

The Issuer must procure the Servicer to register a transfer of a VFC to or by a person who is entitled to do so in consequence of:

(a)	the death or bankruptcy (in the case of natural persons) or the liquidation or winding up (in the case of a corporation) of a VFC Holder; or

(b)	the making of any vesting orders by a court or other judicial or quasi judicial body,

in accordance with any applicable laws and upon such evidence as the Issuer or the Servicer may require.

8.6	Trusts

Except as provided by statute or as required by order of a court of competent jurisdiction, no notice of any trust (whether express, implied or constructive) may be entered in the Register in respect of a VFC and neither the Servicer nor the Issuer is obliged to recognise any trust.

9.	Undertakings

The Issuer shall comply with all its obligations under the Transaction Documents, including the cash flow methodology in the VFC Subscription Agreement.

10.	Events of Default

10.1	Enforcement

After the occurrence of an Issuer Event of Default, the Voting Chargee may declare the Outstanding Principal Amount of each VFC to be due and payable.  Upon that occurring, subject to the Security Trust Deed, the Voting Chargee may instruct the Security Trustee by Extraordinary Resolution to enforce the Security.

10.2	No action unless through Security Trustee

No VFC Holder may take any action against the Issuer to enforce its rights in respect of the VFCs otherwise than in accordance with the Security Trust Deed.

10.3	Notification of Issuer Event of Default

If an Issuer Event of Default occurs, the Issuer must promptly after becoming aware of it, notify the Voting Chargee and the Security Trustee of the occurrence of the Issuer Event of Default (specifying details of it).

11.	Time limit for claims

A claim against the Issuer for a payment under a VFC is void unless made within five years of the due date for that payment or the date, if later, on which that payment is fully provided for by the Issuer.

12.	Notices

12.1	Issuer, etc

A notice or other communication to the Issuer, the VFC Holders, the relevant Subscriber or the Security Trustee in connection with a VFC:

(a)	must be in writing addressed as follows:

(i)	if to the Issuer, to:

Address:	Level 2

15 Bourke Road

Mascot NSW 2020

Facsimile:	+61 2 9353 9017
Attention:	George Proos, Vice President and Managing Director

with a copy to:

Address:	World Headquarters

6 Sylvan Way

Parsippany

NJ 07054

United States of America

Facsimile:	+1 973-496-3560
Attention:	Treasury Department, U.S.A

and with a copy to:

Address:	Private Bag 92809

Penrose

Auckland 6

New Zealand

Facsimile:	+64 9 526 2828
Attention:	Treasury Department, New Zealand

(ii)	if to a VFC Holder, to the address (and details, if any) determined in accordance with Condition 12.2(a);

(iii)	if to a Subscriber, to the address (and details, if any) determined in accordance with Condition 12.3; and

(iv)	if to the Security Trustee, to:

Address:	Level 2, 35 Clarence Street, Sydney, New South Wales, 2000

Facsimile:                       +61 2 8295 8649

Attention:                       The Head of Relationship Management; and

(b)
is taken to be given or made, as the case may be, on the date it is received (which, in the case of a facsimile is deemed to be the time indicated in a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Condition 12) except that if it is received after 4.00pm in the place of receipt or on a day which is not a Business Day in that place it is taken to be received on the next succeeding Business Day in that place.

12.2	VFC Holders

A notice or other communication to a VFC Holder in connection with a VFC:

(a)
must be in writing and may be given by prepaid post or delivery to the address of the VFC Holder as shown in the Register at the close of business 7 days prior to the despatch of the relevant notice or communication; and

(b)	is taken to be given or made, as the case may be, on the date the notice or other communication is so posted or delivered, as the case may be.

12.3	Subscribers

A notice or other communication to a Subscriber in connection with a VFC must be in writing and addressed as follows:

(a)	if to Westpac Banking Corporation, to:

Address:	Level 2, 275 Kent Street, Sydney, New South Wales, 2000

Facsimile:	+61 2 8254 6941

Attention:	Director/Associate Director, Structured and Asset Finance (2M15);

(b)	if to Commonwealth Bank of Australia, to:

Address:	Level 23, 201 Sussex Street, Sydney, New South Wales, 2000

Facsimile:	+61 2 9118 1005

Attention:	Head of Operations, Corporate Finance Securitisation;

and

(c)	if to Bank of America, N.A. (Australia Branch), to:

Address:	Level 63, MLC Centre, 19-29 Martin Place, Sydney,

New South Wales, 2000

Facsimile:	+61 2 9221 5781

Attention:                      Operations- Phil Katipunan/Jay Wong;

with a copy to:

Company:	Merrill Lynch International Australia

Address:	Level 38, Governor Phillip Tower, 1 Farrer Place, Sydney,

New South Wales, 2000

Facsimile:                      +61 2 9221 5781

Attention:                      Matthew Cooke and John Debevec.

13.	Meetings of VFC Holders

Meetings of VFC Holders may be convened in accordance with the meeting provisions in the Security Trust Deed.  Any such meeting may consider any matters affecting the interests of VFC Holders, including, without limitation, the variation of the terms of the VFCs and the granting of approvals, consents and waivers, and the declaration of an Issuer Event of Default.

14.	Amendments

These Terms and Conditions and the Pricing Supplement may be amended only in accordance with the Security Trust Deed.

15.	Further issues

The Issuer may from time to time and without the consent of the VFC Holders create and issue further VFCs or securities or other similar instruments.

16.	Governing law, jurisdiction

16.1	Governing Law

The VFCs are governed by the law in force in New South Wales.

16.2	Jurisdiction

The Issuer and the VFC Holders irrevocably and unconditionally submit to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them.

Each attorney executing this Deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

EXECUTED as a deed poll in Sydney.

ISSUER

SIGNED SEALED and DELIVERED	)
on behalf of AB Funding Pty Ltd	)
) )
by its attorney in the presence of:	)

Witness	Signature

Print name	Print name

Signing page

Executed as a deed

Issuer
Signed sealed and delivered by AB Funding Pty Ltd by its attorney
sign here ►	/s/ George J. Proos
Attorney
print name	George J. Proos
in the presence of
sign here ►	/s/ Cress John Dawson
Witness
print name	Cress John Dawson

Servicer and WTH
Signed sealed and delivered by W T H Pty Ltd by its attorney
sign here ►	/s/ George J. Proos
Attorney
print name	George J. Proos
in the presence of
sign here ►	/s/ Cress John Dawson
Witness
print name	Cress John Dawson

BRAC
Signed sealed and delivered by Budget Rent A Car Australia Pty Ltd by its attorney
sign here ►	/s/ George J. Proos
Attorney
print name	George J. Proos
in the presence of
sign here ►	/s/ Cress John Dawson
Witness
print name	Cress John Dawson

Security Trustee
Signed sealed and delivered by BNY Trust (Australia) Registry Limited by its attorney
sign here ►	/s/ Andrea Ruver
Attorney
print name	Andrea Ruver
in the presence of
sign here ►	/s/ Simon Schuler
Witness
print name	Simon Schuler

VFC Subscriber, Existing VFC Holder and Westpac
Signed sealed and delivered by Westpac Banking Corporation by its attorney
sign here ►	/s/ Philip McEwen	/s/ Michael Moloney
	Attorney	Attorney
print name	Philip McEwen	Michael Moloney
	in the presence of	in the presence of
sign here ►	/s/ Richard Kouch	/s/ Richard Kouch
	Witness	Witness
print name	Richard Kouch	Richard Kouch

VFC Subscriber, Existing VFC Holder and CBA
Signed sealed and delivered by Commonwealth Bank of Australia by its attorney
sign here ►	/s/ Elizabeth Lovell
Attorney
print name	Elizabeth Lovell
in the presence of
sign here ►	/s/ Sally Ng
Witness
print name	Sally Ng

VFC Subscriber, New VFC Holder and BANA
Signed sealed and delivered by Bank of America, N.A. (Australia Branch) by its attorney
sign here ►	/s/ Charles Wenmohs
Attorney
print name	/s/ Charles Wenmohs
in the presence of
sign here ►	Alexandra Hunter
Witness
print name	Alexandra Hunter